Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BETWEEN

EACH PARTY LISTED AS A “SELLER” ON SCHEDULE I

AS SELLER

AND

NIC ACQUISITIONS LLC

AS PURCHASER

June 22, 2015

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		1
ARTICLE II PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT		1
2.1	Purchase and Sale	1
2.2	Purchase Price and Deposit	2
2.3	Escrow Provisions Regarding Deposit	2
ARTICLE III PURCHASER DILIGENCE		3
3.1	Data Site	3
3.2	Property Contracts	3
ARTICLE IV TITLE		4
4.1	Title Documents	4
4.2	Survey	4
4.3	Permitted Exceptions	4
4.4	Existing Mortgages & Liens/Security Instruments	4
4.5	Subsequently Disclosed Exceptions	5
ARTICLE V CLOSING		6
5.1	Closing Date	6
5.2	Seller Closing Deliveries	7
5.3	Purchaser Closing Deliveries	8
5.4	Closing Prorations and Adjustments	9
5.5	Post-Closing Adjustments	12
5.6	Withholding Rights	12
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER		13
6.1	Seller’s Representations	13
6.2	AS-IS	19
6.3	Representations and Warranties of Purchaser	20
ARTICLE VII ADDITIONAL COVENANTS OF SELLER AND PURCHASER		22
7.1	Interim Operating Covenants	22
7.2	Liens	22
7.3	Transactions	22
7.4	Notice of Breach	22
ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING		22
8.1	Purchaser’s Conditions to Closing	22
8.2	Seller’s Conditions to Closing	24
ARTICLE IX TERMINATION AND ABANDONMENT		25
9.1	Termination of this Agreement	25
9.2	Procedure Upon Termination	25
ARTICLE X DEFAULTS AND REMEDIES		25
10.1	Purchaser Default	25
10.2	Seller Default	26
ARTICLE XI RISK OF LOSS OR CASUALTY		27
11.1	Closing	27
11.2	Repairs	27
ARTICLE XII EMINENT DOMAIN		27

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ARTICLE XIII INDEMNIFICATION & SURVIVAL PROVISIONS		28
13.1	Effective Date; Survival	28
13.2	Indemnification by Seller	28
13.3	Indemnification by Purchaser	28
13.4	Limitations on Indemnification	29
13.5	Indemnification Procedures	30
13.6	Tax Treatment	32
13.7	Exclusive Remedy	32
13.8	Manner of Payment	32
13.9	REIT Savings Clause	32
13.10	Brokerage	33
ARTICLE XIV MISCELLANEOUS		33
14.1	Binding Effect of Agreement	33
14.2	Exhibits; Schedules	33
14.3	Assignability	33
14.4	Captions	34
14.5	Number and Gender of Words	34
14.6	Notices	34
14.7	Governing Law and Venue	35
14.8	Entire Agreement	36
14.9	Amendments	36
14.10	Severability	36
14.11	Multiple Counterparts/Facsimile Signatures	36
14.12	Construction	36
14.13	Confidentiality/Press Releases.	36
14.14	Time of the Essence	37
14.15	Waiver	37
14.16	Time Periods	37
14.17	No Personal Liability of Officers, Trustees or Directors	37
14.18	No Recording	38
14.19	Relationship of Parties	38
14.20	Non-Solicitation	38
14.21	Survival	38
14.22	Multiple Purchasers	38
14.23	Multiple Sellers/Purchasers	38
14.24	Seller Guarantor	38
14.25	Post-Closing Cooperation	40
14.26	Further Assurances	40
14.27	Bulk Sales Laws	41
14.28	WAIVER OF JURY TRIAL	41

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Legal Description
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of Bill of Sale
Exhibit D	Form of General Assignment and Assumption
Exhibit E	Form of Assignment and Assumption of Resident Agreements
Exhibit F	Form of Bring Down Certificate
Exhibit G	Form of Certification of Non-Foreign Status
Exhibit H	Form of Resident Notification
Exhibit I	Property Contracts List
Exhibit J	Form of Management Agreement
Exhibit K	Assigned Contracts
Exhibit L	Third Party Reports
Exhibit M	Property Questionnaire
Exhibit N	Form of Facility Owner Interest Assignment

SCHEDULES

Schedule I	Sellers; Facility Names; Facility Owners and Locations
Schedule 5.4.4	CapEx Difference Multiple
Schedule 6.1.3	Condemnation; Proceedings
Schedule 6.1.4	Assigned Contract Defaults
Schedule 6.1.7	Notices from Governmental Agencies
Schedule 6.1.11	Required Consents
Schedule 6.1.13	Permits
Schedule 6.1.15	Property Statements
Schedule 6.1.22	Environmental Matters
Schedule 6.1.23	Facility Owner Organizational Structure
Schedule 6.1.26	Orders, Decrees and Judgments Pending Against Facility Owners

ANNEXES

Annex 1	Defined Terms

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 22nd day of June, 2015 (the “Effective Date”), by and among each party listed as a “Property Seller” on Schedule I-A attached hereto and made a part hereof, and each party listed as an “Entity Seller” on Schedule I-B attached hereto and made a part hereof, each having a principal address at c/o 5885 Meadows Road, Suite 500, Lake Oswego, Oregon 97035 (each Property Seller and each Entity Seller, individually or collectively, as the context requires, “Seller”), and NIC Acquisitions LLC, a Delaware limited liability company (“Purchaser”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:

RECITALS

Each Property Seller owns the real property identified on Schedule I-A, as more particularly described in Exhibit A-1 attached hereto and made a part hereof, together with the Facilities (as hereinafter defined) located thereon and identified on Schedule I-A (the Land and Improvements described on Schedule I-A, the “Acquired Real Property”). Each Entity Seller owns all of the limited partnership or limited liability company interests in each of the entities listed on Schedule I-B (each, a “Facility Owner” and such interests, the “Facility Owner Interests”), and each Facility Owner is the owner of the real property identified on Schedule I-B, as more particularly described in Exhibit A-2 attached hereto and made a part hereof, together with the Facilities (as hereinafter defined) located thereon and identified on Schedule I-B. Seller desires to sell, and Purchaser desires to purchase, the Acquired Real Property and the Facility Owner Interests on the terms and conditions set forth below. At Seller’s sole election exercisable by delivery of written notice to Purchaser not less than ten (10) days prior to the Closing Date, Seller may elect to modify this Agreement to cause any Facility Owner to become a Property Seller or any Property Seller to become a Facility Owner, and in such event (i) Seller and Purchaser shall make the necessary changes to this Agreement to reflect such modification and (ii) Purchaser shall cause the applicable Facility Owner to join as a party to this Agreement.

ARTICLE I

DEFINED TERMS

Unless otherwise defined herein, any term with its initial letter capitalized in this Agreement shall have the meaning set forth in Annex 1 attached hereto and made a part hereof.

ARTICLE II

PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1 Purchase and Sale. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Agreement. Purchaser agrees that Seller, the Manager or their respective Affiliates are the sole owners of all right, title and interest in and to the Seller Marks

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(or have the right to use such Seller Marks pursuant to license agreements with third parties), that the Property shall not include the Seller Marks and that no right, title or interest in or to the Seller Marks is granted, transferred, assigned or conveyed as a result of this Agreement. Purchaser further agrees that Purchaser will not use the Seller Marks for any purpose. Notwithstanding anything to the contrary contained herein, Seller shall not sell, assign, transfer, convey or deliver to Purchaser, and Purchaser shall not purchase, and the Property shall not include, any of the Sellers’ right, title and interest in the Excluded Assets.

2.2 Purchase Price and Deposit. The total purchase price (“Purchase Price”) for the Property shall be an amount equal to Six Hundred Forty Million and 00/100 Dollars ($640,000,000.00), payable by Purchaser, as follows:

2.2.1. At or prior to the execution of this Agreement, and as a condition to the effectiveness and enforceability of this Agreement, Purchaser shall deliver to First American Title Insurance Company (“Escrow Agent” or “Title Company”) a deposit in the amount of Five Million and 00/100 Dollars ($5,000,000.00) (together with all interest and income accrued thereon, the “Initial Deposit” and, together with the Additional Deposit, the “Deposit”) by wire transfer of immediately available funds.

2.2.2 The balance of the Purchase Price, subject to adjustments required by this Agreement, shall be paid to and received by Escrow Agent by wire transfer of immediately available funds no later than 1:00 p.m., Central Time, on the Closing Date.

2.2.3 Each of Seller and Purchaser agrees that the allocation of the Purchase Price between and among the items comprising the Property will be the amounts set forth in the allocation statement jointly prepared and mutually and reasonably agreed upon by Seller and Purchaser as soon as practicable following the Effective Date (the “Allocation Statement,” and that portion of the Purchase Price allocated to each Facility, the “Allocated Purchase Price” for such Facility), which Allocation Statement shall be prepared in a manner consistent with Section 1060 of the Code and the treasury regulations thereunder. Neither Seller nor Purchaser shall take a position in any tax return, examination, or administrative or judicial proceeding relating to any tax return that is inconsistent with the Allocation Statement unless required by applicable law or pursuant to a good faith resolution of a tax contest.

2.2.4 All currency amounts set forth in this Agreement are expressed in United States Dollars.

2.2.5 The provisions of this Section 2.2 shall survive the Closing.

2.3 Escrow Provisions Regarding Deposit.

2.3.1 The Deposit shall be held and applied by Escrow Agent in accordance with the Escrow Agreement among Escrow Agent, Seller and Purchaser being executed on the Effective Date in the form of Exhibit B (the “Escrow Agreement”).

2.3.2 The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

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2.3.3 The parties shall deliver to Escrow Agent an executed copy of this Agreement.

ARTICLE III

PURCHASER DILIGENCE

3.1 Data Site.

3.1.1 Purchaser agrees and acknowledges that (i) prior to the Effective Date, Seller has granted Purchaser and its representatives access to the Data Site, and Seller has afforded Purchaser and each of its agents and representatives an opportunity to review the Property, including the Facility Ownership Interests and each of the Facilities and the documentation, contracts, agreements, reports, third party deliveries, financials and other information related thereto provided on the Data Site (collectively, the “Materials”), (ii) Purchaser has reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Land and Improvements), reports, investigations and inspections as it deems appropriate in connection with its purchase of the Property and (iii) Purchaser has completed such review, and all of its diligence with respect to the Property, to its satisfaction. Purchaser agrees and acknowledges that, except as expressly set forth in the Seller’s Representations, Purchaser shall acquire, at the Closing, the Property, subject to the risk that Purchaser has failed to completely and adequately review and consider any or all of the Materials, any physical and/or other inspections of the Property and/or any other information.

3.1.2 Purchaser agrees and acknowledges that, except as expressly set forth in the Seller’s Representations, Seller makes no representations or warranties with respect to the Property (or any portion thereof), the operation, management and/or leasing of the Property, or concerning any statements made or information delivered or made available to Purchaser (whether by Seller, any of its Affiliates or any agents, representatives, consultants or advisors of any of the foregoing, or any other Person) with respect to the Property (or any portion thereof) or the business of Seller, whether included as part of the Materials or any other information disclosed to the Purchaser or otherwise, and all such representations and warranties are hereby expressly excluded and disclaimed. Purchaser agrees and acknowledges that, except as expressly set forth in the Seller’s Representations, all Materials are and were provided for informational purposes only, and Purchaser shall not in any way be entitled to rely upon the completeness or accuracy of the Materials, and will instead in all instances rely exclusively on its own inspections, consultants and advisors with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

3.2 Property Contracts. Purchaser shall pay all fees, charges and related costs in connection with the assignment of any Assigned Contract to Purchaser and any other Property Contract of any Facility Owner. Notwithstanding anything to the contrary contained in this Agreement, no Property Seller shall have the obligation to assign to Purchaser any Property Contract of such Property Seller if Seller and Purchaser have been unable to obtain any consent to such assignment required by the terms of such Property Contract and, in such case of the failure to obtain any such required consent to assign such Property Contract, the parties shall consummate the Transactions by excluding such Property Contract from the Assigned Contracts without any reduction in the Purchase Price.

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ARTICLE IV

TITLE

4.1 Title Documents. Prior to the Effective Date, Seller has caused to be delivered to Purchaser, with respect to each Facility, a standard form commitment or preliminary title report (each, a “Title Commitment”) to provide a Title Policy with respect to such Facility, together with copies of all instruments identified as exceptions therein (together with each Title Commitment, collectively, the “Title Documents”).

4.2 Survey. Prior to the Effective Date, Seller has delivered to Purchaser the most current existing survey in Seller’s possession with respect to the Land and Improvements for each of the Facilities (each, an “Existing Survey”). Purchaser may, at its sole cost and expense, order a new or updated survey either before or after the Effective Date (each such new or updated survey for any Facility, together with any Existing Survey for such Facility, is referred to herein as the “Survey”).

4.3 Permitted Exceptions. Each of the Facilities and the related Land and Improvements owned by a Property Seller or Facility Owner shall be subject to the following, all of which shall be deemed “Permitted Exceptions” with respect to such Facility and such related Property:

4.3.1 All matters shown in the applicable Title Documents and the applicable Surveys, other than (a) any New Exception to which Purchaser has timely objected in accordance with Section 4.5, (b) mortgages, judgment liens, tax liens (except for the lien of real estate taxes not yet due and payable as of the Closing Date), broker’s liens, any mechanic’s, materialmen’s or any other monetary liens, in each case to the extent not caused by Purchaser, any of Purchaser’s Affiliates or Purchaser’s agents, representatives, consultants and/or contractors (collectively, “Purchaser’s Consultants”), or (c) the standard preprinted exceptions including rights of parties in possession (other than exceptions limited to those parties in possession pursuant to the Resident Agreements and the Commercial Leases) and taxes and assessments (other than exceptions limited to taxes and assessments not yet due and payable as of the Closing Date);

4.3.2 All Resident Agreements and all Commercial Leases;

4.3.3 Any occupancy arrangement pursuant to the Travel Program;

4.3.4 Applicable zoning and governmental regulations and ordinances; and

4.3.5 Any matters, defects in or objections to title to Land and Improvements, or title exceptions or encumbrances, arising by, through, under, on behalf of or due to the fault of Purchaser, Affiliates of Purchaser or Purchaser’s Consultants.

4.4 Existing Mortgages & Liens/Security Instruments. It is understood and agreed that any deed of trust and/or mortgage recorded against the Land and Improvements or any portion thereof, or any Lien against the Facility Owner Interests, which secures any indebtedness

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for borrowed money and/or any related security agreement or instrument with respect to such indebtedness in favor of Seller or any Facility Owner (each, a “Secured Lien”) shall not be deemed a Permitted Exception, and shall be paid off, satisfied, discharged and/or cured either prior to Closing or from proceeds of the Purchase Price at Closing. In addition, Seller shall cause any matter described in clause (b) of Section 4.3.1 (excluding Secured Liens, which are addressed in the preceding sentence) to be Removed at or prior to Closing; provided, however, that if the aggregate liability (or potential liability) with respect to any matter(s) described in Section 4.3.1(b) with respect to all of the Facilities (excluding Mortgages) and the Property shall exceed one and one-half percent (1.5%) of the Purchase Price (the “Removal Cap Amount”, and any such matters giving rise to such excess amounts, the “Removal Cap Matters”), in the aggregate, Seller shall have no obligation under this Agreement with respect to any amount in excess of the Removal Cap Amount and/or the Removal Cap Matters and may refuse to Remove the Removal Cap Matters (but shall be obligated to Remove whatever matter or matters can be removed by payment of up to the Removal Cap Amount). If Seller does not Remove all matter(s) described in Section 4.3.1(b) in reliance of the terms of this Section 4.4 at or prior to the Closing, Purchaser may, as its exclusive remedy elect by delivery of written notice to Seller to either (i) terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser, or (ii) accept all Removal Cap Matters as Permitted Exceptions and proceed with the Transactions without a reduction in the Purchase Price. The failure of Purchaser to make any such election within five (5) days after receipt of written notice of Seller’s election not to Remove all Removal Cap Matters shall be deemed an election by Purchaser of clause (ii) above.

4.5 Subsequently Disclosed Exceptions. Purchaser may order any updates, continuations of, and supplements to, any of the Title Commitments or Existing Surveys (each, a “Title Update”) at Purchaser’s sole cost and expense. Purchaser shall instruct the Title Company and any surveyor to simultaneously deliver directly to Purchaser and Seller (and their respective counsel referenced in Section 14.6 of this Agreement) copies of each Title Update (including tax and departmental searches) ordered by Purchaser or otherwise issued by the Title Company or any surveyor, and copies of all underlying documentation referenced as an exception as soon as available. If, at any time after the Effective Date but prior to the Closing, any Title Update discloses any additional item(s) (i) not caused by or the result of any act or omission or fault of Purchaser, Purchaser’s Affiliate(s) or any Purchaser Consultant, (ii) that individually or in the aggregate with any other items first reflected on any Title Update that satisfies clauses (i), (ii) and (iii) of this Section 4.5, would have, or would reasonably be expected to have, a material adverse effect on the current use or value of a Facility and (iii) which are not disclosed on any version of, or update to, any of the prior Title Commitments delivered to Purchaser prior to the Effective Date (each, a “New Exception”), Purchaser shall notify Seller in writing of Purchaser’s approval or disapproval of such New Exception not later than the date that is the earlier of (i) three (3) Business Days after the date of its receipt of such Title Update and (ii) the Closing Date (the “New Exception Review Period Expiration Date”). If Purchaser fails to deliver written notice of its approval or disapproval of any New Exception prior to the New Exception Review Period Expiration Date (but in any event prior to Closing), such New Exception shall be deemed to be a Permitted Exception. If Purchaser disapproves of the New Exception prior to the New Exception Review Period Expiration Date, Seller may, in Seller’s sole discretion, notify Purchaser as to whether it is willing to attempt to Remove the New Exception (and Seller shall have the right to adjourn the Closing Date for a period of up to five (5) days in order to make such election). If Seller elects to attempt to Remove the New

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Exception, Seller shall be entitled to any reasonable adjournments of the Closing Date to Remove the New Exception, not to exceed thirty (30) days in the aggregate (and subject to the third sentence of Section 5.1). If Seller fails to deliver a written notice of its election to Purchaser prior to the date that is five (5) days after receipt of Seller’s written notice of disapproval of any New Exception, Seller shall be deemed to have elected not to Remove the New Exception. If Seller does not elect to Remove any New Exception, is deemed to have made such an election, or Seller fails to Remove any New Exception prior to the Closing Date, Purchaser may, as its exclusive remedy elect to either (i) remove from this Agreement the Facility that is subject to the New Exception, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price for such Facility and the parties shall proceed to Closing as if such Facility and any portion of the Facility Owner Interests or other Property relating exclusively to such Facility shall no longer be part of the Property (collectively, the “Excluded Property”), or (ii) waive its objection to the New Exception and proceed with the Transactions without a reduction in the Purchase Price, in which event Purchaser shall be deemed to have approved the New Exception and such New Exception shall be a Permitted Exception. If Purchaser fails to notify Seller in writing of its election in accordance with the foregoing sentence within ten (10) days after the New Exception Review Period Expiration Date, Purchaser shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception. Notwithstanding the forgoing provisions of this Section 4.5, if the existence of any New Exception that is not a Permitted Exception constitutes a breach by Seller of Section 7.2 of this Agreement, Purchaser shall have the rights and remedies set forth in Article X in connection with such breach, and if Purchaser consummates this Agreement, Purchaser shall be deemed to have accepted any New Exception as a Permitted Exception and shall have no further rights or remedies with respect to such New Exception.

ARTICLE V

CLOSING

5.1 Closing Date. The Closing shall occur on July 30, 2015 (the “Scheduled Closing Date”), through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Seller shall have the right, at its sole election, to adjourn the Closing Date one or more times for a combined aggregate of not more than thirty (30) days to Remove any New Exception as contemplated by Section 4.5 or satisfy other closing conditions (each, a “Seller Adjournment”). A Seller Adjournment may be effected by delivery by Seller of written notice to Purchaser on or prior to the then scheduled Closing Date (as the same may have been previously extended in accordance with the terms of this Section 5.1), in which case the adjourned Closing Date shall be set forth in such written notice and shall be a Business Day not less than five (5) days after the giving of such notice. Purchaser shall have the right, at its sole election, to adjourn the Scheduled Closing Date for a period that ends not later than August 15, 2015 (the “First Extension Period”) by delivery of written notice to Seller prior to the Scheduled Closing Date. In addition to the foregoing, Purchaser shall have the right, at its sole election, to adjourn the Closing Date one or more times for a period that ends not later than September 15, 2015 (the “Second Extension Period”) provided that, prior to August 15, 2015 and each subsequently scheduled Closing Date, (i) Purchaser shall deliver to Seller written notice of the exercise of such extension option, and (ii) prior to August 15, 2015, Purchaser shall deliver to Escrow Agent a one-time additional deposit in the amount of Two Million and

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00/Dollars ($2,000,000.00) (together with all interest and income accrued thereon, the “Additional Deposit”) by wire transfer of immediately available funds. Time shall be of the essence with respect to Purchaser’s obligation to consummate the Closing on the Closing Date.

5.2 Seller Closing Deliveries. The applicable Seller shall execute and deliver to Escrow Agent (or cause to be delivered to Escrow Agent) each of the following items on or prior to the Closing Date:

5.2.1 A Deed for each parcel of Land and the related Improvements and other real property included in the Property that is owned by any Property Seller, subject to the Permitted Exceptions with Purchaser or Purchaser’s designee as grantee.

5.2.2 A Bill of Sale for property owned by any Property Seller for the benefit of Purchaser or Purchaser’s designee as grantee in the form attached as Exhibit C.

5.2.3 A General Assignment for Miscellaneous Property Assets and Permits (other than the Excluded Permits) owned by any Property Seller to Purchaser or Purchaser’s designee(s) in the form attached as Exhibit D (the “General Assignment”).

5.2.4 An Assignment of Resident Agreements for Resident Agreements to which Property Seller is a party to Purchaser or Purchaser’s designee(s) in the form attached as Exhibit E (the “Resident Agreements Assignment”).

5.2.5 An Assignment of Facility Owner Interests to Purchaser or Purchaser’s designee(s) in the form attached as Exhibit N (the “Facility Owner Interest Assignment”).

5.2.6 A certificate in the form of Exhibit F attached hereto (the “Bring Down Certificate”, together with each Deed, Bill of Sale, General Assignment, Resident Agreements Assignment and Facility Owner Interest Assignment, each a “Closing Document”).

5.2.7 A management agreement or sub-management agreement, in substantially the form of Exhibit J (each, a “Management Agreement”), for each Facility, by and between either New Facility Owner or Facility Owner (or an Affiliate of either party, as applicable, that is engaged to manage such Facility), and Holiday AL Management Sub LLC (“Holiday Manager”), fully executed by Holiday Manager.

5.2.8 Seller’s counterpart signature to the closing statement prepared by the Title Company, which shall include such prorations and adjustments calculated in accordance with the terms of this Agreement (the “Closing Statement”).

5.2.9 A title affidavit or an indemnity in a form reasonably acceptable to Seller and Purchaser, which is sufficient to enable the Title Company to delete the standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment.

5.2.10 A certification of Seller’s non-foreign status pursuant to Section 1445 of the Code in the form of Exhibit G attached hereto.

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5.2.11 Any applicable sales tax, real property transfer tax forms and returns, transfer declaration, ownership information or other similar disclosure forms or reports required by the laws of the State where such Land and Improvements is located or any other governmental authority.

5.2.12 The Allocation Statement.

5.2.13 Resolutions, certificates of good standing, and such other organizational documents as the Title Company or Purchaser shall reasonably require evidencing Seller’s authority to consummate the Transactions.

5.2.14 The most current Rent Roll and Property Statement for each Facility, each prepared in the ordinary course of business certified as true and accurate by Seller as of such date.

5.2.15 An updated Property Contracts List effective as of a date no more than three (3) Business Days prior to the Closing Date.

5.2.16 Such notices, transfer disclosures, affidavits or other similar documents that are required by applicable laws to be executed by Seller or otherwise reasonably necessary in order to consummate the Transactions.

5.2.17 If required by applicable law or requested by Purchaser, notification letters to all Residents prepared and executed by Manager in the form attached hereto as Exhibit H, which shall be delivered to all Residents of the applicable Facility by Holiday Manager immediately after Closing.

5.3 Purchaser Closing Deliveries. Except for the Purchase Price, which is to be delivered at the time specified in Section 2.2.2, Purchaser shall deliver to Escrow Agent (or cause to be delivered to Escrow Agent), each of the following on or prior to the Closing Date:

5.3.1 The full Purchase Price, less the Deposit, plus or minus the adjustments or prorations required by this Agreement.

5.3.2 Purchaser’s counterpart signature to the Closing Statement.

5.3.3 A countersigned counterpart of the General Assignment.

5.3.4 A countersigned counterpart of the Assignment of Facility Owner Interests.

5.3.5 An executed certificate in the form of the Bring Down Certificate.

5.3.6 A countersigned counterpart of the Resident Agreements Assignment.

5.3.7 A Management Agreement for each Facility countersigned by the New Facility Owner or Facility Owner (or an Affiliate of either party, as applicable, that is engaged to manage such Facility).

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5.3.8 Resolutions, certificates of good standing, and such other organizational documents as Title Company or Seller shall reasonably require evidencing Purchaser’s authority to consummate the Transactions.

5.3.9 Such notices, transfer disclosures, affidavits or other similar documents that are required by applicable law to be executed by Purchaser or otherwise reasonably necessary in order to consummate the Transactions.

5.4 Closing Prorations and Adjustments.

5.4.1 General. Subject to Section 5.4.4, all normal and customarily proratable items relating to the Property and the Facility Owners, including, without limitation, collected rents, operating expenses, real and personal property taxes, other operating expenses and fees, shall be prorated as of 11:59 p.m. (Local Time) on the day immediately prior to the Closing Date in accordance with the proration schedule agreed upon by Seller and Purchaser prior to Closing, the parties agreeing that Seller shall be responsible and charged for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller or any Facility Owner attributable to the period on or after the Closing Date) and Purchaser shall be responsible and charged for all of the same attributable to the period on and after the Closing Date.

5.4.2 Operating Expenses. All of the taxes (other than real estate taxes) and other expenses incurred in connection with the ownership, leasing and operation of the Property shall be prorated on an accrual basis. Seller shall pay all such expenses accruing prior to the Closing Date and Purchaser shall pay all such expenses accruing from and after the Closing Date.

5.4.3 Utilities. A proration for utilities shall be made based upon the most recently ascertainable bills. Seller shall be entitled to the return of any deposit(s) posted by it or its Affiliate with any utility company. On or prior to the Closing Date, Seller and Purchaser shall notify each utility company serving the Property to terminate Seller’s account, effective as of the Closing, and shall arrange utility service for the Property, as of the Closing, in name directed by Purchaser. Notwithstanding the foregoing, Purchaser, at its option, may elect, in accordance with the Management Agreement, not to terminate certain existing utility contracts for certain Facilities, in which case Manager, as agent for Holiday Manager, will keep such utility contracts in place.

5.4.4 Capital Expenditures. As described in the next sentence, a proration for capital expenditures shall be made equal to the difference (the “Capex Difference”) between (a) the aggregate amount of capital expenditures made and paid for by Seller or any Facility Owner with respect to the Facilities for the period from and including January 1, 2015 through and including the day immediately prior to the Closing Date (excluding capital expenditures in connection with emergencies) and (b) an amount equal to the product of (i) the amount set forth on Schedule 5.4.4 multiplied by (ii) a fraction having a numerator equal to the number of days from and including January 1, 2015 until and including the day immediately preceding the Closing Date, and having a denominator of three hundred sixty-five (365). If the Capex Difference is positive, such difference shall be credited to Seller on the Closing Date, and if it is negative, such difference shall be credited to Purchaser on the Closing Date.

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5.4.5 Real Estate Taxes. Any real estate ad valorem or similar taxes for the Land and Improvements, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Land and Improvements or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year or based on a prior installment payment for such calendar year.

5.4.6 Property Contracts. Purchaser shall assume at Closing the obligations arising from and after the Closing Date under the Assigned Contracts (and the Facility Owners shall remain responsible for its Property Contracts); however, operating expenses (including payment obligations under the Assigned Contracts) shall be prorated under Section 5.4.2.

5.4.7 Resident Agreements. All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Residents under the Resident Agreements) and other collected revenues from any portion of the Facilities or the related Land and Improvements shall be prorated as of 11:59 p.m. (Local Time) on the day immediately prior to the Closing Date on the basis of the actual number of days of the month (or year, as applicable) which shall have elapsed as of the Closing Date. Purchaser shall receive all collected rent, income and revenues attributable to dates from and after the Closing Date. Seller shall receive all collected rent and other collected revenues attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to rents which have not been collected as of the Closing Date (the “Uncollected Rents”). No adjustments shall be made in Seller’s favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents (to the extent attributable to periods prior to the Closing Date and net of reasonable costs of collection) as and when collected by Purchaser, subject to the further provisions of this Section 5.4.7. Purchaser agrees to bill Residents of the Facilities for all Uncollected Rents and to take reasonable actions (which shall not include an obligation to commence legal action) to collect Uncollected Rents. Purchaser’s collection of rents shall be applied in the following order of priority: (i) first, in payment of rent for the month in which the Closing Date occurs, with such amounts being prorated between Purchaser and Seller based upon the number of days each owned the Property during the month in which the Closing occurs; (ii) second, to the month immediately preceding the month in which the Closing occurs; (iii) third, in payment of rent for any month which commenced after the Closing, but only to the extent payments of rents for such month are then currently due; and (iv) fourth, in payment of rents for months preceding the month in which the Closing occurs. After the Closing, Seller shall not have the right to commence legal actions or proceedings, or take any other action, to collect Uncollected Rents owed to Seller by any current Resident, provided that (a) Holiday Manager shall have the right to send bills in the ordinary course of business to current Residents for Uncollected Rents, and (b) Seller shall have the right to collect Uncollected Rents with respect to any former Resident.

5.4.8 Insurance. No proration shall be made in relation to insurance premiums, and insurance policies will not be assigned to Purchaser.

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5.4.9 Employees. Any wages, benefits or other payments due and owing in respect of employment or services rendered to Seller or any Facility Owner on or prior to the Closing by any Facility Employee, as applicable, shall be paid by Seller through the day immediately prior to the Closing Date (or credited to Purchaser on the Closing Date to the extent not paid by Seller as of the Closing Date). Any wages, benefits or other payments due and owing in respect of employment or services rendered following the Closing by any Facility Employee, as applicable, shall be paid by Purchaser (or its Affiliate(s)) in accordance with the Management Agreement, and any wages, benefits or other payments to Facility Employees paid by Seller or any Facility Owner prior to Closing with respect to any period commencing on or after the Closing Date, if any, shall be credited to Seller on the Closing Date.

5.4.10 Closing Costs.

5.4.10.1 Seller shall be responsible for payment of the following Transactions costs: (i) fees of Seller’s attorneys, accountants and other consultants, as well as any accountants’ fees in connection with the preparation of any financial statements of the Property required by the Securities and Exchange Commission; (ii) fees in connection with the preparation of the Title Commitments and the Existing Surveys and any updates requested by Purchaser thereto or otherwise prepared by the Title Company; (iii) fees for UCC, lien, judgment and other searches reasonably requested by Purchaser, (iv) all state, city, county and municipal recording fees and all related charges and costs in connection therewith; (v) all premiums for each Title Policy and all endorsements to any such policy; (vi) seventy-five percent (75%) of all real estate transfer taxes, deed taxes, stamp taxes, intangibles taxes or similar taxes imposed with respect to the Transactions and all sales taxes imposed upon the portion of the Purchase Price allocated to transferred personal property included in the Property (collectively, the “Transfer Taxes”); (vii) one-half of the fees and expenses for the Escrow Agent; and (viii) Third-Party Reports provided by Seller.

5.4.10.2 Purchaser shall be responsible for payment of the following Transactions costs: (i) fees of Purchaser’s attorneys, accountants (except for accountants’ fees in connection with the preparation of any financial statements of the Property required by the Securities and Exchange Commission, which shall be paid by Seller) and other consultants, and the fees, costs and expenses in connection with Purchaser’s due diligence (exclusive of the Third Party Reports provided by Seller); (ii) twenty-five percent (25%) of the Transfer Taxes; (iii) one-half of the fees and expenses for the Escrow Agent; (iv) fees and expenses for the investment of the Deposit; and (v) any and all costs, expenses and fees incurred in connection with, or relating to, the preparation of any statements, reports or filings with or required by the Securities and Exchange Commission as a result of Purchaser’s status as a public company (subject to the exception noted above for accountants fees).

5.4.11 Security Deposits. The amount of any security deposits held by Seller or any Facility Owner, as of the day immediately preceding the Closing Date, under the terms of any Resident Agreements, for any period on and extending beyond the Closing Date shall be a credit to the cash to be paid by Purchaser at the Closing.

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5.4.12 Possession. Possession of the Property, subject to the Resident Agreements, Assigned Contracts, and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3. Seller shall make available to Purchaser at the Property on the Closing Date (a) originals or copies of the Resident Agreements, Assigned Contracts, operating manuals and keys and access codes to the Facilities and the related Land and Improvements, and (b) to the extent reasonably available to Seller, lease files, warranties, guaranties, and Seller’s and any Facility Owner’s books and records (other than proprietary information) (the items covered by the foregoing clauses (a) and (b), collectively, “Seller’s Property-Related Files and Records”) exclusively relating to the Property. Purchaser agrees, for a period of not less than three (3) years after the Closing (the “Records Hold Period”), to (a) provide and allow Seller reasonable access to Seller’s Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller’s Property-Related Files and Records. If, at any time after the Records Hold Period, Purchaser desires to dispose of Seller’s Property-Related Files and Records, Purchaser must first provide Seller not less than thirty (30) days prior written notice (the “Records Disposal Notice”). Seller shall have a period of thirty (30) days after receipt of the Records Disposal Notice to enter the Property (or such other location where such records are then stored), at reasonable times upon reasonable notice, and to remove or copy those of Seller’s Property-Related Files and Records that Seller desires to retain.

5.5 Post-Closing Adjustments. To the extent applicable, Seller and Purchaser, acting in good faith, shall reconcile with each other within ninety (90) days of the Closing Date, the amounts prorated and adjusted in this Article V using any new or updated information, including the reconciliation of estimated amounts with actual amounts, the correction of any errors and the inclusion of any items which should have been included at the Closing. All adjustments to be made based on the mutual agreement of the parties shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 5.5 within thirty (30) days following expiration of such ninety (90) day period, upon application by any such party, a certified public accountant reasonably acceptable to the parties shall determine any such adjustments which have not theretofore been agreed to between such parties. The charges of such accountant shall be borne by the party that does not prevail in such dispute. All adjustments to be made as a result of the final results of the adjustments shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof. Notwithstanding anything to the contrary contained in this Agreement, (i) in the event that, following the Closing, Purchaser shall receive a refund of real estate taxes which relates to any period of time all or partly prior to the Closing (whether such refund is made by direct payment or in the form of a credit against future real estate tax obligations), such refund (net of the reasonable, out-of-pocket costs of obtaining such refund, which shall be apportioned in the same percentages as the refund itself) shall be apportioned between the parties in proportion to the amount of time that each party owned the Property during the tax period to which the refund relates, and (ii) subject to the requirements of clause (i), neither party shall have any obligation to re-adjust any items after the expiration of the periods set forth in this Section 5.5.

5.6 Withholding Rights. Each Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Seller pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

The disclosure schedules attached hereto (the “Disclosure Schedules”) are arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement to which such sections and subsections of the Disclosure Schedules relate. An exception to a representation or warranty in this Article VI set forth in the Disclosure Schedules effectively modifies the corresponding representation or warranty in this Article VI; provided that any fact or condition disclosed in any section of the Disclosure Schedules in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another section of the Disclosure Schedules reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other section of such Disclosure Schedules notwithstanding the omission of a reference or cross reference thereto. Any fact or item disclosed in any section of the Disclosure Schedules shall not be deemed, solely by reason of such inclusion, to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

6.1 Seller’s Representations. Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date, that except as set forth in the Disclosure Schedules (the parties agreeing that Seller shall be deemed to have satisfied its representations and warranties with respect to delivery of any documents or any other materials if such documents or materials are made available through the Data Site prior to and through the Effective Date):

6.1.1 Seller and each Facility Owner is validly existing and in good standing under the laws of the state of its formation; and Seller has the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and has taken all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the Transactions. The execution, delivery and compliance with or fulfillment of the terms and conditions hereof will not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, Seller’s organizational documents, (ii) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under any contract to which Seller is a party or by which Seller or any Property is otherwise bound, which conflict, breach or default would have a Material Adverse Effect, or (iii) result in a violation or breach, in any material respect, of any legal requirement applicable to Seller or by which Seller or the Property is bound. This Agreement is a valid and binding agreement, enforceable against Seller in accordance with its terms, and upon full execution and delivery of each Closing Document to which Seller is a party, such Closing Document will be a valid and binding agreement, enforceable against Seller in accordance with its terms, in each case except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and equitable principles and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

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6.1.2 Seller is not a “foreign person,” as that term is used and defined in Section 1445 of the Code.

6.1.3 Except as shown on Schedule 6.1.3 and except for unlawful detainer or similar actions against Residents that are brought in the ordinary course of any Property Seller’s or any Facility Owner’s operation of the Facilities, as of the Effective Date, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending, or to Seller’s Knowledge, threatened in writing against any Property Seller, Facility Owner, or the Facilities that, if adversely determined, would be expected to result in any liability or obligation in excess of $25,000 for any single claim, or $750,000 in the aggregate.

6.1.4 All material Property Contracts are described on Exhibit I (the “Property Contracts List”). Other than matters reflected in the Title Documents, the Property Contracts List, the Permits identified on Schedule 6.1.13, the National Contracts, the Resident Agreements and property management contracts, no Property Seller or Facility Owner is party to any material contract, agreement, lease, license, sublicense or other arrangement relating to the use, ownership, management, operation, leasing, maintenance or repair of the Facilities that is necessary to own and operate the Facilities consistent with past practice. Seller has made available to Purchaser complete and correct copies of each of the Property Contracts. Except as otherwise disclosed on Schedule 6.1.4 hereto, no Property Seller or Facility Owner or, to Seller’s Knowledge, any other party is in material default under any of the Property Contracts on the Effective Date.

6.1.5 A rent roll for each Facility (as updated pursuant to Section 5.2.13, each a “Rent Roll”) dated not earlier than thirty (30) days prior to the Effective Date has been made available to Purchaser as part of the Materials and is a true, correct and complete list of all Residents as of the date indicated therein, and the updated Rent Roll delivered pursuant to Section 5.2.13 will be a true, correct and complete list of all Residents as of the date of such update. Each Rent Roll is the rent roll used and relied upon by the applicable Property Seller or Facility Owner in connection with its operation of the applicable Facility. Except pursuant to any Permitted Exception, including the Residents shown on the Rent Roll as of the date indicated therein and any tenant under any Commercial Leases, there are no leases, subleases, occupancies or tenancies or parties in possession of any part of any Facility, and there are no other rights of possession which have been granted to any third party or parties. No interest in the Resident Agreements and/or in any of the rentals due or to become due under the Resident Agreements will be subject to, at Closing, any assignment or encumbrance granted by any Property Seller or Facility Owner (except for any assignment or encumbrance to be released at Closing). To Seller’s Knowledge, the Resident Agreements are in full force and effect in accordance with their terms. Except as shown on the Rent Roll (or to the extent any pre-paid rent attributable to periods after Closing is credited to Purchaser at Closing), there are no deposits and no rent has been pre-paid more than one (1) month in advance.

6.1.6 Seller has made available to Purchaser true and complete copies of the sample form(s) of Resident Agreement (including sample forms of addendum and annexes) used at each of the Facilities (collectively, the “Resident Agreement Form”), and all Resident Agreements with respect to any Facility are consistent in all material respects with the applicable form of the Resident Agreement Form.

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6.1.7 Other than as described on Schedule 6.1.7, as of the Effective Date, no Property Seller or Facility Owner has received written notice from any governmental authority with jurisdiction over the Facilities of any violation by any Property Seller, Facility Owners or the Facilities or the related Land and Improvements or the other Property of any laws, ordinances or regulations applicable to any Property Seller, Facility Owner, or Facility that remains uncured or unresolved, except to the extent any such violation has not had, and would not reasonably be expected to have, a Material Adverse Effect.

6.1.8 Except as disclosed in the Title Documents, (i) no Property Seller or Facility Owner has submitted and, to Seller’s Knowledge, no other Person has submitted, in each case as of the Effective Date, an application for the creation of any special taxing district affecting the Facilities or the related Land and Improvements (or any part thereof), or annexation thereby, or inclusion therein and (ii) no Property Seller or Facility Owner has received written notice prior to the Effective Date that any governmental authority has commenced or intends to commence construction of any special or off-site improvements or has imposed or increased or intends to impose or increase any special or other assessment against the Facilities (or the related Land or Improvements or any part thereof).

6.1.9 Neither Seller, any Facility Owner, nor Seller’s general partner or managing member has (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such party’s assets, which remains pending as of such time, (D) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, which remains pending as of such time, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

6.1.10 Except as disclosed in the Title Documents, no Property Seller or any Facility Owner has granted any option, right of first refusal, first offer or first opportunity, or any similar right, to any party to acquire any fee or ground leasehold interest in any portion of the Land and/or Improvements.

6.1.11 Other than as described on Schedule 6.1.11 (collectively, the “Required Consents”), no consent, approval, order or authorization of, or registration, declaration or filing with, any applicable governmental authority is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

6.1.12 (a) The Land and Improvements relating to each Facility are assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any adjoining land or improvements not constituting a part of the Property, and no other land or improvements are assessed and taxed together with such Land and Improvements.

(b) To Seller’s Knowledge, Purchaser shall not, by acquiring the Property, become a member or owner of a condominium or homeowner’s association or similar entity.

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6.1.13 Schedule 6.1.13 identifies, as of the Effective Date, all material Permits possessed by Seller, any Facility Owner, or Manager necessary for the ownership and operation of the Facilities, each of which is valid, effective and remains outstanding, except as otherwise set forth on Schedule 6.1.13. Either Seller, Facility Owner, or Manager has all material Permits necessary to operate each applicable Facility as currently operated by Property Seller or Facility Owner, as applicable.

6.1.14 All Facility Employees (as defined in the Management Agreement) are employed by Harvest Management Sub TRS Corp. As of the Effective Date, there are no labor or collective bargaining agreements which pertain to the Facility Employees, and no labor unions or other organizations representing, purporting to represent or attempting to represent, any of the Facility Employees.

6.1.15 Attached as Schedule 6.1.15 are copies of the Property Statements prepared as of the date indicated therein for each of the Facilities. The Property Statements are accurate and complete, in all material respects, and fairly present, in all material respects, the financial condition and the results of operations for the Facilities, as applicable, as of the respective dates indicated in such Property Statements.

6.1.16 True, correct and complete copies of certificates of insurance evidencing the insurance maintained by Seller or any Facility Owner as of the Effective Date with respect to the Property have been made available to Purchaser as part of the Materials. No Property Seller or Facility Owner has received written notice from any insurance company identifying any defects or inadequacies in the Property, which, if not corrected, would result in the termination of insurance coverage.

6.1.17 (a) Neither Seller nor any Facility Owner is a Prohibited Person.

(b) None of the Property is the proceeds of specified unlawful activity as defined by 18 B.SC. § 1956(c)(7).

6.1.18 Each property questionnaire in the form of the Property Questionnaire, as completed and delivered by Seller to Purchaser with respect to each of the Facilities, is true, correct and complete in all material respects.

6.1.19 Neither Seller nor any Facility Owner holds any “plan assets” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

6.1.20 The Property is all owned by Seller or Facility Owners (and no other Person) and, together with the Excluded Assets, the National Contracts, and the IT Assets, constitutes all of the material assets and properties used in the operation of the Facilities, other than the personal property owned by Manager.

6.1.21 Property Sellers or Facility Owners have, and at Closing Property Sellers will deliver to Purchaser, good title to the Miscellaneous Property Assets, free and clear of all Liens.

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6.1.22 Environmental Matters.

6.1.22.1 Except as (i) disclosed on Schedule 6.1.22 or as identified in the environmental reports, studies and other information relating to the environmental condition of the Land and Improvements delivered by Seller to Purchaser or made available for Purchaser’s review in the Materials or (ii) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) There is no current violation of Environmental Laws related to the Land and Improvements and no Property Seller or Facility Owner has received from any Person, with respect to the Land or Improvements, any (A) written notice or claim alleging liability or a breach of any Environmental Laws, or (B) written request for information pursuant to Environmental Law, which, in each case, remains pending or unresolved and is the source of ongoing obligations or requirements as of the Effective Date.

(b) No Property Seller or Facility Owner currently stores or uses any Hazardous Materials at any Facility, except for Hazardous Materials used in the ordinary course of business at any Facility, including cleaning fluids, insecticides, medicines, petroleum products and other similar items (the “Common Products”), which Common Products are used, transported, stored and disposed of by the Seller in compliance with all applicable Environmental Laws.

(c) To the Seller’s Knowledge, there has been no release of Hazardous Materials in contravention of Environmental Law with respect to the Land or Improvements that has not been remediated, and no Property Seller or Facility Owner has received any written notice of any such release that has not been remediated which would reasonably be expected to result in a claim under Environmental Laws or a violation of Environmental Laws or a violation of the term of any license issued to Seller pursuant to applicable Environmental Laws.

6.1.22.2 Seller has, prior to the Effective Date, made available to the Purchaser on the Data Site for each Facility a copy of the most recent Phase I environmental reports in Seller’s possession.

6.1.23 Organizational Structure. The organizational structure of each Facility Owner is set forth in Schedule 6.1.23 attached hereto. No Facility Owner has held or owned any legal or beneficial interest in any other Person.

6.1.24. Title to Facility Owner Interests. Entity Seller holds and owns legally and beneficially, and has good and valid title to, one hundred percent (100%) of the outstanding partnership or membership interests in and to the Facility Owners, free and clear of all Liens. Except as disclosed to Purchaser, the Facility Owner Interests are not certificated and do not constitute “securities” under Article 8 of the Uniform Commercial Code.

6.1.25 No Other Business or Assets. No Facility Owner (i) has carried on any business other than the ownership and operation of its Facility, the Land and Improvements relating thereto and any ancillary activities in connection therewith or (ii) owns any material assets other than assets relating to the ownership and operation of the its Facility.

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6.1.26. Orders/Judgments. Except as set forth on Schedule 6.1.26 attached hereto, there are no orders, decrees or judgments pending against any Facility Owner by or before any federal, state or municipal court or other governmental agency, department, commission, board, bureau, instrumentality or other governmental authority.

6.1.27 Entity Documents. Entity Seller has made available to Purchaser in the Materials true, correct and complete copies of the organizational documents of each Facility Owner (the “Entity Documents”). Except for the Entity Documents, there are no other agreements, oral or written, relating to voting, consent or other rights affecting the management or governance of any Facility Owner. No default exists beyond any notice and cure period under the Entity Documents.

6.1.28 Employees. None of the Facility Owners has, or has had, at any time any employees.

6.1.29 Debt. No Facility Owner has created, incurred, assumed, guaranteed or otherwise allowed to exist any Debt that will remain outstanding and/or an obligation of such Facility Owner at Closing (excluding any Debt that is satisfied by Seller at Closing). For the purposes of this Section 6.1.29, “Debt” means, with respect to any Facility Owner, without duplication: (a) all indebtedness of such Facility Owner for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Facility Owner is liable, (b) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by cash), or other credit facility for which such Facility Owner would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Facility Owner as a guaranteed payment to partners or a guaranteed preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Facility Owner, directly or indirectly, (e) all obligations under leases that constitute capital leases under GAAP for which such Facility Owner or any of its assets is liable or subject, and (f) all net marked-to-market obligations of such Facility Owner under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Facility Owner or any of its assets is liable or subject contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Facility Owner otherwise assures a creditor against loss.

6.1.30 Financials. Since the date of the most recent financial statements of each Facility Owner (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, and (ii) such Facility Owner has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice.

6.1.31 Facility Owner Taxes. Each Facility Owner is, and has been at all times since its formation, treated as disregarded entity for U.S. federal income tax purposes. Each Facility Owner (i) has duly and timely filed (or had filed on its behalf) all material tax returns required to be filed by it (after giving effect to any filing extension granted by a governmental authority) and (ii) has paid (or had paid on its behalf) all material taxes that are required to be paid by it (whether or not shown on such tax returns).

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6.2 AS-IS. Except as otherwise expressly set forth in Seller’s Representations:

6.2.1 PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT INCLUDING SELLER’S REPRESENTATIONS, AND AS A MATERIAL INDUCEMENT TO THE SELLER’S EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PROPERTY IS EXPRESSLY PURCHASED AND SOLD “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

6.2.2 The Purchase Price and the terms and conditions set forth herein are the result of arm’s-length bargaining between entities familiar with transactions of this kind, and the price, terms and conditions set forth in this Agreement reflect the fact that Purchaser is not relying upon any information provided by (or by any Person on behalf of) Seller or statements, representations or warranties, express or implied, made by (or by any Person on behalf of) Seller, including, without limitation, relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit, or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (except as expressly set forth in the Seller’s Representations). Without limiting Seller’s Representations, Purchaser agrees that Seller shall not be responsible or liable to Purchaser (i) for any defects, errors or omissions in the Materials or (ii) except as the result of a breach by Seller of Article VII, on account of any conditions affecting the Property.

6.2.3 Except for breaches of Seller’s Representations and subject to Purchaser’s rights to indemnification under Article XIII, Purchaser, for itself and on behalf of its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller and the other Seller Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire or may arise against such Seller Indemnified Parties with respect to any and all Damages arising from or related to any defects, errors, omissions in the Materials or other conditions affecting the Property.

6.2.4 Purchaser acknowledges and agrees that, except for the Seller Representations, no representation has been made, and no responsibility is assumed by Seller, with respect to the financial earning capacity, the continued occupancy levels of the Facilities, or any part thereof or, without limiting any of the foregoing, occupancy at Closing.

6.2.5 Purchaser agrees and acknowledges that, prior to Closing, Property Sellers and Facility Owners shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or Residents. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or Residents, in and of itself, shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Agreement in any manner whatsoever; and Purchaser shall close escrow and accept delivery of the Deeds and the Assignment of Facility Owner Interests with or without such Residents in possession and without any allowance or reduction in the Purchase Price under this Agreement.

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6.2.6 Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the “ADA”) and the federal Fair Housing Act (the “FHA”). The ADA requires, among other matters, that Residents and/or owners of “public accommodations” remove barriers in order to make the Facilities accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Except as expressly set forth in the Seller’s Representations, Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property’s compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representations.

The phrase “Seller’s Knowledge,” or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual knowledge of Scott Shanaberger and Kai Hsiao (collectively, “Seller Knowledge Individuals”), after having made the inquiries referred to in the provision to this sentence but without any further obligation to investigate or make inquiries of other Persons with respect to any of the representations and warranties contained in this Agreement, provided that Seller represents and warrants to Purchaser, as of the Effective Date and the Closing Date, that the Seller Knowledge Individuals are the individuals in Seller’s organization who are most knowledgeable of the matters set forth herein and the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any other inquiry of any Persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other Person, shall be imputed to the Seller Knowledge Individuals. No Seller Knowledge Individual is a party to this Agreement or shall be subject to any personal liability hereunder.

6.3 Representations and Warranties of Purchaser. For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following (collectively, the “Purchaser’s Representations”) as of the Effective Date and as of the Closing Date:

6.3.1 Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

6.3.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser. The execution, delivery and compliance with or fulfillment of the terms and conditions hereof will not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse effect on Purchaser’s ability to consummate the Transactions or (ii) result in a violation or breach, in any material respect, of any legal requirement applicable to Purchaser or by which Purchaser or the property of Purchaser is bound. This Agreement is a valid and binding agreement, enforceable against

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Purchaser in accordance with its terms, and upon full execution and delivery of each Closing Document to which Purchaser is a party, such Closing Document will be a valid and binding agreement, enforceable against Purchaser in accordance with its terms, in each case , except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and equitable principles and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

6.3.3 No pending or, to Purchaser’s Knowledge, threatened litigation exists which, if adversely determined (i) would or would reasonably be expected to restrain the consummation of the Transactions or otherwise have a material adverse effect on Purchaser’s ability to consummate the Transactions, or (ii) would or would reasonably be expected to declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller hereunder.

6.3.4 Purchaser is not a Prohibited Person.

6.3.5 To Purchaser’s Knowledge, the funds Purchaser transfers, and/or will transfer, to Seller under this Agreement are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person or the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

6.3.6 No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any applicable governmental authority is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

The phrase “to Purchaser’s Knowledge,” or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual knowledge of Matthew Lucas (“Purchaser Knowledge Individuals”), after having made the inquiries referred to in the proviso to this sentence but without any further obligation to investigate or make inquiries of other Persons with respect to any of the representations and warranties contained in this Agreement, provided that Purchaser represents and warrants to Seller, as of the Effective Date and the Closing Date, that the Purchaser Knowledge Individuals are the individuals in Purchaser’s organization who are most knowledgeable of the matters set forth herein and the Purchaser Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Purchaser, or to make any other inquiry of any Persons, or to take any other actions in connection with the representations and warranties of Purchaser set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Purchaser Knowledge Individuals or of any other Person, shall be imputed to the Purchaser Knowledge Individuals. No Purchaser Knowledge Individual is a party to this Agreement or shall be subject to any personal liability hereunder.

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ARTICLE VII

ADDITIONAL COVENANTS OF SELLER AND PURCHASER

7.1 Interim Operating Covenants. Except as expressly contemplated by this Agreement, until the earlier of Closing or the termination of this Agreement, each Property Seller and Facility Owner shall operate the Facilities in the ordinary course of business consistent with past practice, and each Property Seller and Facility Owner shall use commercially reasonable efforts to (a) maintain the Facilities, or cause the Facilities to be maintained, in substantially their condition as of the Effective Date, reasonable wear and tear, and casualty and condemnation, excepted; (b) comply, in all material respects, with all applicable laws; and (c) keep in full force and effect insurance policies with substantially the same terms as existing policies.

7.2 Liens. Until the earlier of Closing or the termination of this Agreement, neither Seller nor any Facility Owner shall not create or permit to become effective any Lien upon the Property that would be an exception on any Title Policy, other than (i) the Permitted Exceptions, (ii) with respect to any Facility, any easement, license or similar encumbrance (a) entered into in the ordinary course that would not, and would not reasonably be expected to, have a material adverse effect on the current use or value of such Facility or (b) required by applicable law, provided in each case Seller shall deliver to Purchaser notice and a copy of any such Lien prior to executing the same, and (iii) any other Lien arising in the ordinary course of business and consistent with past practice (so long as such other Lien is removed or satisfied by Seller or, if approved by Purchaser in its reasonable discretion, otherwise bonded over at or prior to the Closing, such that such Lien is not included as an exception on any Title Policy).

7.3 Transactions. Until the earlier of Closing or the termination of this Agreement, Seller shall not (and shall not permit any Facility Owner to) directly or indirectly (i) sell, assign, transfer or otherwise dispose of all or any portion of the Property other than, subject to the terms of this Agreement, pursuant to any casualty or condemnation or any other property that is replaced in the ordinary course of business and consistent with past practice or (ii) enter into any agreement to do any of the foregoing.

7.4 Notice of Breach. Until the earlier of Closing or the termination of this Agreement, Seller shall notify Purchaser in writing promptly upon learning or receiving written notice, whichever first occurs, of:

(a) Any event, transaction or occurrence prior to Closing which would or would reasonably be expected to result in a Material Adverse Effect; and

(b) Seller’s breach of any of its representations, warranties or covenants in this Agreement, or any fact or event which would make any covenant or agreement of Seller under this Agreement incapable or substantially less likely of being performed.

ARTICLE VIII

CONDITIONS PRECEDENT TO CLOSING

8.1 Purchaser’s Conditions to Closing. Without limiting any of the rights of Purchaser elsewhere provided for in this Agreement, Purchaser’s obligation to consummate the Transactions shall be subject to and conditioned upon the satisfaction and fulfillment of the following conditions precedent, provided Purchaser may, at its sole option, waive any or all of these conditions, in whole or in part, in writing or otherwise as provided in this Agreement:

8.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered in accordance with the terms of Section 5.2;

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8.1.2 Each of Seller’s Representations shall be true and correct on and as of the Effective Date and the Closing Date (except in each case for Seller’s Representations relating to an earlier date, in which case as of such earlier date), except where the failure of any of such Seller’s Representations to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

8.1.3 Subject to payment of all title insurance premiums and fees, the Title Company is irrevocably committed to issue the Title Policy for each Facility (and the related real property comprising the Property);

8.1.4 Seller shall have complied with, fulfilled and performed, in all material respects, each of the covenants to be complied with, fulfilled or performed by Seller hereunder on or prior to the Closing Date, provided, with respect to any covenants and obligations that are qualified by “materiality” or “Material Adverse Effect,” such covenants and obligations shall have been performed by Seller in all respects;

8.1.5 Neither Seller nor any Facility Owner shall be a debtor in any bankruptcy proceeding;

8.1.6 There shall not be in force any order, decree, judgment or injunction of any governmental authority enjoining or prohibiting the consummation of the Transactions or declaring illegal, invalid or nonbinding any of the material covenants or obligations of the Seller hereunder;

8.1.7 (i) There shall not be any pending litigation or, to the Knowledge of either Purchaser or Seller, any litigation threatened in writing, which, if adversely determined, would restrain the consummation of the Transactions or declare illegal, invalid or nonbinding any of the material covenants or obligations of Seller hereunder, and (ii) other than as described on Schedule 6.1.7, there shall not be any actions, proceedings, litigation or governmental investigations or condemnation actions pending against Seller, Facility Owner, or the Property which would have a Material Adverse Effect;

8.1.8 There shall not be any labor or collective bargaining agreements binding the Facility Employees which would have a Material Adverse Effect.

If any condition set forth in this Section 8.1 is not satisfied on or prior to the Outside Closing Date, Purchaser may, as its sole remedy, (a) waive any of the foregoing conditions and proceed to Closing with no offset or deduction from the Purchase Price, or (b) terminate this Agreement and receive a return of the Deposit from the Escrow Agent, and neither party shall have any further obligation or liability to the other except with respect to the Surviving Obligations; provided if such failure of any condition resulted from a Seller Default, Purchaser shall have the right to exercise any of its remedies pursuant to Section 10.2; provided, further, Purchaser shall not have the right to terminate this Agreement under this Section 8.1 if Purchaser’s action or failure to act has been the primary cause of the Closing failing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by Purchaser.

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8.2 Seller’s Conditions to Closing. Without limiting any of the rights of Seller elsewhere provided for in this Agreement, Seller’s obligation to close under this Agreement shall be subject to and conditioned upon the satisfaction and fulfillment of the following conditions precedent, provided Seller may, at its sole option, waive any or all of these conditions, in whole or in part, in writing or otherwise as provided in this Agreement:

8.2.1 All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2 Each of the representations, warranties and covenants of Purchaser contained herein shall be true and correct in all material respects as of the Closing Date;

8.2.3 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4 Purchaser shall not be a debtor in any bankruptcy proceeding; and

8.2.5 There shall not be in force any order, decree, judgment or injunction of any governmental authority enjoining or prohibiting the consummation of the Transactions or declaring illegal, invalid or nonbinding any of the material covenants or obligations of the Purchaser hereunder, and there shall not be any pending litigation or, to either Purchaser’s Knowledge or Seller’s Knowledge, any litigation threatened in writing, which, if adversely determined, would restrain the consummation of the Transactions or declare illegal, invalid or nonbinding any of the material covenants or obligations of the Purchaser hereunder.

If any condition set forth in this Section 8.2 is not satisfied at or prior to the Outside Closing Date, Seller may, as its sole remedy (a) waive any of the foregoing conditions and proceed to Closing, (b) terminate this Agreement, and neither party shall have any further obligation or liability to the other except with respect to the Surviving Obligations; provided if such failure of any condition resulted from a Purchaser Default hereunder, Seller shall have the right to exercise any of its remedies pursuant to Section 10.1; provided, further, Seller shall not have the right to terminate this Agreement under this Section 8.2 if Seller’s action or failure to act has been the primary cause of the Closing failing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by Seller.

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ARTICLE IX

TERMINATION AND ABANDONMENT

9.1 Termination of this Agreement.

This Agreement may be terminated and the Transactions may be abandoned at any time on or before the Closing, in each of the following instances:

(a) by mutual written agreement of Seller and Purchaser, in which case the Deposit shall be paid and released in accordance with the mutual direction of Seller and Purchaser;

(b) by Purchaser giving written notice to Seller at any time prior to the Closing in the event of the occurrence and continuance of a Seller Default, in which case the Deposit shall be paid and released in accordance with Section 10.2;

(c) by Seller giving written notice to Purchaser at any time prior to the Closing in the event of the occurrence and continuance of a Purchaser Default, in which case the Deposit shall be paid and released in accordance with Section 10.1;

(d) by Purchaser pursuant to Section 4.4, Section 4.5 or Section 8.1, in which case the Deposit shall be paid and released in accordance with Section 4.4, Section 4.5 or Section 8.1, as applicable; or

(e) by Seller pursuant to Section 8.2, in which case the Deposit shall be paid and released in accordance with Section 8.2.

9.2 Procedure Upon Termination. In the event either party exercises its right to terminate this Agreement pursuant to Section 9.1, this Agreement shall immediately terminate and shall be abandoned, without further action by any of the parties. If, prior to the Closing, either party elects to terminate this Agreement pursuant to the terms of Section 9.1 and makes a written demand upon Escrow Agent for payment of the Deposit in accordance with the terms hereof, Escrow Agent shall give written notice to the other party of such election to terminate and of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent shall be authorized to make such payment. If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment or arbitrator’s decision. However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction. Escrow Agent shall give written notice of such deposit to Seller and Purchaser in accordance with Section 14.6 of this Agreement.

ARTICLE X

DEFAULTS AND REMEDIES

10.1 Purchaser Default. If, prior to the Closing, Purchaser (i) defaults on its obligations hereunder to (a) deliver to Escrow Agent the deliveries specified under Section 5.3, or (b) deliver the Purchase Price in accordance with Article II and consummate the Transactions on the Closing Date or (ii) defaults or breaches in any material respect on any of its other representations, warranties, covenants or obligations under this Agreement (or with respect to any representation, warranty, covenant or obligation that is qualified by “materiality” or “material adverse effect,” Purchaser defaults or breaches, in any respect, such representation, warranty, covenant or obligation), and such default continues for more than 20 days after written notice from Seller (each, a “Purchaser Default”), then Seller may (a) terminate this Agreement

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immediately and without the right of Purchaser to receive additional notice or to cure, Purchaser shall forfeit the Deposit to Seller and the Escrow Agent shall deliver the Deposit to Seller as liquidated damages resulting from the Purchaser Default (the parties agreeing that (x) quantifying the amount of Seller’s losses pursuant to termination due to a Purchaser Default would be difficult to quantify, and (y) such sum is not a penalty, but rather a reasonable measure of Seller’s damages resulting from a termination due to a Purchaser Default) or then Seller may (a) terminate this Agreement immediately and without the right of Purchaser to receive notice or to cure pursuant to Section 2.3.3, Purchaser shall forfeit the Deposit to Seller and the Escrow Agent shall deliver the Deposit to Seller, or (b) subject to the conditions below, seek specific performance of Purchaser’s obligation to consummate the Transactions pursuant to this Agreement, such specific performance being in addition to any other remedy available at law or in equity. Seller may seek specific performance of Purchaser’s obligation to close on the sale of the Property pursuant to this Agreement only if, as a condition precedent to initiating such litigation for specific performance, Seller shall (x) not otherwise be in default under this Agreement; and (y) file suit therefor with the court on or before the 90th day after the Outside Closing Date. If Seller fails to file an action for specific performance within 90 days after the Outside Closing Date, then Seller shall be deemed to have elected to terminate this Agreement in accordance with subsection (a) above.

10.2 Seller Default. If, prior to Closing, Seller (i) defaults on its obligations hereunder to deliver to Escrow Agent or Seller, as applicable, the deliveries specified under Section 5.2, or to consummate the Transactions on the Closing Dateor, (ii) defaults or breaches in any material respect on any of its representations, warranties, covenants or obligations under this Agreement (or with respect to any representation, warranty, covenant or obligation that is qualified by “materiality” or “Material Adverse Effect,” Seller defaults or breaches in any respect such representation, warranty, covenant or obligation), and such default under this clause (ii) continues for more than twenty (20) days after written notice from Purchaser (each, a “Seller Default”), then, at Purchaser’s election and as Purchaser’s exclusive remedy, Purchaser may either (a) terminate this Agreement, and the Deposit shall be returned to Purchaser, or (b) subject to the conditions below, seek specific performance of Seller’s obligations to consummate the Transactions pursuant to and in accordance with this Agreement (but without seeking or collecting any Damages), provided if Purchaser fails to file an action for specific performance within one hundred twenty (120) days after the Closing Date, then Purchaser shall be deemed to have elected to terminate this Agreement and receive a return of the Deposit in accordance with subsection (a) above. In the event that Purchaser terminates this Agreement pursuant to clause (a) of the preceding sentence as a result of Seller’s knowing, intentional and willful actions, then Seller shall pay to the Purchaser an amount equal to Purchaser’s Expenses within ten (10) Business Days following such termination. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER FOR A DEFAULT BY SELLER PRIOR TO CLOSING, AND SHALL BE PURCHASER’S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A DEFAULT BY SELLER PRIOR TO CLOSING. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AND IS DILIGENTLY PURSUING AN ACTION SEEKING SUCH REMEDY.

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ARTICLE XI

RISK OF LOSS OR CASUALTY

11.1 Closing. In the event that any Facility is damaged or destroyed by fire or other casualty prior to Closing, then the parties shall consummate the Transactions in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding any such damage, destruction or casualty, in which case, if applicable, Seller and Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably and mutually agreed) of the such Property Seller’s rights and obligations with respect to the insurance claim related to such damage, destruction or casualty, and thereafter Purchaser shall receive (a) all insurance proceeds pertaining to such claim, less the sum of (i) any out-of-pocket costs incurred by Seller or Facility Owner in pursuing or collecting such claim, plus (ii) any amounts which may already have been spent by Seller or Facility Owner for Repairs, and (b) a credit against the Purchase Price at Closing in the amount of any deductible payable by Seller or Facility Owner in connection therewith. Seller shall not (and shall not permit any Property Owner to) settle any claims related to any such damage, destruction or casualty without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

11.2 Repairs. To the extent Seller or any Facility Owner elects to commence any Repairs with respect to any damage or destruction to a Facility (or the Land and/or Improvements related thereto) caused by fire or other casualty prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such Repairs completed or installed prior to Closing. To the extent that any Repairs have been commenced prior to Closing, then the Property Contracts shall include all construction and other contracts entered into by any Property Seller or Facility Owner in connection with such Repairs (the “Construction Contracts”). The Construction Contracts and all plans in connection with any Repairs must be approved by Purchaser, which approval shall not be unreasonably withheld. All Repairs undertaken by Seller or any Facility Owner pursuant to this Section 11.2 shall be performed in accordance with applicable law.

ARTICLE XII

EMINENT DOMAIN

In the event that, prior to Closing, all or any material portion of any Facility is (or previously, but after the Effective Date, has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (a “Taking”), or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency with respect to all or any material portion of any Facility, then the parties shall consummate the Transactions in accordance with the terms of this Agreement for the full Purchase Price and Purchaser shall have all rights to, and receive the full benefit of, any condemnation award. Seller shall not (and shall not permit any Facility Owner to) settle any claims related to a Taking without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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ARTICLE XIII

INDEMNIFICATION & SURVIVAL PROVISIONS

13.1 Effective Date; Survival. All of the Seller’s Representations and the Purchaser’s Representations are made as of the Effective Date and shall be deemed remade as of the Closing pursuant to Seller’s and Purchaser’s Bring Down Certificate, as applicable. All of the Seller’s Representations, Seller’s Covenants, and the Purchaser’s Representations shall survive Closing for a period of twelve (12) months after the Closing Date (the “Outside Claim Date”), it being agreed that none of the covenants contained in this Agreement shall survive the Closing except as otherwise expressly provided herein. Any claim by Seller or Purchaser with respect to any breach of the Seller’s Representations, Seller’s Covenants, or the Purchaser’s Representations, respectively, shall be effective and valid only if made after Closing in writing (specifying in reasonable detail the nature of the claim and the factual and legal basis for any such claim, and the provisions of this Agreement upon which such claim is made) against the other party on or prior to the Outside Claim Date.

Notwithstanding anything to the contrary contained in this Agreement, (i) if to Purchaser’s Knowledge prior to Closing any of the Seller’s Representations is inaccurate, untrue or incorrect in any way, Purchaser shall not be permitted to make any claim and shall have no recourse against Seller pursuant to this Article XIII or otherwise with respect to the breach of such Seller’s Representations, however, Purchaser shall have its rights and remedies set forth in Section 10.2 and (ii) if to Purchaser’s Knowledge any of the covenants of Seller to be performed on or before the Closing Date has not been performed prior to the Closing, and Purchaser consummates the Transactions, Purchaser will be deemed to have waived satisfaction of any such covenants, and Purchaser shall have no recourse, right of action or claim against Seller in respect of any such breach of covenant.

13.2 Indemnification by Seller. Subject to the other provisions of this Article XIII, after the Closing, Seller shall indemnify and hold harmless Purchaser and its Affiliates, and their respective members, managers, partners, directors, officers, shareholders, employees and agents (hereinafter referred to individually as a “Purchaser Indemnified Party” and collectively as “Purchaser Indemnified Parties”) from and against any and all Damages suffered by any of the Purchaser Indemnified Parties (without duplication) resulting from or arising out of any (collectively, “Seller Indemnifiable Damages”) (i) breach of or inaccuracy in any of the Seller’s Representations or (ii) or any breach of Seller’s Covenants, (iii) Excluded Liability, (iv) Excluded Assets or the use, ownership or operation thereof, or (v) any FCA Action.

13.3 Indemnification by Purchaser. Subject to the other provisions of this Article XIII, after the Closing, Purchaser shall indemnify and save harmless Seller and its Affiliates, and their respective members, managers, partners, directors, officers, shareholders, employees and agents (hereinafter referred to individually as a “Seller Indemnified Party” and collectively as “Seller Indemnified Parties”) from and against any and all Damages suffered by any of the Seller Indemnified Parties (without duplication) resulting from or arising out of any breach of or inaccuracy in any of the Purchaser Representations when made (collectively, “Purchaser Indemnifiable Damages”).

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13.4 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

13.4.1 Except as provided otherwise herein, (i) the aggregate liability of the Seller for Seller Indemnifiable Damages under Sections 13.2(i), (ii), (iii), (iv) and (v) shall not exceed the amount of Nineteen Million Two Hundred Thousand and 00/100 Dollars ($19,200,000.00) in the aggregate (“Seller Liability Cap”), and (ii) Seller shall be liable for Seller Indemnifiable Damages under Sections 13.2(i) and (ii) only if the aggregate amount of such damages exceeds the amount of $250,000.00, any then only to the extent of such excess (the “Seller Representation and Covenant Basket”); provided, however, that nothing in this Section 13.4.1 or elsewhere in this Agreement shall relieve Seller from liability to any third party for any Excluded Liability (it being understood and agreed that Seller shall retain and remain liable for all Excluded Liabilities and nothing in this Agreement limits or places a cap on Seller’s liability for, or obligation to satisfy, all Excluded Liabilities). For the avoidance of doubt, the Seller Representation and Covenant Basket limitation set forth in this Section 13.4.1 shall not apply in the case of any claim made pursuant to Sections 13.2(iii), (iv) or (v). Seller’s obligation under Section 13.2 with respect to any Seller Indemnifiable Damages shall be reduced by the amount of insurance proceeds, indemnification payments and other third party payments actually received in connection with such claims (net of any costs incurred in recovering such amounts). Anything contained in this Agreement to the contrary notwithstanding, (i) Seller’s indemnification obligations under Section 13.2 with respect to Seller Indemnifiable Damages resulting from or arising out of any FCA Action shall survive Closing until sixty (60) days following the expiration of the applicable statute of limitations (the “Outside FCA Claim Date”), and (ii) any claim by Purchaser with respect to Seller Indemnifiable Damages resulting from or arising out of any FCA Action shall be effective and valid only if made in writing (specifying in reasonable detail the nature of the claim and the factual and legal basis for any such claim, and the provisions of this Agreement upon which such claim is made against Seller) on or prior to the Outside FCA Claim Date.

13.4.2 Following the Closing, subject to the other provisions of this Article XIII, Purchaser shall look solely to the Seller and Seller Guarantor (and to none of the other Seller Indemnified Parties) with respect to any Seller Indemnifiable Damages, and shall have no recourse against any Seller Indemnified Party (other than Seller and Seller Guarantor) with respect to such Seller Indemnifiable Damages, and none of the Purchaser Indemnified Parties shall (or shall have the right to) seek, pursue or enter any judgment or collect (or attempt to collect) an amount in excess of the Seller Liability Cap with respect to claims under Section 13.2(i) and Section 13.2(ii), in the aggregate. Purchaser shall be required to notify Seller prior to the Outside Claim Date or Outside FCA Claim Date, as applicable, of any claim against Seller for Seller Indemnifiable Damages by the delivery of a written notice setting forth: (i) the dollar amount of the Seller Indemnifiable Damages claim noticed, if reasonably estimable by Purchaser; (ii) the aggregate dollar amount of all prior Seller Indemnifiable Damages pursuant to Section 13.2 of this Agreement asserted by any of the Purchaser Indemnified Parties against Seller or Seller Guarantor to date, if reasonably estimable; (iii) whether the Seller Representation and Covenant Basket (if applicable) has been exceeded; and (iv) the aggregate dollar amount of Seller Indemnifiable Damages paid to Purchaser or any other Purchaser Indemnified Party to date (each such notice, a “Notice of Claim” and such claim, a “Noticed Claim”). If Purchaser and Seller cannot mutually agree upon the settlement of any such Noticed Claim, Purchaser shall

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be deemed to have waived its right to pursue such Noticed Claim (and any right to collect from Seller with respect to such Noticed Claim), unless Purchaser brings a court action with respect to such Noticed Claim on or prior to the date that is thirty (30) days after the Outside Claim Date, or the Outside FCA Claim Date, as applicable.

13.5 Indemnification Procedures. The party or parties making a claim for indemnification under Sections 13.2 or 13.3 shall be, for purposes of this Agreement, referred to as the “Indemnified Person” and the party or the parties against whom such claims are asserted under this Section 13.5 shall be, for purposes of this Agreement, referred to as the “Indemnifying Person.” All Damages suffered by an Indemnified Person for which such Indemnified Person has a claim under this Article XIII shall be, for purposes of this Agreement, referred to as “Indemnifiable Damages.” All claims by any Indemnified Person under this Article XIII for Third Party Claims shall be asserted and resolved as follows:

13.5.1 In the event of any claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against any Indemnified Person which is covered by the indemnification provisions of this Article XIII (in each such case, a “Third Party Claim”), the Indemnified Person shall promptly cause written notice of the assertion of such Third Party Claim to be forwarded to the Indemnifying Person (a “Notice of Third Party Claim”). The failure of the Indemnified Person to promptly deliver to the Indemnifying Person any Notice of Third Party Claim shall not release, waive or otherwise affect the Indemnifying Person’s obligations with respect thereto except to the extent that the Indemnifying Person is actually prejudiced as a result of such failure. Subject to Section 13.5.2, the Indemnifying Person on behalf of the Indemnified Person shall have the right to elect to assume control of the defense of any Third Party Claim with counsel reasonably acceptable to the Indemnified Person. The costs and expenses incurred by the Indemnifying Person in connection with such defense (including reasonable out-of-pocket attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Indemnifying Person. In the event of a conflict of interest between the Indemnifying Person and the Indemnified Person as to any matter for which indemnification is required hereunder, the Indemnified Person may engage counsel of its own choice to participate in such defense (which counsel shall be reasonably satisfactory to the Indemnifying Person) and at the expense of the Indemnifying Person, in the defense of any Third Party Claim.

13.5.2 With respect to the defense of any Third Party Claim, the Indemnifying Person shall not be entitled to continue control of such defense and shall pay the costs and expenses incurred by the Indemnified Person in connection with such defense if the Indemnifying Person fails to assume control of the defense or materially fails to defend such claim.

13.5.3 If the Indemnifying Person has the right to and does elect to defend any Third Party Claim, the Indemnifying Person shall: (i) conduct the defense of such Third Party Claim actively and diligently and keep the Indemnified Person reasonably informed of material developments in the Third Party Claim at all stages thereof and (ii) to the extent practicable, permit the Indemnified Person and its counsel to confer with the Indemnifying Person and its counsel regarding the conduct of the defense thereof. Purchaser and Seller will make available to each other and each other’s counsel and accountants, without charge, all of their and their

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Affiliates’ books and records relating to the Third Party Claim, and each party (at its own expense) will render to the other party such assistance as may be reasonably required in order to ensure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith; provided, however, the Indemnified Person shall not have an obligation to disclose any information or documents, that are proprietary, subject to confidentiality restrictions (unless the recipient of such information signs a confidentiality agreement reasonably acceptable to the disclosing Indemnified Person), or privileged (including pursuant to any attorney-client privilege). The Indemnified Person and the Indemnifying Person shall render, and shall cause their respective employees to render, to each other, at the sole cost and expense of the Indemnifying Person such other assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

13.5.4 If the Indemnifying Person has the right to and does elect to defend any Third Party Claim, the Indemnifying Person shall have the right to enter into any settlement of a Third Party Claim without the consent of the Indemnified Person provided that (i) no amount is payable by such Indemnified Person in connection with such settlement, (ii) such settlement does not involve any injunctive or other equitable relief or the contractual equivalent thereof binding upon such Indemnified Person, (iii) such settlement expressly and unconditionally releases such Indemnified Person from all liabilities and obligations with respect to such claim, with prejudice and (iv) such settlement does not include an admission of wrongdoing of or by the Indemnified Person; provided, further, that no settlement by the Indemnifying Person of a Third Party Claim shall limit or reduce the right of the Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third Party Claim to the extent such Indemnified Person is otherwise entitled to be indemnified pursuant to this Article XIII.

13.5.5 In calculating amounts payable to an Indemnified Person, the amount of any Indemnifiable Damages shall be determined net of (i) the present value of any tax benefit inuring to such Indemnified Person on account of such Damages, (ii) payments actually recovered by such Indemnified Person under any insurance policy with respect to such Damages, and (iii) any net prior recovery by such Indemnified Person from any third party with respect to such Damages. If the Indemnifying Person has paid the Indemnified Person pursuant to the provisions of this Article XIII with respect to a claim for which payment of the type described in clauses (ii) and (iii) of the preceding sentence is subsequently received by the Indemnified Person, the Indemnified Person will promptly pay to the Indemnifying Person the amount of such duplicative payment (net of any costs of recovery); provided, that the amount of such payment will not exceed the sums paid by the Indemnifying Person to the Indemnified Person in connection with the occurrence giving rise to the Indemnifiable Damages.

13.5.6 In respect of any Damages for which indemnification may be sought pursuant to Article XIII, the Indemnified Person shall (and shall cause its Affiliates to) (a) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages to which it may be entitled to indemnification under this Agreement except to the extent that the Indemnified Person believes in good faith that the taking of such action would have material and adverse consequences for the Indemnified Person, and (b) select the lowest cost remedy available consistent with good business practice. The terms of Section 13.5 are not intended to modify in any manner the limitations on liability set forth in Section 13.4.

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13.5.7 Notwithstanding anything to the contrary contained herein, Seller shall have the sole right to control any FCA Action including the defense, negotiation or settlement of the same, and no Indemnified Person shall have the right to participate in the same without Seller’s consent so long as Seller is conducting the defense.

13.6 Tax Treatment. Without limiting Section 13.9, for all tax purposes, the parties agree to treat indemnity payments made pursuant to this Agreement as an adjustment to the Purchase Price.

13.7 Exclusive Remedy. Purchaser and Seller acknowledge and agree that following the Closing the indemnification provisions in this Article XIII shall be the exclusive remedy of Purchaser and Seller (and all other Purchaser Indemnified Parties and Seller Indemnified Parties) with respect to the Transactions.

13.8 Manner of Payment. Any indemnification payments made by Seller or Purchaser pursuant to this Article XIII shall be effected by wire transfer of immediately available funds to the accounts designated by the other party, within five (5) days after the final determination thereof.

13.9 REIT Savings Clause. Notwithstanding anything in this Agreement to the contrary, in no event shall any amount paid to any Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, pursuant to this Agreement in any taxable year exceed the maximum amount that can be paid in such year without causing such party, or any direct or indirect owner of such party, in each case which is a Real Estate Investment Trust (a “REIT”), to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) for such year, determined as if the payment of such amount did not constitute income described in Section 856(C)(2)(A)-(I) and Section 856(C)(3)(A)-(I) of the Code (“Qualifying Income”) as determined by counsel or independent accountants to such party. If the maximum amount that can be paid for any taxable year under the preceding sentence is less than the amount which the indemnifying party would otherwise be obligated to pay to the applicable indemnified party pursuant to Article XIII (the amount of such deficit, the “Deficit Amount”), the such indemnified party shall so notify the indemnifying party, which shall (at the indemnified parties’ sole cost and expense) place the Deficit Amount in escrow and shall not execute any instrumentation permitting a release of any portion thereof to the indemnified parties, and the indemnified parties shall not be entitled to any such amount, unless and until the indemnifying party and escrow holder receive (all at the indemnified parties’ sole cost and expense) notice from the indemnified party, together with either (a) an opinion of such indemnified party’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute gross income which is not Qualifying Income, (b) a ruling from the IRS stating that the receipt by the indemnified parties of the Deficit Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, or (c) a letter from the indemnified party’s independent accountants indicating the maximum amount that can be paid at that time to the indemnified parties without causing any indemnified party or any direct or indirect owner of such

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indemnified party, in each case which is a REIT, to fail to meet the REIT Requirements for any relevant taxable year, together with either a ruling from the IRS issued to such indemnified party or an opinion of the indemnified party’s tax counsel to the effect that such payment would not be treated as includible in the income of the applicable indemnified party for any prior taxable year, in which event the escrow holder shall pay such maximum amount. The indemnifying party’s and escrow holder’s obligation to pay any Deficit Amounts shall terminate ten (10) years from the date of this Agreement and, upon such date, the escrow holder shall remit any remaining funds in escrow to the indemnifying party and the indemnifying party shall have no obligation to make any further payments to the indemnified parties notwithstanding that such Deficit Amounts have not been paid as of such date. For all purposes of this Agreement, (A) (i) the Purchaser Indemnified Parties release Seller from any claims that may arise from actions taken by Seller at the request of the Purchaser Indemnified Parties or their agents under this Section 13.9, and (ii) the Purchaser Indemnified Parties’ right to receive Deficit Amounts shall be limited to the amounts in escrow and Seller shall have no obligation to make any further payments to any Purchaser Indemnified Party with respect to such Deficit Amounts, and (B) (i) the Seller Indemnified Parties release Purchaser from any claims that may arise from actions taken by Purchaser at the request of the Seller Indemnified Parties or their agents under this Section 13.9, and (ii) the Seller Indemnified Parties’ right to receive Deficit Amounts shall be limited to the amounts in escrow and Purchaser shall have no obligation to make any further payments to any Seller Indemnified Party with respect to such Deficit Amounts.

13.10 Brokerage. Seller and Purchaser each represents and warrants to the other that it has not dealt with or utilized the services of any real estate broker, investment banker, sales person or finder in connection with this Agreement, other than the services of Citigroup Global Markets Inc. in its capacity as financial advisor to Seller (“Financial Advisor”). Seller shall pay any and all fees that may be due and payable to Financial Advisor in connection with the Transactions pursuant to a separate agreement with Financial Advisor. Each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against any breach of the terms of this Section 13.10 and any Damages relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.

ARTICLE XIV

MISCELLANEOUS

14.1 Binding Effect of Agreement. This Agreement shall not be binding on either party until executed by both Purchaser and Seller and the Deposit is received by Escrow Agent. Escrow Agent’s execution of this Agreement shall not be a prerequisite to the effectiveness of this Agreement. Subject to Section 14.3, this Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns.

14.2 Exhibits; Schedules; Annexes. All Exhibits, Schedules and Annexes, whether or not annexed hereto, are a part of this Agreement for all purposes.

14.3 Assignability. This Agreement is not assignable by either party without first obtaining the prior written approval of the other party hereto. Notwithstanding the foregoing, Purchaser may assign this Agreement, without first obtaining the prior written approval of Seller,

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to an Affiliate of Purchaser so long as Purchaser shall not be released from its liability hereunder and Purchaser provides written notice to Seller of any such proposed assignment. Notwithstanding anything to the contrary contained in this Agreement, Purchaser’s right to appoint, or direct assignment of any of the Property to, a designee shall be limited to any designee that is an Affiliate of Purchaser.

14.4 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

14.5 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

14.6 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered; (b) sent by a nationally-recognized overnight delivery service; (c) sent by certified or registered mail, return receipt requested; or (d) sent by electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter. All notices shall be deemed effective when actually delivered; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

To Purchaser:	c/o Fortress Investment Group
1345 Avenue of the Americas
New York, NY 10105
Attn: Cameron MacDougall

With a copy to:	c/o Fortress Investment Group LLC
2901 North Dallas Parkway, Suite 380
Plano, TX 75093
Attn: Matthew Lucas
Email: mlucas@fortress.com

With a copy to:	Kutak Rock LLP
1801 California Street
Suite 3000

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Denver, CO 80202
Attn: William S. Martin
Fax: (303) 292-7799
Email: william.martin@kutakrock.com

To Seller:	c/o Holiday Retirement 5885 Meadows Road, Suite 500 Lake Oswego, Oregon 97035 Attention: Chief Legal Officer Email: legal@holidaytouch.com

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attention: Nancy M. Olson Email: nancy.olson@skadden.com

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

First American Title Insurance Company 1125 17th Street, Suite 500 Denver, CO 80202 Attention: Katie L. Miller Email: katiemiller@firstam.com

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Agreement, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

14.7 Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any principles regarding conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of Purchaser and Seller shall submit to the exclusive jurisdiction of the state courts of the State of New York in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of each and every suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the parties, it being expressly understood and agreed that this consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by such law, shall be necessary in order to confer jurisdiction upon a party in any such court. Each of Purchaser and Seller shall waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding brought in any such court, any claim that either Purchaser or Seller is not subject personally to the jurisdiction of the above-named courts, that Purchaser’s or Seller’s property is exempt or immune from attachment or execution, that the

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suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and further agrees to waive, to the fullest extent permitted under applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which Seller, Purchaser or their successors or permitted assigns are entitled pursuant to the final judgment of any court having jurisdiction.

14.8 Entire Agreement. This Agreement embodies the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.

14.9 Amendments. This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, the signature of the Escrow Agent shall not be required as to any amendment of this Agreement other than an amendment of Section 2.3.

14.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.11 Multiple Counterparts/Facsimile Signatures. This Agreement may be executed in a number of identical counterparts. This Agreement may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto.

14.12 Construction. No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

14.13 Confidentiality/Press Releases. Each party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to, the Property (or any portion thereof), Purchaser and/or Seller or their respective Affiliates shall be, and be kept, confidential, and shall not be disclosed or otherwise released to any other Person (other than by the party to such party’s Affiliates), without the written consent of Purchaser or Seller, as applicable. Any information obtained by Purchaser in the course of its inspection of the Property, and any Materials provided by Seller to Purchaser hereunder, in each case that is proprietary to Seller (including, without limitation, information regarding Seller’s operating results from the Property) shall be confidential and Purchaser shall be prohibited from making public or disclosing such information to any other Person, without Seller’s prior written authorization, which may be granted or denied in Seller’s sole discretion. The obligations of the parties hereunder shall not apply in the following instances:

14.13.1 to the extent that the disclosure of information otherwise determined to be confidential is required by legal requirements, or by any regulations or securities exchange listing rules applicable to such party or its Affiliates, provided that (A) prior to disclosing such confidential information, such disclosing party shall notify the other party thereof, which notice shall include the basis upon which such disclosing party believes the information is required to be disclosed; and (B) such disclosing party shall, if requested by the other party and, to the extent practicable, provide reasonable cooperation with the other party to protect the continued confidentiality thereof;

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14.13.2 the disclosure of confidential information to any directors, officers, employees, consultants, financial advisors, other professional advisors, shareholders, investors and lenders (both actual and potential) of a party who agree to hold confidential such information substantially in accordance with this Section 14.13 or who are otherwise bound by a duty of confidentiality to such party; and

14.13.3 Purchaser (or any of its Affiliates) shall have the right to disclose such confidential information as is, in the opinion of Purchaser’s counsel, required to be disclosed in connection with Purchaser’s (or any of its Affiliates’) quarterly earnings results or financing activities.

14.13.4 All pre-Closing publicity concerning the Transactions shall be jointly planned, coordinated, approved and released by and among the Seller and Purchaser, and no other press release shall be made by either party; provided, however, that nothing herein shall prohibit either party from making any press release or disclosure as may be permitted pursuant to Section 14.13(a).

14.14 Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement and any aspect thereof.

14.15 Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

14.16 Time Periods. All times referenced herein shall be as determined under the Central Time Zone of the United States. Should the last day of a time period contemplated by this Agreement fall on a day other than a Business Day, the next Business Day thereafter shall be considered the end of the time period.

14.17 No Personal Liability of Officers, Trustees or Directors. Purchaser acknowledges that this Agreement is entered into by and among Seller, Seller Guarantor and Purchaser, and Purchaser agrees that none of the Seller Indemnified Parties (other than Seller and Seller Guarantor) shall have any personal liability under this Agreement or any document executed in connection with the Transactions. Seller acknowledges that this Agreement is entered into by and among Seller, Seller Guarantor and Purchaser, and Purchaser agrees that none of Purchaser Indemnified Parties (other than Purchaser) shall have any personal liability under this Agreement or any document executed in connection with the Transactions.

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14.18 No Recording. Purchaser shall not cause or allow this Agreement or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller’s prior written consent, which consent may be withheld at Seller’s sole discretion. If Purchaser records this Agreement or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Agreement.

14.19 Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Agreement is only that of a seller and a purchaser of property. Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

14.20 Non-Solicitation. Until the earlier of the termination of this Agreement or the Closing, Purchaser shall not (and shall not permit any of Purchaser’s Affiliates), without the prior written consent of the Seller, take hire, solicit or entice any employee of Seller (or any employee of any Affiliate of Seller) to leave the employment of, or terminate the engagement by, Seller or its Affiliate.

14.21 Survival. The provisions of Section 2.3, Section 4.4, Section 4.5, Section 5.4, Section 8.1, Section 8.2, Article IX, Article X, Section 11.1, Article XII, Section 13.9 and this Article XIV (excluding Section 14.20) shall survive the termination of this Agreement. The provisions of Section 2.2.3, Section 2.3, Section 3.1, Article V, Article VI, Article XIII and this Article XIV (excluding Section 14.20) shall survive the Closing.

14.22 Multiple Purchasers. As used in this Agreement, the term “Purchaser” includes all entities acquiring any interest in the Property at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 14.3 of this Agreement. In the event that “Purchaser” has any obligations or makes any covenants, representations or warranties under this Agreement, the same shall be made jointly and severally by all entities being a Purchaser hereunder. If Seller delivers notice to one Purchaser hereunder, such notice shall be deemed delivered to each Purchaser.

14.23 Multiple Sellers. In the event that “Seller” has any obligations or makes any covenants, representations or warranties under this Agreement, the same shall be made jointly and severally by all entities being a Seller hereunder. If Purchaser delivers notice to one Seller hereunder, such notice shall be deemed delivered to each Seller.

14.24 Seller Guarantor.

14.24.1 Seller Guarantor acknowledges and agrees that it is an affiliate of Seller and that the consummation of the Transactions will provide substantial and direct benefit to Seller Guarantor. As an inducement to Purchaser to enter into this Agreement, Seller Guarantor, for value received, subject to the terms contained herein, does hereby unconditionally, absolutely and irrevocably, guarantee, as principal and not as surety, (a) the due and punctual payment of all monetary obligations hereafter due and payable by Seller under Article XIII of this Agreement and (b) Purchaser’s Expenses if and only if Purchaser is entitled to recover the same pursuant to

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the provisions of Section 10.2 (collectively, the “Seller Guaranty”). This Seller Guaranty is unconditional, absolute and irrevocable irrespective of circumstances which might otherwise constitute a legal or equitable discharge of, or any defense, setoff or counterclaim available to, Seller Guarantor. Seller Guarantor hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Seller, protest, notice and all demands whatsoever in connection with the payment of all monetary obligations hereafter due and payable by Seller under Article XIII of this Agreement. The guarantee under this Section 14.24 constitutes a guarantee of payment when due and not merely of collection.

14.24.2 For the purpose of inducing Purchaser to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller Guarantor represents and warrants to Purchaser the following as of the Effective Date:

14.24.2.1 Seller Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

14.24.2.2 Seller Guarantor, acting through any of its or their duly empowered and authorized officers or members, has full power and authority to enter into this Agreement and to perform its obligations hereunder, and no consent of any of Seller Guarantor’s partners, directors, officers or members are required to so empower or authorize Seller Guarantor. The execution, delivery and compliance with or fulfillment of the terms and conditions hereof will not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller Guarantor is a party or by which Seller Guarantor is otherwise bound, which conflict, breach or default would have a material adverse effect on Seller Guarantor’s ability to perform its obligations hereunder or (ii) result in a violation or breach, in any material respect, of any legal requirement applicable to Seller Guarantor or by which Seller Guarantor or the property of Seller Guarantor is bound.

14.24.2.3 This Agreement is a valid and binding agreement, enforceable against Seller Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and equitable principles and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

14.24.2.4 No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any applicable governmental authority is required to be obtained or made by Seller Guarantor in connection with the execution and delivery of this Agreement, or the consummation of the Transactions which Seller Guarantor has not already obtained or made.

14.24.2.5 In the event that Seller Guarantor, after the Closing, enters into an agreement while this Seller Guaranty remains in effect pursuant to which Seller Guarantor agrees to sell or transfer all or substantially all of its assets or to consummate any other transaction, and the Net Worth of Seller Guarantor immediately following the consummation of such transaction (excluding the cash proceeds of such sale or transfer or other transaction) is reasonably estimated to be less than $100,000,000, Seller Guarantor shall prior to the consummation of such transaction (i) cause a replacement guarantor with a Net Worth in

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excess of $100,000,000 to assume in writing the obligations of Seller Guarantor under this Seller Guaranty, or (ii) escrow funds with Escrow Agent in an amount satisfactory to Purchaser in its sole discretion (the “Escrow Funds”), in which case this Seller Guaranty shall automatically terminate and the Escrow Funds shall be held by Escrow Agent pursuant to an escrow agreement in form reasonably acceptable to Seller Guarantor and Purchaser and used for the purpose of satisfying the Seller Indemnifiable Damages, if any.

14.25 Post-Closing Cooperation.

14.25.1 [Intentionally Deleted]

14.25.2 At any time and from time to time within a period of three (3) years after the Closing, Seller shall use its best efforts to assist Purchaser (at Purchaser’s sole cost and expense) in (i) the preparation of any and all historical and pro forma financial statements relating to the Property as determined by Purchaser are necessary for Purchaser or its Affiliate to satisfy the requirements under applicable rules and regulations of the Securities and Exchange Commission, including, without limitation, by obtaining and providing relevant data and providing access to individuals with knowledge of such data; (ii) obtaining an unqualified audit opinion in accordance with GAAP from Ernst & Young LLP (or such other registered independent accounting firm as Purchaser shall specify, the “Accounting Firm”) with respect to such financial statements (including the consent of the Accounting Firm to the inclusion of such opinion in one or more reports or registration statements that may be filed by Purchaser or its Affiliates with the Securities and Exchange Commission); (iii) causing the Accounting Firm to issue one or more customary comfort letters with respect to the financial information of Seller or Purchaser; and (iv) causing the Accounting Firm to perform a review of any interim financial periods in accordance with AU 722 as promulgated by the Public Company Accounting Oversight Board in order to be able to provide customary comfort with respect to such periods. Without limiting the foregoing, Seller shall, promptly following the request of the Accounting Firm, cause to be delivered to the Accounting Firm a representation letter in such form as may be reasonably requested by the Accounting Firm. Upon receipt by Seller of Purchaser’s reasonable written request at any time and from time to time within a period of three (3) years after the Closing, Seller shall, at Seller’s principal place of business, during Seller’s normal business hours, make all records relating to the Property available to Purchaser for inspection and copying (at Purchaser’s sole cost and expense).

14.26 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Purchaser, Seller or Purchaser, as applicable, hereby agrees to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances Seller or Purchaser, as applicable, may reasonably require in order to consummate fully the transactions contemplated hereunder.

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14.27 Bulk Sales Laws. Seller hereby waives Purchaser’s compliance with the bulk transfer provisions of the state in which the Property is located or similar laws. Seller shall comply with the bulk transfer provisions of the state in which the Property is located or similar laws and indemnify, protect, defend and hold harmless Purchaser for any loss related thereto.

14.28 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

[Remainder of page intentionally left blank.]

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NOW, THEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

Seller:

HARVEST ASPEN MEADOWS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST ECHO RIDGE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST HOLIDAY HILLS ESTATES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

FLINT RETIREMENT RESIDENCE LLC, a Delaware limited liability company

By:	HARVEST MEZZANINE II LLC, a Delaware limited liability company

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

LITTLE ROCK RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

HANFORD RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

PARKROSE RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

ELM PARK ESTATES RETIREMENT RESIDENCE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	HARVEST GENERAL PARTNER I LLC, a Delaware limited liability company

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

HARVEST ARCADIA PLACE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST GREENWOOD TERRACE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST NIAGARA VILLAGE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST QUAIL RUN ESTATES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST REDBUD HILLS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST UNIVERSITY PINES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST MONTARA MEADOWS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

MACON RETIREMENT RESIDENCE LLC, a Delaware limited liability company

WILMINGTON RETIREMENT RESIDENCE LLC, a Delaware limited liability company

By:	HARVEST MEZZANINE I LLC, a Delaware limited liability company

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

ESCONDIDO RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

NAPA RETIREMENT RESIDENCE LIMITED PARTNERSHIP, a Washington limited partnership

By:	HARVEST GENERAL PARTNER II LLC, a Delaware limited liability company

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

KALAMA HEIGHTS RETIREMENT RESIDENCE L.L.C., a Washington limited liability company

BEND RETIREMENT RESIDENCE LLC, an Oregon limited liability company

BURLINGTON RETIREMENT RESIDENCE LLC, an Oregon limited liability company

HILTON HEAD RETIREMENT RESIDENCE LIMITED LIABILITY COMPANY, an Oregon limited liability company

JACKSONVILLE RETIREMENT RESIDENCE LLC, an Oregon limited liability company

MADISON RETIREMENT RESIDENCE LLC, an Oregon limited liability company

OCALA RETIREMENT RESIDENCE LLC, an Oregon limited liability company

DENVER RETIREMENT RESIDENCE LIMITED LIABILITY COMPANY, an Oregon limited liability company

TOLEDO RETIREMENT RESIDENCE LLC, an Oregon limited liability company

By:	HARVEST MANAGING MEMBER I LLC, a Delaware limited liability company

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

EXECUTED FOR THE SOLE PURPOSE OF
AGREEING TO BE BOUND BY SECTION 14.24

Seller Guarantor:

Harvest Facility Holdings LP, a Delaware limited partnership

By:	Harvest Facility Holdings GP LLC, a Delaware limited liability company, its general partner

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

Purchaser:

NIC Acquisitions LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTIONS

Aspen View

Property Address: 3075 Avenue C, Billings, MT 59102

Real property in the City of Billings, County of Yellowstone, State of Montana, described as follows:

Lot 18A, Block 4, of Amended Plat of Lots 1 through 12 and Lots 18 through 21, Block 4, of Judd Center Subdivision, in the City of Billings, Yellowstone County, Montana, according to the official plat on file in the office of the Clerk and Recorder of said County, under Document #1609913.

Exhibit A-1

Augustine Landing

Property Address: 10141 Old Street Augustine Road, Jacksonville, FL 32257

Real property in the City of Jacksonville, County of Duval, State of Florida, described as follows:

A PORTION OF GOVERNMENT LOT 1 OF THE SOUTHEAST ONE-QUARTER OF SECTION 32, TOWNSHIP 3 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, BEING THAT LAND DESCRIBED AS PARCELS 4, 5 AND A PORTION OF PARCEL 7 AS RECORDED IN OFFICIAL RECORDS VOLUME 6254, PAGE 987 OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY, LYING EAST OF OLD ST. AUGUSTINE ROAD (A 100 FOOT RIGHT OF WAY, AS NOW ESTABLISHED). BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A 4 INCH BY 4 INCH CONCRETE MONUMENT (STAMPED PRM #2117) AT THE INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF SAID OLD ST. AUGUSTINE ROAD WITH THE NORTHERLY LINE OF SAID GOVERNMENT LOT 1, ALSO BEING THE SOUTHWESTERLY CORNER OF LOT 5, HUNTINGTON FOREST UNIT ONE, AS RECORDED IN PLAT BOOK 35, PAGES 78 AND 78A OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY; THENCE SOUTH 33° 30’36” EAST, ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 357.62 FEET TO A FOUND ONE HALF INCH IRON PIPE (STAMPED CLARY & ASSOC.). BEING AN ANGLE POINT IN SAID RIGHT OF WAY LINE AND THE NORTHWESTERLY CORNER OF THOSE LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS BOOK 8444, PAGE 2382 OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY; THENCE SOUTH 33°17’35” EAST ALONG THE SOUTHWESTERLY LINE OF LAST SAID LANDS AND SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 205.81 FEET TO A 2 INCH IRON PIPE (NO IDENTIFICATION). BEING THE SOUTHWESTERLY CORNER OF THOSE LAST MENTIONED LANDS AND THE NORTHWESTERLY CORNER OF THOSE LANDS DESCRIBED AS AFORESAID PARCEL 5, AS RECORDED IN OFFICIAL RECORDS VOLUME 6254, PAGE 987, SAID 2 INCH IRON PIPE (NO IDENTIFICATION) BEING THE POINT OF BEGINNING; THENCE NORTH 56° 14’59” EAST, ALONG THE NORTHWESTERLY LINE OF LAST SAID LANDS AND THE SOUTHEASTERLY LINE OF SAID LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS BOOK 8444, PAGE 2382, A DISTANCE OF 194.77 FEET TO A ONE HALF INCH IRON PIPE (STAMPED CLARY MILLER). BEING THE SOUTHEASTERLY CORNER OF THOSE LAST MENTIONED LANDS AND THE SOUTHWESTERLY CORNER OF THOSE LANDS DESCRIBED AS AFORESAID PARCEL 7, AS RECORDED IN OFFICIAL PUBLIC RECORDS VOLUME 6254, PAGE 987; THENCE NORTH 33°05’58” WEST, ALONG THE SOUTHWESTERLY LINE OF LAST SAID LANDS AND THE NORTHEASTERLY LINE OF SAID LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS BOOK 8444, PAGE 2382, A DISTANCE OF 25.03 FEET TO A ONE HALF INCH IRON PIPE (STAMPED RLS/5586); THENCE NORTH 54°48’50” EAST, A DISTANCE OF 378.53 FEET TO A ONE HALF INCH IRON PIPE (STAMPED RLS/5586). SAID IRON PIPE BEING SITUATE IN THE SOUTHERLY BOUNDARY LINE OF SAID HUNTINGTON FOREST UNIT ONE; THENCE NORTH 89°18’07” EAST, ALONG LAST SAID LINE, A DISTANCE OF 150.75 FEET TO A ONE HALF INCH IRON PIPE (STAMPED RLS/5586). AT THE INTERSECTION WITH THE WESTERLY BOUNDARY LINE OF SAID HUNTINGTON FOREST UNIT ONE; THENCE SOUTH 00°36’51” EAST, ALONG LAST SAID LINE, A DISTANCE OF 102.34 FEET TO A 4 INCH BY 4 INCH CONCRETE MONUMENT (STAMPED PRM/2117). AT THE INTERSECTION WITH THE SOUTHERLY BOUNDARY LINE OF SAID HUNTINGTON FOREST UNIT ONE;

Exhibit A-2

THENCE SOUTH 87°47’19” EAST, ALONG LAST SAID LINE, A DISTANCE 105.00 FEET TO A 4 INCH BY 4 INCH CONCRETE MONUMENT (STAMPED PRM/2117); BEING AN ANGLE POINT IN THE SOUTHERLY BOUNDARY LINE OF SAID HUNTINGTON FOREST UNIT ONE; THENCE CONTINUE SOUTH 62°16’51” EAST, ALONG LAST SAID LINE, A DISTANCE OF 2.94 FEET TO A 4 INCH BY 4 INCH CONCRETE MONUMENT (UNABLE TO READ IDENTIFICATION); BEING THE NORTHWEST BOUNDARY CORNER OF LOT 4D, RAINTREE UNIT ONE, AS RECORDED IN PLAT BOOK 39, PAGES 9, 9A, 9B, 9C AND 9D, INCLUSIVE OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY; THENCE SOUTH 02°27’06” EAST, ALONG THE WESTERLY BOUNDARY LINE OF SAID RAINTREE, UNIT ONE, A DISTANCE OF 56.57 FEET TO THE SOUTHEASTERLY CORNER OF THOSE LANDS DESCRIBED AS AFORESAID PARCEL 5, AS RECORDED IN OFFICIAL RECORDS VOLUME 6254, PAGE 987, AND THE NORTHEASTERLY CORNER OF AFORESAID LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS VOLUME 5939, PAGE 1897; THENCE SOUTH 55°06’01” WEST, ALONG THE NORTHWESTERLY LINE OF LAST SAID LANDS AND THE SOUTHEASTERLY LINE OF SAID PARCELS 4 AND 5 RECORDED IN OFFICIAL RECORDS VOLUME 6254, PAGE 987, A DISTANCE OF 698.19 FEET TO A ONE HALF INCH IRON PIPE (STAMPED RLS/5586); BEING THE SOUTHWESTERLY CORNER OF SAID PARCEL 4, AND THE NORTHWESTERLY CORNER OF THOSE AFORESAID LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS VOLUME 5939, PAGE 1897, SAID IRON PIPE BEING SITUATE IN AFORESAID EASTERLY RIGHT OF WAY LINE OF OLD ST. AUGUSTINE ROAD; THENCE NORTH 34°22’30” WEST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 260.00 FEET TO THE POINT OF BEGINNING.

APN: 148992-0050

Exhibit A-3

Andover Place

Property Address: 2601 Andover Court, Little Rock, AR 72227

Real property in the City of Little Rock, County of Pulaski, State of Arkansas, described as follows:

Little Rock Retirement Residence, an Addition to the City of Little Rock, Pulaski County, Arkansas, as shown in Plat Book C at Page 563.

Together with an easement for ingress and egress, drainage and utilities over and across the following described property:

Part of The SW 1/4 of The NW 1/4 of The SE 1/4 of Section 26, Township 2 North, Range 13 West, Pulaski County, Arkansas, and being more particularly described as follows: Commencing at the Southeast Corner of the above SW 1/4 of The NW 1/4 of these 1/4 of Section 26; Thence North 00 Degrees 8’00” East, along the East line thereof, 545.25 feet to the Northeast Corner of Little Rock Retirement Residence addition; Thence along the North line of the Little Rock Retirement Residence the following courses and distances; Thence South 75 Degrees 51’38” West, 49.23 feet; Thence South 45 Degrees 58’16” West 17.72 feet to the Point of Beginning; Thence South 45 Degrees 58’16” West 7.84 feet; Thence leaving the North line of the above said Little Rock Retirement Residence addition, North 0 Degrees 22’36” West, 4.23 feet; Thence North 77 Degrees 52’50” East, 5.79 feet to the Point of Beginning,

and

Commencing at the Southeast Corner of the above said SW 1/4 of the NW 1/4 of these 1/4 of Section 26; Thence North 00 Degrees 8’00” East, along the East line thereof, 545.25 feet to the Northeast Corner of Little Rock Retirement Residence addition; Thence along the North line of the Little Rock Retirement Residence the following courses and distances; Thence South 75 Degrees 51’36” West, 49.23 feet; Thence South 45 Degrees 58’16” West 71.10 feet to the Point of Beginning; Thence South 45 Degrees 58’16” West, 12.35 feet; Thence South 43 Degrees 32’59” West, 54.43 feet to the Easterly Right-of-Way line of Andover Court; Thence along the Easterly Right-of-Way line of Andover Court on the arc of a curve to the left (said curve having a radius of 388.10 feet and a Delta of 5 Degrees 51’27”) and a chord bearing and distance of North 1 Degrees 32’32” East, 39.66 feet; Thence along the arc of a curve to the left (said curve having a radius of 15.0 feet and a Delta of 13 Degrees 10’08”) and a chord bearing and distance of North 85 Degrees 36’44” East, 3.44 feet; Thence North 79 Degrees 01’41” East, 42.66 feet to the Point of Beginning.

Parcel ID: 43L0580500100

Exhibit A-4

Arcadia Place

Property Address: 1080 Arcadia Avenue, Vista, CA 92084

Real property in the City of Vista, County of San Diego, State of California, described as follows:

LOTS 46 AND 47 OF MULL ESTATES, IN THE CITY OF VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 2185, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 2, 1930.

EXCEPTING THEREFROM THE EAST 20.00 FEET OF SAID LOTS 46 AND 47 TOGETHER WITH ALL THAT PORTION OF EAST VISTA WAY, FORMERLY INLAND HIGHWAY, WITHIN SAID SUBDIVISION ADJOINING SAID LOTS ON THE EAST.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID LOT 47 LYING WESTERLY OF THE WEST LINE OF SAID EAST 20.00 FEET AND LYING SOUTHEASTERLY OF A 25.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY THAT IS TANGENT BOTH TO SAID WEST LINE OF THE EAST 20.00 FEET OF LOT 47 AND TO THE SOUTH LINE OF SAID LOT.

APN: 173-041-25-00

Exhibit A-5

Elm Park Estates

Property Address: 4230 Elm View Road, Roanoke, VA 24018

Real property in the City of Roanoke, County of Roanoke, State of Virginia, described as follows:

ALL that certain lot, piece or parcel of land, with all improvements thereon and appurtenances thereto belonging, lying and being in the County of Roanoke, Virginia shown and designated as “New Lot 1” on plat entitled, “PLAT SHOWING SUBDIVISION AND COMBINATION OF OMN #077.20-01-51.00-0000 PROPERTY OF ELM PARK ESTATES RETIREMENT RESIDENCE LIMITED PARTNERSHIP D.B. 1434, PG.930 AND OMN #077.20-01-48.00-0000 PROPERTY OF DNAL HOLDINGS III, LLC INSTRUMENT #200612671 CREATING HEREON NEW LOT 1 – 6.0962 AC. PROPERTY OF ELM PARK ESTATES RETIREMENT RESIDENCE LIMITED PARNERSHIP AND NEW LOT 2 – 9.4334 AC. PROPERTY OF DNAL HOLDINGS III, LLC SITATED ALONG ELEM VIEW ROAD CAVE SPRING MAGISTERIAL DISTRICT ROANOKE COUNTY, VIRGINIA” recorded in the Clerk’s Office, Circuit Court, Roanoke County, Virginia, as Instrument No. 200613943, to which plat reference is hereby made for a more particular description of the property hereby conveyed.

Exhibit A-6

Echo Ridge

Property Address: 8458 Gleason Drive, Knoxville, TN 37919

Real property in the City of Knoxville, County of Knox, State of Tennessee, described as follows:

SITUATED IN SIXTH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE AND WITHIN THE 46TH WARD OF THE CITY OF KNOXVILLE, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN EXISTING IRON PIN IN THE SOUTH MARGIN OF GLEASON DRIVE, LOCATED 247 FEET, MORE OR LESS IN A NORTHEASTERLY DIRECTION FROM THE INTERSECTION OF THE EAST MARGIN OF GALLAHER VIEW ROAD WITH THE SOUTH MARGIN OF GLEASON DRIVE; THENCE WITH THE SOUTH MARGIN OF GLEASON DRIVE, NORTH 72 DEGREES 46 MINUTES 15 SECONDS EAST, 493.88 FEET TO A SET IRON PIN; THENCE LEAVING THE SOUTH MARGIN OF GLEASON DRIVE AND WITH THE WEST LINE OF KNOXVILLE RETIREMENT INVESTORS, LTD, (WARRANTY DEED BOOK 1970, PAGE 1088), SOUTH 25 DEGREES 18 MINUTES 47 SECONDS EAST 904.38 FEET TO A SET IRON PIN IN THE LINE OF RONALD B. ANDERSON AND ROBERT A. ANDERSON (WARRANTY DEED BOOK 2036, PAGE 570); THENCE WITH ANDERSON’S LINE NORTH 77 DEGREES 35 MINUTES WEST, 618.28 FEET TO AN EXISTING IRON PIN; THENCE CONTINUING WITH ANDERSON’S LINE NORTH 25 DEGREES 18 MINUTES 37 SECONDS WEST 286.40 FEET TO AN EXISTING IRON PIN; THENCE CONTINUING WITH ANDERSON’S LINE NORTH 25 DEGREES 18 MINUTES 37 SECONDS WEST 309.08 FEET TO THE POINT OF BEGINNING.

BEING THE SAME PROPERTY CONVEYED TO HARVEST ECHO RIDGE RETIREMENT RESIDENCE LLC BY QUIT CLAIM DEED OF RECORD IN INSTRUMENT NO. 20070320-0076250 IN THE REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE.

Exhibit A-7

Genesee Gardens

Property Address: 4495 Calkins Road, Flint Township, MI 48532

Real property in the City of Flint Township, County of Genesee, State of Michigan, described as follows:

Parcel V (Southeast corner of Calkins Road and Linden Road)

Part of the Northwest 1/4 of Section 16, Township 7 North, Range 6 East, Flint Township, Genesee County, Michigan, more particularly described as follows: Beginning at the Northwest corner of Section 16, Township 7 North, Range 6 East; thence North 89 degrees 52 minutes 15 seconds East 436.71 feet along the centerline of Calkins Road; thence South 00 degrees 00 minutes 00 seconds East 608.33 feet; thence North 75 degrees 27 minutes 52 seconds West 295.28 feet; thence North 76 degrees 12 minutes 43 seconds West 76.20 feet; thence North 90 degrees 00 minutes 00 seconds West 76.90 feet to a point on the West line of said Section 16; thence North 00 degrees 00 minutes 00 seconds West 515.08 feet along said West line of Section 16, to the point of beginning.

Exhibit A-8

Pinegate

Property Address: 300 Charter Boulevard, Macon, GA 31210

Real property in the City of Macon, County of Bibb, State of Georgia, described as follows:

All that tract or parcel of land lying and being in Land Lot 338 of the 13th District, City of Macon, Bibb County, Georgia, and being more particularly described as follows:

Beginning at a point at the intersection of the Northeast right of way line of U.S. Highway No. 23 and 41 (a/k/a Forsyth Road) (variable right of way) and the Northwest right of way line of Charter Boulevard (80-foot right of way); run thence along the Northeast right of way line of U.S. Highway No. 23 and 41 the following courses and distances: North 54 degrees 37 minutes 07 seconds West a distance of 41.25 feet to a concrete right of way monument; North 57 degrees 17 minutes 59 seconds West a distance of 253.47 feet to a concrete right of way monument; North 52 degrees 09 minutes 19 seconds West a distance of 150.47 feet to a concrete right of way monument; North 57 degrees 38 minutes 41 seconds West a distance of 63.00 feet to a point; thence leaving said right of way line run North 38 degrees 06 minutes 11 seconds East a distance of 360.50 feet to a point; run thence South 51 degrees 53 minutes 49 seconds East a distance of 47.61 feet to a point; run thence south 81 degrees 53 minutes 49 seconds East a distance of 161.50 feet to a point; run thence south 59 degrees 53 minutes 49 seconds East a distance of 173.00 feet to a point; run thence North 63 degrees 48 minutes 27 seconds East a distance of 124.72 feet to a point on the West right of way line of Charter Boulevard; run thence in a southerly and southwesterly direction along said right of way line the following courses and distances; along the arc of a curve to the right an arc distance of 292.72 feet to a  1⁄2-inch rebar (said arc having a radius of 440.00 feet and being subtended by a chord bearing South 19 degrees 02 minutes 50 seconds West a distance of 287.35 feet); South 38 degrees 06 minutes 11 seconds West 247.69 feet to a point; South 38 degrees 06 minutes 11 seconds West 25.70 feet to a point at the intersection of the Northeast right of way line of U.S. Highway No. 23 and 41 (a/k/a Forsyth Road) and the Northwest right of way line of Charter Boulevard, said point being the Point of Beginning; said parcel containing 4.99 acres as Tract MRR-1 and .01 acre as Tract MRR-2, said tracts being shown on and described according to that certain survey entitled “ALTA/ACSM Land Title Survey & Topographical Survey of Macon Retirement Residence for Colson & Colson Construction Co.”, prepared by Collins & Company, bearing the seal and certification of Jesse Collins, Jr., Georgia Registered Land Surveyor No. 2085, dated June 2, 2000, last revised August 9, 2000, and that certain survey entitled “Subdivision Survey for Macon Retirement Residence, Colson & Colson Construction Co.”, which said survey is recorded in Plat Book 90, Page 16, Records of Bibb County, Georgia, said surveys being incorporated herein by reference.

Together with and as an appurtenance to the above-described tract of land that certain sanitary sewer easement described in and granted by Sanitary Sewer Easement Agreement by and among GFSE Holdings, L.L.C., a Georgia limited liability company, Macon Retirement Residence LLC, a Delaware limited liability company and Macon Northside Hospital, L.L.C., a Georgia limited liability company, dated as of November 7, 2000, filed for record November 10, 2000 at 1:30 p.m., recorded in Deed Book 4787, Page 38, Records of Bibb County, Georgia.

Exhibit A-9

And also together with and as an appurtenance to the above-described tract of land those certain easements which benefit said tract and which are described in and granted by Easement Agreement with Covenants and Restrictions by and between Macon Northside Hospital, L.L.C., a Georgia limited liability company and Macon Retirement Residence, L.L.C., a Delaware limited liability company, dated October 31, 2000, filed for record November 10, 2000 at 1:30 p.m., recorded in Deed Book 4787, Page 18, aforesaid records.

Exhibit A-10

Alexis Gardens

Property Address: 4560 West Alexis Road, Toledo, OH 43623

Real property in the City of Toledo, County of Lucas, State of Ohio, described as follows:

Parcel I (Parcel No. 24-00301):

A parcel of land being part of the Southwest 1/4 of the Southeast 1/4 of Section 1, Town 9, South, Range 6 East, in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

Commencing at the Southwest corner of the said Southeast 1/4 of Section 1;

Thence in an Easterly direction along the South line of the said Southeast 1/4 of Section 1, having an assumed bearing of North 88º 16’ 01” East, a distance of 683.28 feet to the intersection of the East line of the West 20.48 acres (so-called) of the Southwest 1/4 of the Southeast 1/4 of Section 1, said intersection being the true point of beginning;

Thence North 00º 00’ 00” East along the said East line of the West 20.48 acres (so-called) of the Southwest 1/4 of the Southeast 1/4 of Section 1, a distance of 220.61 feet to a point;

Thence South 56º 19’ 03” East along a line, a distance of 360.77 feet to a point; said point being 200.00 feet Northwesterly of the centerline of Alexis Road as measured at right angles to the said centerline of Alexis Road;

Thence South 22º 02’ 20” East along a line drawn at right angles to the said centerline of Alexis Road, a distance of 12.20 feet to the intersection of the said South line of the Southeast 1/4 of Section 1;

Thence South 88º 16’ 01” West along the said South line of the Southeast 1/4 of Section 1, a distance of 304.92 feet to the true point of beginning.

Parcel II (Parcel No. 24-01009):

A parcel of land being a part of the Northwest 1/4 of the Northeast 1/4 of Section 12, Township 9 South, Range 6 East, in the City of Toledo, Lucas County, Ohio, and being more particularly described as follows:

Commencing at an iron pin at the Northwest corner of the Northeast 1/4 of Section 12, Township 9 South, Range 6 East;

Thence North 88º 16’ 47” East on the North line of the Northeast 1/4, a distance of 297.00 feet to an iron pipe, said iron pipe being the true point of beginning of the parcel herein described;

Exhibit A-11

Thence continuing North 88º 16’ 47” East on the North line of the Northeast 1/4, a distance of 196.50 feet to an iron pipe;

Thence South 07º 34’ 59” East, a distance of 271.18 feet to an iron pipe on the Northerly right-of-way line of Alexis Road;

Thence continuing South 07º 34’ 59” East, a distance of 30.13 feet to a point on the centerline of Alexis Road;

Thence South 77º 09’ 48” West on the centerline of Alexis Road, a distance of 105.50 feet to a brass plate;

Thence South 79º 43’ 38” West and continuing on the centerline of Alexis Road, a distance of 117.26 feet to a point;

Thence North 03º 02’ 37” West, a distance of 30.21 feet to a concrete monument found at the Southeast corner of Lot Number 1 of the Robertson Addition;

Thence continuing North 03º 02’ 37” West on the East line of Lot Number 1 of Robertson Addition, a distance of 169.79 feet to a concrete monument;

Thence continuing North 03º 02’ 37” West, a distance of 137.60 feet to the true point of beginning of the parcel herein described.

Excepting therefrom that pat deeded to the City of Toledo, an Ohio Municipal Corporation, for road purposes by Official Record 20030701-0034410.

Parcel III (Parcel No. 24-01017):

That part of the West 4.88 acres of that part of the Northwest 1/4 of the Northeast 1/4 of Section 12, Town 9 South, Range 6 East, in the City of Toledo, Lucas County, Ohio, lying North of the center of Alexis Road and described as follows:

Beginning at the Northeast corner of said 4.88 acres;

Thence South along the Easterly line of said 4.88 acres to the center of Alexis Road;

Thence in a Westerly direction along the center line of Alexis Road, a distance of 120 feet;

Thence in a Northerly direction to a point on the North line of said 4.88 acres, 145 feet West of the Northeast corner of said 4.88 acres;

Thence East along the Northerly line of said 4.88 acres to the place of beginning.

Excepting therefrom that part deeded to the City of Toledo, an Ohio Municipal Corporation, for road purposes by Official Record 20030701-0034410.

Exhibit A-12

Parcel IV (Parcel No. 24-01014):

Tract I:

The East 2.7509 acres of that part of the Northwest 1/4 of the Northeast 1/4 of Section 12, Town 9 South, Range 6 East in the City of Toledo, Lucas County, Ohio, lying Northerly of the centerline of Toledo and Sylvania Plank Road, so-called, less a parcel of land being part of the Northwest 1/4 of the Northeast 1/4 of Section 12, Town 9 South, Range 6 East, in City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

Commencing at the Northwest corner of the said Northeast 1/4 of Section 12;

Thence in an Easterly direction along the North line of the said Northeast 1/4 of Section 12, having an assumed bearing of North 88º 16’ 47” East, a distance of 988.20 feet to the intersection of a line drawn at right angles to the centerline of Alexis Road, said intersection being the true point of beginning;

Thence continuing North 88º 16’ 47” East along the said North line of the Northeast 1/4 of Section 12, a distance of 428.16 feet to the intersection of the East line of the West 1/2 of the said Northeast 1/4 of Section 12;

Thence South 02º 33’ 04” East along the said East line of the West 1/2 of the Northeast 1/4 of Section 12, a distance of 45.98 feet to the intersection of the said centerline of Alexis Road;

Thence South 86º 25’ 25” West along the said centerline of Alexis Road, a distance of 13.82 feet to an angle point;

Thence South 67º 57’ 40” West along the said centerline of Alexis Road, a distance of 373.10 feet to the intersection of said line drawn at right angles to the centerline of Alexis Road;

Thence North 22º 02’ 20” West along said line drawn at right angles to the centerline of Alexis Road, a distance of 187.56 feet to the true point of beginning.

Tract II:

A parcel of land being part of the Northwest 1/4 of the Northeast 1/4 of Section 12, Town 9 South, Range 6 East, in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

Commencing at the Northwest corner of the said Northeast 1/4 of Section 12;

Thence in an Easterly direction along the North line of the said Northeast 1/4 of Section 12, having an assumed bearing of North 88º 16’ 47” East, a distance of 638.50 feet to the intersection of the East line of the West 4.88 acres of the said Northwest 1/4 of the Northeast 1/4 of Section 12, lying North of the centerline of Alexis Road, said intersection being the true point of beginning;

Exhibit A-13

Thence continuing North 88º 16’ 47” East along the said North line of the Northeast 1/4 of Section 12, a distance of 57.54 feet to the intersection of the West line of the East 2.7509 acres of the said Northwest 1/4 of the Northeast 1/4 of Section 12, lying North of the centerline of Alexis Road;

Thence South 02º 33’ 04” East along the said West line of the East 2.7509 acres of the Northwest 1/4 of the Northeast 1/4 of Section 12 lying North of the centerline of Alexis Road, a distance of 264.87 feet to the intersection of the said centerline of Alexis Road;

Thence South 77º 09’ 48” West along the said centerline of Alexis Road, a distance of 61.00 feet to the intersection of the East line of the West 4.88 acres of the Northwest 1/4 of the Northeast 1/4 of Section 12 lying North of the centerline of Alexis Road;

Thence North 02º 27’ 03” West along the said East line of the West 4.88 acres of the Northwest 1/4 of the Northeast 1/4 of Section 12, lying North of the centerline of Alexis Road, a distance of 276.62 feet to the true point of beginning.

Excepting therefrom that part deeded to the City of Toledo, an Ohio Municipal Corporation, for road purposes by Official Record 20030701-0034410 and Excepting therefrom that part conveyed to The Board of County Commissioners of Lucas County, Ohio by deed recorded in Volume 1647 of Deeds, Page 323, Lucas County, Ohio Records.

Said Parcels I, II, III and IV are also described as follows:

Part of the Southeast 1/4 of Section 1 and part of the Northeast 1/4 of Section 12 in Town 9 South, Range 6 East, City of Toledo, Lucas County, Ohio, bounded and described as follows:

Commencing at a found R.R. spike over a brass plate monument at the intersection of the West line of the Northeast 1/4 of said Section 12 and the centerline of Survey of Alexis Road as shown on the Plat of Robertson Addition, a Subdivision in the City of Toledo recorded in Volume 109 of Plats, Page 48, Lucas County Records; thence N-79°43’38”-E along the centerline of Survey of Alexis Road (variable width) a distance of 303.00 feet to the point of beginning; thence N-02°58’34”-W along the East line of the said Plat of Robertson Addition and said line extended North, a distance of 337.63 feet to a found iron pipe on the North line of the Northeast 1/4 rod said Section 12, passing through a found 6 inch concrete monument at 30.25 feet and at 200.00 feet; thence N-88°16’47”-E along the North line of the Northeast 1/4 of said Section 12, a distance of 386.03 feet to a found iron pipe; thence N-00°00’00”-E along the East line of the West 20.48 acres of the Southwest 1/4 of the Southeast 1/4 of said Section 1 and said line extended South, a distance of 220.76 feet to a found iron pipe at the Southwest corner of Lot 2 in Flanders Hill Plat One, a Subdivision in the City of Toledo recorded in Volume 103 of Plats, Page 26, Lucas County Records; thence S-56°19’03”-E along the Southwesterly line of the said plat of Flanders Hill Plat One, a distance of 360.77 feet to a found iron pipe; thence S-22°02’20”-E along the Southwesterly line of the said plat of Flanders Hill Plat One, a distance of 200.00 feet to a point on the centerline of Alexis Road, passing through a found iron pipe at 140.00 feet and a set capped 1/2 inch iron pipe rod at 170.00 feet; thence s_67°57’40”-W along the centerline of Alexis Road a distance of 121.97 feet to a found concrete monument in a box;

Exhibit A-14

thence S-77°09’48”-W and continuing along the centerline of Alexis Road a distance of 15.93 feet to a point; thence N-12°50’12”-W along the Northeasterly line of land described in Volume 1647 of Deeds, Page 323 a distance of 40.00 feet to a point; Thence S-74°18’03”-W along the Northerly line of said parcel a distance of 200.25 feet to a point; thence S-12°50’12”-E along the Southwesterly line of said parcel a distance of 30.00 feet to a point on the centerline of Alexis Road; thence S-77°09’48”-W along the centerline of Alexis Road a distance of 312.26 feet to a found concrete monument in a box; thence S-79°43’38”-W and continuing along the centerline of Alexis Road a distance of 117.41 feet to the point of beginning.

Exhibit A-15

Indigo Pines

Property Address: 110 Gardner Drive, Hilton Head, SC 29926

Real property in the City of Hilton Head, County of Beaufort, State of South Carolina, described as follows:

All that certain piece, parcel or tract of land situate, lying and being on Hilton Head Island, Beaufort County, South Carolina, containing 6.0 acres, more or less, being a portion of Parcel I and being more particularly shown on a Plat entitled “An Alta Survey of 6.00 Acres on Gardner Drive, A Section of Indigo Run,” prepared by Jack Jones, SC RLS #13852, dated February 21, 1997 and recorded April 28, 1997 in Plat Book 60 at Page 88, Office of the Register of Deeds for Beaufort County.

This being the same property conveyed to Hilton Head Retirement Residence Limited Liability Company by Deed of Indigo Run Limited Partnership recorded April 30, 1997 in Book 940 at Page 798, as re-recorded March 23, 1999 in Book 1025 at Page 1151, Office of the Register of Deeds for Beaufort County.

TMS: R510-008-000-00005-0000 (For Informational Purposes Only)

Exhibit A-16

Kalama Heights

Property Address: 101 Kanani Road, Kihei, HI 96753

Real property in the City of Kihei, County of Maui, State of Hawaii, described as follows:

ALL OF THOSE CERTAIN PARCELS OF LAND BEING THE CONSOLIDATION AND RESUBDIVISION OF LOTS 1, 2 AND 3 OF THE EZAKI-ISOBE SUBDIVISION, SITUATED ON THE NORTHERLY SIDE OF KANANI ROAD, AT KAMAOLE (KULA), WAILUKU, ISLAND AND COUNTY OF MAUI, STATE OF HAWAII. BEING ALSO PORTION OF GRANT 5598 TO AKUNA AKINA, BEING ALSO PORTION OF LOT 21, KAMAOLE HOMESTEADS, DESCRIBED AS FOLLOWS:

LOT 2:

ALL OF THAT CERTAIN PARCEL OF LAND (BEING A PORTION OF GRANT 5598 TO AKUNA AKINA) SITUATED ON THE NORTHERLY SIDE OF KANANI ROAD, THE SOUTHERLY SIDE OF AUHANA ROAD, AND THE EASTERLY SIDE OF KANOE STREET AT KAMAOLE (KULA), WAILUKU, ISLAND AND COUNTY OF MAUI, STATE OF HAWAII, BEING LOT 2 OF THE KALAMA HEIGHTS SUBDIVISION, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHWESTERLY CORNER OF THIS LOT, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “PUU-O-KALI” BEING 985.32 FEET SOUTH AND 20,984.80 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1. 172° 01’ 100.33 FEET ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA, BEING ALSO ALONG LOT 1 OF KALAMA HEIGHTS SUBDIVISION TO A POINT;

2. 182° 00’ 173.89 FEET ALONG SAME TO A POINT;

3. 90° 41’ 235.15 FEET ALONG SAME TO A POINT;

4. 41° 19’ 175.98 FEET ALONG SAME TO A POINT;

5. THENCE ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA, BEING ALSO ALONG LOT 3 (ROAD WIDENING LOT) OF KALAMA HEIGHTS SUBDIVISION ON A CURVE TO THE LEFT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 255° 05’ 19”, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 235° 55’, HAVING A RADIUS OF 193.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 155° 30’ 09.5” 64.28 FEET TO A POINT;

6. 145° 55’ 171.09 FEET ALONG SAME TO A POINT;

Exhibit A-17

7. 270° 41’ 360.08 FEET ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA TO A POINT;

8. 192° 40’ 92.33 FEET ALONG SAME TO A POINT;

9. 282° 40’ 462.10 FEET ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA, BEING ALSO ALONG LOT 4 (ROAD WIDENING LOT) OF KALAMA HEIGHTS SUBDIVISION TO A POINT;

10. THENCE ALONG SAME ON A CURVE TO THE RIGHT HAVING A RADIUS OF 200.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 293° 00’ 71.75 FEET TO A POINT;

11. 303° 20’ 550.26 FEET ALONG SAME TO A POINT;

12. THENCE ALONG SAME ON A CURVE TO THE RIGHT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 213° 20, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 279° 57’, HAVING A RADIUS OF 17.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 336° 38’ 30” 18.67 FEET TO A POINT;

13. THENCE ALONG SAME ON A CURVE TO THE RIGHT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 279° 57, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 9° 57’, HAVING A RADIUS OF 20.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 54° 57’ 28.28 FEET TO A POINT;

14. 99° 57’ 22.78 FEET ALONG THE NORTHERLY SIDE OF KANANI ROAD TO A POINT;

15. 92° 09’ 837.62 FEET ALONG SAME TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 6.577 ACRES, MORE OR LESS.

LOT 3:

ALL OF THAT CERTAIN PARCEL OF LAND (BEING A PORTION OF GRANT 5598 TO AKUNA AKINA) SITUATED ALONG THE EASTERLY SIDE OF OF KANOE STREET AT KAMAOLE (KULA), WAILUKU, ISLAND AND COUNTY OF MAUI, STATE OF HAWAII, BEING LOT 3 (ROAD WIDENING LOT) OF THE KALAMA HEIGHTS SUBDIVISION, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHWESTERLY CORNER OF THIS LOT, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “PUU-O-KALI” BEING 641.27 FEET SOUTH AND 21,473.81 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

Exhibit A-18

1. 270° 41’ 7.30 FEET ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA TO A POINT;

2. 325° 55’ 171.09 FEET ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA, BEING ALSO ALONG LOT 2 OF KALAMA HEIGHTS SUBDIVISION TO A POINT;

3. THENCE ALONG SAME ON A CURVE TO THE RIGHT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 235° 55, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 283° 25’ 07”, HAVING A RADIUS OF 193.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 349° 40’ 3.50” 155.47 FEET TO A POINT;

4. THENCE ALONG SAME ON A CURVE TO THE LEFT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 103° 25’ 07”, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 2° 09’, HAVING A RADIUS OF 30.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 322° 47’ 03.5” 46.39 FEET TO A POINT;

5. 92° 09’ 6.12 FEET ALONG THE NORTHERLY SIDE OF KANANI ROAD TO A POINT;

6. THENCE ALONG THE EASTERLY SIDE OF KANOE STREET ON A CURVE TO THE RIGHT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 2° 09’, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 103° 44’ 04”, HAVING A RADIUS OF 30.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 142° 56’ 32” 46.49 FEET TO A POINT;

7. THENCE ALONG SAME ON A CURVE TO THE LEFT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 283° 44’ 04”, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 235° 55’, HAVING A RADIUS OF 187.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 169° 49’ 32” 151.58 FEET TO A POINT;

8. 145° 55’ 175.25 FEET ALONG SAME TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 0.051 ACRE, MORE OR LESS.

Exhibit A-19

LOT 4:

ALL OF THAT CERTAIN PARCEL OF LAND (BEING A PORTION OF GRANT 5598 TO AKUNA AKINA) SITUATED ALONG THE SOUTHERLY SIDE OF AUHANA ROAD AND THE NORTHERLY SIDE OF KANANI ROAD AT KAMAOLE (KULA), WAILUKU, ISLAND AND COUNTY OF MAUI, STATE OF HAWAII, BEING LOT 4 (ROAD WIDENING LOT) OF THE KALAMA HEIGHTS SUBDIVISION, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHWESTERLY CORNER OF THIS LOT, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “PUU-O-KALI” BEING 552.64 FEET SOUTH AND 21,085.55 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1. 282° 40’ 499.12 FEET ALONG THE THE SOUTHERLY SIDE OF AUHANA ROAD TO A POINT;

2. 303° 20’ 587.27 FEET ALONG SAME TO A POINT;

3. THENCE ALONG THE SOUTHERLY SIDE OF AUHANA ROAD AND ON THE NORTHERLY SIDE OF KANANI ROAD ON A CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 21° 38’ 30” 39.17 FEET TO A POINT;

4. 99° 57’ 3.00 FEET ALONG THE THE NORTHERLY SIDE OF KANANI ROAD TO A POINT;

5. THENCE ALONG THE REMAINDER OF GRANT 5598 TO AKUNA AKINA, BEING ALSO ALONG LOT 2 OF KALAMA HEIGHTS SUBDIVISION ON A CURVE TO THE LEFT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 9° 57’, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 279° 57’, HAVING A RADIUS OF 20.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 234° 57’ 28.28 FEET TO A POINT;

6. THENCE ALONG SAME ON A CURVE TO THE LEFT WITH THE POINT OF CURVATURE AZIMUTH FROM THE RADIAL POINT BEING: 279° 57’, AND THE POINT OF TANGENCY AZIMUTH FROM THE RADIAL POINT BEING: 213° 20’, HAVING A RADIUS OF 17.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 156° 38’ 30” 18.67 FEET TO A POINT;

7. 123° 20’ 550.26 FEET ALONG SAME TO A POINT;

8. THENCE ALONG SAME ON A CURVE TO THE LEFT HAVING A RADIUS OF 200.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING: 113° 00’ 71.75 FEET TO A POINT;

9. 102° 40’ 462.10 FEET ALONG SAME TO A POINT;

10. 192° 40’ 3.00 FEET ALONG SAME TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 0.079 ACRE, MORE OR LESS.

AS TO LOTS 3 AND 4

NOTE: LOTS 3 AND 4 ARE FOR ROAD WIDENING PURPOSE AND IS TO BE DEDICATED TO THE COUNTY OF MAUI, UPON COMPLETION OF THE ROADWAY IMPROVEMENTS, AS SET FORTH ON SURVEY MAP OF REED M. ARIYOSHI, LICENSED PROFESSIONAL LAND SURVEYOR, CERTIFICATE NO. 6597, WITH WARREN S. UNEMORI-ENGINEERING, INC. DATED JUNE 21, 1999.

Exhibit A-20

BEING ALL OF THE PREMISES CONVEYED BY WARRANTY DEED RECORDED JULY 2, 1999 AS REGULAR SYSTEM DOCUMENT NO. 99-106811 OF OFFICIAL RECORDS.

GRANTOR: KALAMA HEIGHTS, INC., A WASHINGTON CORPORATION

GRANTEE: KALAMA HEIGHTS RETIREMENT RESIDENCE L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY

APN: 3-9-017-068-0000

Exhibit A-21

Montara Meadows

Property Address: 3150 East Tropicana Avenue, Las Vegas, NV 89121

Real property in the City of Las Vegas, County of Clark, State of Nevada, described as follows:

THAT PORTION OF THE REAL PROPERTY LOCATED IN THE SOUTH ONE HALF (S 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 24, TOWNSHIP 21 SOUTH, RANGE 61 EAST, MOUNT DIABLO MERIDIAN (M.D.M.), IN THE STATE OF NEVADA, COUNTY OF CLARK AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH QUARTER CORNER OF SECTION 24, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA; THENCE NORTH 89°37’47” EAST 792.73 FEET ALONG THE SOUTH LINE OF SAID SECTION 24; THENCE NORTH 00°22’13” WEST 50.00 FEET TO THE SOUTHEASTERLY CORNER OF MONTARA ESTATES UNIT NO. 2A ALSO BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF EAST TROPICANA AVENUE; THENCE NORTH 89°37’47” EAST ALONG SAID NORTHERLY LINE 0.41 FEET TO THE TRUE PLACE OF BEGINNING:

THENCE NORTH 6°55’06” EAST 219.54 FEET; THENCE SOUTH 83°47’33” EAST 14.90 FEET; THENCE NORTH 7°01’46” EAST 51.02 FEET; THENCE NORTH 84°50’36” WEST 1.94 FEET; THENCE NORTH 5°43’23” EAST 46.57 FEET; THENCE NORTH 86°01’53” WEST 6.74 FEET; THENCE NORTH 1°07’50” EAST 50.90 FEET; THENCE NORTH 86°31’58” WEST 1.79 FEET; THENCE NORTH 1°22’16” EAST 99.37 FEET; THENCE SOUTH 87°30’37” EAST 5.90 FEET; THENCE NORTH 1°11’26” WEST 56.28 FEET; THENCE NORTH 0°06’35” EAST 43.46 FEET; THENCE SOUTH 88°31’01” EAST 100.75 FEET; THENCE NORTH 83°52’46” EAST 35.09 FEET; THENCE SOUTH 88°16’34” EAST 110.18 FEET; THENCE SOUTH 1°29’40” WEST 78.37 FEET; THENCE SOUTH 83°58’15” EAST 124.13 FEET; THENCE NORTH 68°04’06” EAST 43.20 FEET; THENCE SOUTH 83°57’31” EAST 111.46 FEET TO A POINT OF THE WESTERLY RIGHT-OF-WAY LINE OF MOJAVE ROAD; THENCE SOUTHWESTERLY ALONG SAID RIGHT-OF-WAY LINE 440.85 FEET A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 8°25’21” WEST 440.48 FEET; HAVING A CENTRAL ANGLE OF 8°10’05” AND A RADIUS OF 3092.40 FEET TO A POINT OF COMPOUND CURVE; THENCE SOUTHWESTERLY ALONG SAID RIGHT-OF-WAY LINE 14.47 FEET A CURVE TO THE LEFT WHOSE CHORD BEARS SOUTH 10°12’13” WEST 14.46 FEET, HAVING A CENTRAL ANGLE OF 4°36’20” AND A RADIUS OF 180.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG SAID RIGHT-OF-WAY 35.66 FEET, A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 48°45’55” WEST 32.71 FEET, HAVING A CENTRAL ANGLE OF 81°43’44” AND A RADIUS OF 25.00 FEET TO A POINT OF TANGENCY, SAID POINT BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE; THENCE SOUTH 89°37’47” WEST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE 476.27 FEET TO THE PLACE OF BEGINNING.

Exhibit A-22

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MARCH 27, 2007 IN BOOK 20070327 AS INSTRUMENT NO. 02148, OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

APN: 162-24-801-003

Exhibit A-23

Niagara Village

Property Address: 2380 Village Common Drive, Erie, PA 16506

Real property in the City of Erie, County of Erie, State of Pennsylvania, described as follows:

ALL THAT CERTAIN lot or piece of ground situate in the Township of Millcreek, County of Erie, and Commonwealth of Pennsylvania being Lot No. 14 in the Subdivision of Property for NIAGARA VILLAGE PHASE 2 as recorded in the Recorder’s Office at No. 1997-409 on December 29, 1997.

APN: 33-123-418.0-033.00

Exhibit A-24

Quail Run Estates

Property Address: 50 Cardinal Drive, Agawam, MA 01001

Real property in the City of Agawam, County of Hampden, State of Massachusetts, described as follows:

Commencing at a point located on the easterly line of Cooper Street, which point being the southwesterly corner of the hereon described premises:

Thence: N 41°-44’-26” E, 81.05’ along the easterly line of Cooper Street,

Thence: Along the arc of a curve to the left having a radius of 15.00’, a length of 25.98’, a central angle of 99°-13’-16”,

Thence: S 57°-28’-50” E, 261.82’,

Thence: Along the arc of a curve to the left having a radius of 200.00’, a length of 64.67’, a central angle of 18°-31’-40”,

Thence: Along the arc of a curve to the right having a radius of 250.00’, a length of 80.84’, a central angle of 18°-31’-40”,

Thence: S 57°-28’-50” E, 113.18’

Thence: S 34°-54’-04” E, 130.22,

The preceding six courses being along land of N/F The Italian Sporting Club, Inc. (a.k.a. Lot 2) and Lot 1 in part by each

Thence: N 57°-28’-50” W, 233.42’,

Thence: Along the arc of a curve to the left having a radius of 200.00, a length of 64.67’, a central angle of 18°-31’-40”,

Thence: Along the arc of a curve to the right having a radius of 250.00’, a length of 80.84’, a central angle of 18°-31’-40”,

Thence: N 57°-28’-50” W, 274.81,

Thence: Along the arc of a curve to the left having a radius of 15.00’, a length of 21.15’, a central angle of 80°-46’-44”,

To the point and place of beginning.

Exhibit A-25

The preceding five courses being along land of N/F Margaret D. & James E. Flynn and Edward, Freda & Rose Deloghia, M. Flynn & D. Webler in part by each. Containing 30,219 square feet of 0.6937 acres.

Lot 1

A certain parcel of land located in the Commonwealth of Massachusetts, County of Hampden, Town of Agawam, being bounded and described as follows:

Commencing at a point located along the northerly line of Cardinal Drive, which point is the westerly corner of the hereon described premises.

Thence: Along the arc of a curve to the left having a radius of 30.00’, a length of 40.40’, a central angle of 77°-09’-38”,Thence: Along the arc of a curve to the right having a radius of 60.00’, a length of 20.00’, a central angle of 19°-05’-55”,

Thence: N 35°-26’-57” E, 145.39’

The preceding three courses being along land of N/F The Italian Sporting Club, Inc.

Thence: N 69°-27’-36” E, 522.94’ along land of N/F of Victor P. & Marion R. Ramah,

Thence: S 68°-56’-50” E, 112.02 along land of N/F Richard & Joanne Everett,

Thence: S 21°-27’-20” W, 150.00’,

Thence: S 68°-56’-50” E, 150.00’,

Thence: N 21°-27’-20” E, 150.00’,

The preceding three courses being along land of N/F Douglas Wood,

Thence: S 70°-17’-25” E, 106.37’ along land of N/F Victoria T. Donovan,

Thence: S 85°-04’-04” E, 53.06’ along the southerly line of Federal Street Extension,

Thence: S 31°-11’-07” W, 140.00,

Thence: S 56°-32’-20” E, 50.00,

Thence: S 00°-28’-40” W, 56.00’,

Thence: S 61°-55’-10” E, 89.23’,

Thence: N 28°-39’-03” E, 207.50’,

Exhibit A-26

The preceding five courses being along land of N/F Edward M & Freda M. Deloghia,

Thence: S 73°-05’-45” E, 50.31’ along the southerly line of Fairview Avenue,

Thence: S 28°-39’-03” W, 257.41’,

Thence: S 09°-26’-02” E, 69.83’,

Thence: S 66°-46’-10” E, 78.90,

The preceding three courses being along land of N/F Edward M. & Freda M. Deloghia,

Thence: S 24°-46’-00” W, 51.00’,

Thence: S 36°-05’-15” W, 111.08’,

Thence: S 01°-25’-45” E, 184.22’,

Thence: N 67°-28’-57” W, 224.74’,

Thence: S 12°-14’-03” W, 265.18’,

The preceding six courses being along land of N/F Genesis Health Ventures of Mass, Inc.,

Thence: North 87°-47’-40” W, 532.65’ along land of the City of Springfield Water Department

Thence: N 18°-07’-20” E, 498.73’ along land of N/F Matthew J. & Catherine A. Siano, land of N/F Edward, Freda & Rose Deloghia, M. Flynn & D. Webler, and land of N/F Edward M., Freda & Rose Deloghia in part by each,

Thence: N 57°-28’-50” W, 349.21’ along land of N/F Edward, Freda & Rose Deloghia and land of N/F Margaret D. & James E. Flynn in part by each,

Thence: N 34°-54’-04” W, 130.22’,

Thence: N 57°-28’-50” W, 69.96’,

The preceding two courses being along Cardinal Drive to the point and place of beginning.

Containing 798,405 square feet, 18.3289 acres.

All of the foregoing property is shown on plan entitled “Plan Showing Amendment to the Definitive Plan of Cardinal Estates prepared for Colson & Colson, Cardinal Drive, Agawam, MA,” dated June 5, 1996 and revised through July 8, 1996, consisting of two sheets prepared by Luchs Associates, Inc. and recorded with Hampden County Registry of Deeds on Book of Plans 299, Pages 28 and 29.

Exhibit A-27

Together with the benefit of the terms of Cross Easement Agreement dated August 10, 1995 and recorded with said Deeds of August 15, 1995 in Book 9216, Page 355, as affected by a Supplemental Agreement to Cross Easement Agreement, dated November 25, 1996, recorded with said Deeds at Book 9716, Page 186.

Together with a Right of Way Easement from Springfield Board of Water and Sewer Commissioners, recorded with said Deeds June 4, 1997 at Book 9883, Page 448.

Together with an easement for ingress and egress identified as Easement #1 as shown on a plan dated January 30, 1990, sheet No. 10F1 and recorded in the Hampden County Registry of Deeds in Plan Book 272, Page 97 on July 19, 1990 and created in that certain conveyance recorded July 24, 1990 with said Deeds at Book 7508, Page 281.

Exhibit A-28

Quincy Place

Property Address: 7200 East Quincy Avenue, Denver, CO 80237

Real property in the City of Denver, County of Denver, State of Colorado, described as follows:

Parcel 1:

That part of the Northeast 1/4 of Section 8, Township 5 South, Range 67 West of the 6th P.M., described as follows:

Commencing at the Northeast corner of said Section 8;

thence West along the North line of said Section 8, a distance of 707.71 feet;

thence on an angle to the left of 90° a distance of 60 feet to the True Point of Beginning;

thence continuing along the last mentioned course an additional distance of 50 feet;

thence on an angle to the left of 45° a distance of 153.28 feet to a point of curvature;

thence along a curve to the left having a radius of 125.00 feet and a central angle of 45° an arc distance of 98.17 feet to a point of tangency;

thence along the tangent to the aforesaid curve a distance of 79.24 feet to a point of curvature;

thence along a curve to the right having a radius of 220.00 feet and a central angle of 80°54’22” an arc distance of 310.66 feet to a point of reverse curvature;

thence along a curve to the left having a radius of 25.00 feet and a central angle of 80°42’06” an arc distance of 35.21 feet to a point of tangency;

thence along the tangent of the aforesaid curve a distance of 128.22 feet to a point on the West right of way line of South Quebec Street;

thence North on an angle to the left of 90° and along said West right of way line a distance of 401.74 feet to the point of intersection with the South right of way line of Quincy Avenue;

thence West on an angle to the left of 90°12’16” and along said South right of way line a distance of 647.50 feet to the True Point of Beginning, City and County of Denver, State of Colorado.

Parcel 2:

Those certain easements as set forth in Reciprocal Easement, Construction and Maintenance Agreement recorded July 19, 1985 at Reception No. 041392, as amended by instrument recorded February 14, 1997 at Reception No. 9700018434.

Exhibit A-29

Redbud Hills

Property Address: 3211 East Moores Pike, Bloomington, IN 47401

Real property in the City of Bloomington, County of Monroe, State of Indiana, described as follows:

LOT NUMBER 1A IN BLOOMINGTON RETIREMENT RESIDENCE SUBDIVISION AMENDMENT ONE, AS SHOWN BY THE PLAT THEREOF, RECORDED IN PLAT CABINET D, ENVELOPE 110, IN THE OFFICE OF THE RECORDER OF MONROE, COUNTY INDIANA.

Exhibit A-30

Greenwood Terrace

Property Address: 11150 Greenwood Street, Lenexa, KS 66215

Real property in the City of Lenexa, County of Johnson, State of Kansas, described as follows:

LOT 1, OLATHE RETIREMENT RESIDENCE, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS.

Exhibit A-31

Marion Woods

Property Address: 1661 SouthEast 31st SouthEast, Ocala, FL 34471

Real property in the City of Ocala, County of Marion, State of Florida, described as follows:

COMMENCING AT THE SW CORNER OF THE NW 1/4 OF SECTION 28, TOWNSHIP 15 SOUTH, RANGE 22 EAST, MARION COUNTY, FLORIDA, THENCE S.89°56’41“E., ALONG THE SOUTH BOUNDARY OF SAID NW 1/4 A DISTANCE OF 613.41 FEET TO THE POINT OF BEGINNING, SAID POINT BEING THE SE CORNER OF THOSE LANDS AS DESCRIBED IN O.R. BOOK 1359, PAGE 774, PUBLIC RECORDS OF MARION COUNTY, FLORIDA, THENCE N.00°05’53“W., ALONG THE EAST BOUNDARY OF SAID LANDS 849.13 FEET TO THE NE CORNER OF SAID LANDS; THENCE N.89°59’19“W., ALONG THE NORTH BOUNDARY OF SAID LANDS 12.20 FEET TO THE SE CORNER OF THOSE LANDS AS DESCRIBED IN O.R. BOOK 716, PAGE 495, PUBLIC RECORDS OF MARION COUNTY, FLORIDA, THENCE N.00°17’08“W., ALONG THE EAST BOUNDARY OF SAID LANDS 470.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF SE 31ST ROAD (OAKHURST ROAD) AS DESCRIBED IN O.R. BOOK 1059, PAGE 26, PUBLIC RECORDS OF MARION COUNTY, FLORIDA, THENCE S.56°21’15“E., ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE 575.50 FEET; THENCE DEPARTING SAID SOUTHWESTERLY RIGHT OF WAY LINE S.00°12’48“E., A DISTANCE OF 1001.37 FEET TO A POINT ON THE SOUTH BOUNDARY OF SAID NW 1/4; THENCE N.89°56’41“W., ALONG SAID SOUTH BOUNDARY 466.86 FEET TO THE POINT OF BEGINNING. EXCEPT THE RIGHT OF WAY TAKING, AS DESCRIBED IN O.R. BOOK 2534, PAGE 329, PUBLIC RECORDS OF MARION COUNTY, FLORIDA.

APN: 29851-003-00 and 29851-003-00

Exhibit A-32

Jefferson, The

Property Address: 9401 Old Sauk Road, Middleton, WI 53562

Real property in the City of Middleton, County of Dane, State of Wisconsin, described as follows:

PARCEL 1:

Lot One (1) of Certified Survey Map No. 11080, recorded in the Office of the Register of Deeds for Dane County, Wisconsin, in Volume 66 of Certified Survey Maps, Page 287, as Document No. 3918683, located in the City of Madison, Dane County, Wisconsin.

PARCEL 2:

Non-exclusive Easement as set forth on the Certified Survey Map No. 11080, as Document No. 3918683 and as contained in the Access and Storm Sewer Easement dated June 22, 2004 and recorded on June 24, 2004 as Document No. 3932835 in the Office of the Register of Deeds for Dane County, Wisconsin as modified by an Amended Access and Storm Sewer Easement dated September 23, 2004, and recorded on September 24, 2004, as Document No. 3971478 recorded in the Office of the Register of Deeds for Dane County, Wisconsin.

Exhibit A-33

The Springs of Escondido

Property Address: 1261 East Washington Avenue, Escondido, CA 92027

Real property in the City of Escondido, County of San Diego, State of California, described as follows:

THAT PORTION OF LOT 7 IN BLOCK 179 OF RANCHO RINCON DEL DIABLO, IN THE CITY OF ESCONDIDO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 723, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 13, 1892, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 7; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 7, NORTH 53° 59’ 20” EAST, 226.83 FEET (RECORD - NORTH 54° 36’ 00” EAST, 227.39 FEET) TO THE CENTER LINE OF THE 80.00 FOOT RIGHT OF WAY FOR THE SAN DIEGO AQUEDUCT AS DESCRIBED IN THAT FINAL ORDER OF CONDEMNATION RECORDED NOVEMBER 19, 1949 AS FILE NO. 103884 OF OFFICIAL RECORDS; THENCE ALONG SAID CENTER LINE SOUTH 34° 27’ 46” EAST (RECORD - SOUTH 34° 54’ 00” EAST) 417.74 FEET TO THE NORTHERLY BOUNDARY OF LAND DESCRIBED IN PARCEL 4 IN THAT FINAL ORDER OF CONDEMNATION UNDER SUPERIOR COURT CASE NO. 302247 RECORDED JUNE 28, 1972 AS FILE NO. 166379 OF OFFICIAL RECORDS, BEING A POINT ON THE ARC OF A NON-TANGENT 1077.00 FOOT RADIUS CURVE, CONCAVE SOUTHERLY, A RADIAL LINE OF SAID CURVE BEARS NORTH 05° 47’ 22” WEST TO SAID POINT; THENCE ALONG THE BOUNDARY OF SAID PARCEL 4 AS FOLLOWS: WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 03° 03’ 03” A DISTANCE OF 57.35 FEET; ALONG A RADIAL LINE OF SAID CURVE SOUTH 08°50’25’’ EAST, 13.00 FEET TO A POINT ON THE ARC OF A 1064.00 FOOT RADIUS CURVE WHICH IS CONCENTRIC WITH THE ABOVE DESCRIBED CURVE; AND WESTERLY ALONG THE ARC OF SAID CONCENTRIC CURVE THROUGH A CENTRAL ANGLE OF 15°39’53’’ A DISTANCE OF 290.90 FEET TO THE WESTERLY LINE OF SAID LOT 7; THENCE ALONG SAID WESTERLY LINE NORTH 15°39’00’’ WEST, 330.74 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTH LINE OF SAID LOT 7 DISTANT THEREON NORTH 53°59’20’’ EAST 226.83 FEET FROM THE NORTHWESTERLY CORNER THEREOF, SAID POINT BEING ALSO A POINT IN THE CENTERLINE OF THAT CERTAIN PERPETUAL EASEMENT FOR PIPELINE PURPOSES AS CONDEMNED IN FAVOR OF THE UNITED STATES OF AMERICA IN FINAL DECREE OF CONDEMNATION RECORDED NOVEMBER 19, 1949, AS INSTRUMENT NO. 103884 OF OFFICIAL RECORDS; THENCE ALONG SAID CENTERLINE SOUTH 35°34’05’’ EAST (RECORD SOUTH 34° 54’ EAST) 417.70 FEET TO A POINT IN THE NORTHERLY BOUNDARY OF THE LAND CONVEYED TO THE CITY OF ESCONDIDO BY DEED RECORDED DECEMBER 20, 1968, AS FILE NO. 223861 OF OFFICIAL RECORDS, SAID

Exhibit A-34

POINT BEING ALSO A POINT IN THE ARC OF A 1077 RADIUS CURVE CONCAVE SOUTHERLY, A RADIAL OF WHICH BEARS NORTH 6° 54’ 21” WEST TO SAID POINT; THENCE WESTERLY ALONG SAID CURVE 45.08 FEET THROUGH A CENTRAL ANGLE OF 2° 23’ 54”; THENCE LEAVING SAID CURVE NORTH 35° 34’ 05” WEST 8.88 FEET TO THE BEGINNING OF A TANGENT 1000 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG SAID CURVE 82.25 FEET THROUGH A CENTRAL ANGLE OF 4° 42’ 46”; THENCE TANGENT TO SAID CURVE NORTH 40° 16’ 41” WEST 287.81 FEET TO THE BEGINNING OF A TANGENT 20 FOOT RADIUS CURVE CONCAVE SOUTHERLY; THENCE COUNTER- CLOCKWISE ALONG SAID CURVE 29.93 THROUGH A CENTRAL ANGLE OF 85° 43’ 49” TO A POINT OF TANGENCY IN THE NORTH LINE OF SAID LOT 7; THENCE ALONG SAID NORTH LINE 53°59’20’’ EAST 87.12 FEET TO THE POINT OF BEGINNING.

APN: 230-141-09-00

Exhibit A-35

The Springs of Napa

Property Address: 3460 Villa Lane, Napa, CA 94558

Real property in the City of Napa, County of Napa, State of California, described as follows:

PARCEL ONE:

BEGINNING AT THE MOST WESTERN CORNER OF THE 7.34 ACRE TRACT OF LAND DESCRIBED IN THE DEED BY DANIEL BEELER, ET UX TO A. E. VIDAL OF RECORD IN BOOK 142 AT PAGE 472 OF OFFICIAL RECORDS OF NAPA COUNTY; THENCE FROM SAID POINT OF BEGINNING NORTH 70° 15’ EAST 469.7 FEET TO THE MOST NORTHERN CORNER OF SAID 7.34 ACRE TRACT; THENCE SOUTH 13° 15’ EAST ALONG THE EASTERN LINE OF SAID 7.34 ACRE TRACT 335.5 FEET, SAID POINT BEING NORTH 13° 15’ WEST 875.00 FEET DISTANT FROM THE SOUTHEASTERLY CORNER THEREOF; AND BEING THE NORTHERN LINE OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO CRAWFORD W. RATCLIFF, ET UX, RECORDED MAY 18, 1966 IN BOOK 746 AT PAGE 387 OF OFFICIAL RECORDS OF NAPA COUNTY; THENCE SOUTH 77° 00’ WEST ALONG THE LAST NAMED LINE AND ITS DIRECT EXTENSION 371.06 FEET TO THE SOUTHWESTERN LINE OF THE AFOREMENTIONED 7.34 ACRE TRACT; THENCE NORTH 32° 30’ WEST ALONG THE LAST NAMED LINE, 291.07 FEET TO THE POINT OF BEGINNING.

APN 038-170-038

PARCEL TWO:

AN EXCLUSIVE, PERMANENT EASEMENT FOR THE CONSTRUCTION, LOCATION, INSTALLATION, USE, REPAIR, REPLACEMENT, OPERATION AND MAINTENANCE OF STORM DRAINAGE PIPES AND RELATED FACILITIES OVER, UNDER AND UPON THAT REAL PROPERTY, AS CREATED BY THAT CERTAIN GRANT OF EASEMENT AGREEMENT RECORDED AUGUST 14, 1984 IN BOOK 1351 AT PAGE 482 OF OFFICIAL RECORDS OF NAPA COUNTY, BEING A PORTION OF PARCEL A AS SHOWN ON THE MAP ENTITLED, “RECORD OF SURVEY MAP OF THE LANDS OF MYRON STANDLEY, ET UX”, FILED NOVEMBER 23, 1960 IN BOOK 7 OF SURVEYS AT PAGE 58 IN THE OFFICE OF THE COUNTY RECORDER OF SAID NAPA COUNTY, AS FOLLOWS:

A) A STRIP OF LAND, 15.00 FEET IN WIDTH, THE SOUTHWESTERN LINE OF WHICH COMMENCES AT THE SOUTHERNMOST CORNER OF SAID PARCEL “A”; AND RUNS THENCE NORTH 32° 25’ 30” WEST ALONG THE SOUTHWESTERN LINE OF SAID PARCEL “A” A DISTANCE OF 282.37 FEET TO THE WESTERNMOST CORNER OF SAID PARCEL, THE NORTHEASTERN LINE OF SAID STRIP OF LAND BEING PROLONGED AS NECESSARY TO INTERSECT THE SOUTHEASTERN AND NORTHWESTERN LINES OF SAID PARCEL “A”.

Exhibit A-36

B) A STRIP OF LAND, 20.00 FEET IN WIDTH, THE NORTHWESTERN LINE OF WHICH COMMENCES AT THE WESTERNMOST CORNER OF SAID PARCEL “A”; AND RUNS THENCE NORTH 57° 18’ EAST ALONG THE NORTHWESTERN LINE OF SAID PARCEL “A”, A DISTANCE OF 270.73 FEET TO THE NORTHERNMOST CORNER OF SAID PARCEL, THE SOUTHEASTERN LINE OF SAID STRIP OF LAND BEING PROLONGED AS NECESSARY TO INTERSECT THE SOUTHWESTERN AND NORTHEASTERN LINES OF SAID PARCEL “A”.

Exhibit A-37

Stone Lodge

Property Address: 1460 Northeast 27th, Bend, OR 97701

Real property in the City of Bend, County of Deschutes, State of Oregon, described as follows:

PARCEL B OF PARTITION PLAT NO. 1990-61, BEING LOCATED IN A PORTION OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER (NW1/4NW1/4) OF SECTION 35, TOWNSHIP 17 SOUTH, RANGE 12, EAST OF THE WILLAMETTE MERIDIAN, DESCHUTES COUNTY, OREGON.

EXCEPTING THEREFROM THE WEST 10 FEET.

NOTE: THIS LEGAL DESCRIPTION WAS CREATED PRIOR TO JANUARY 01, 2008.

Exhibit A-38

Cedar Ridge

Property Address: 2680 South Mebane Street, Burlington, NC 27215

Real property in the City of Burlington, County of Alamance, State of North Carolina, described as follows:

The land referred to in this Commitment is situated in the City of Burlington, County of Alamance, State of North Carolina, and is described as follows:

Being all of Lot Number One (1) as shown on map entitled “Final Plat for Woods at Groove Park, Inc.” recorded in the Office of the Register of Deeds for Alamance County, NC in Plat Book 69, Page 417, reference to which plat is hereby made for a more complete description.

Exhibit A-39

The Remington

Property Address: 2727 North 11th Avenue, Hanford, CA 93230

Real property in the City of Hanford, County of Kings, State of California, described as follows:

LOT 2 OF COUNTY TRACT NO. 490, IN THE CITY OF HANFORD, COUNTY OF KINGS, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF RECORDED IN BOOK 12 AT PAGE 21 OF LICENSED SURVEYOR PLATS, KINGS COUNTY RECORDS.

APN: 007-270-001-000

Exhibit A-40

Holiday Hills Estates

Property Address: 2620 Holiday Lane, Rapid City, SD 57702

Real property in the City of Rapid City, County of Pennington, State of South Dakota, described as follows:

Description 1

Lot 3R and Lot 4 of Sandstone Ridge Subdivision in the City of Rapid City, Pennington County, South Dakota, as shown on the plat filed in Plat Book 28, Page 96.

Description 2

Temporary Easement granted to Colson & Colson Construction Co., an Oregon partnership, as the Owner of Lot 3R and Lot 4 of Sandstone Ridge Subdivision, for the purpose of excavating, grading and reseeding, generally in accordance with the grading plan attached thereto as Exhibit “A”, within the landscaping easement across Tract SB of Spring Brook Acres Addition as shown and depicted in Exhibit “B”, and for an easement for the constructing, maintaining, using, altering and repairing a drainage facility across said Tract SB of Spring Brook Acres Addition, that is an earthen berm or drainage swale, adequate to divert water away from Lot 3R and Lot 2 of Sandstone Ridge Subdivision onto Lot 4 of Sandstone Ridge Subdivision as shown and demonstrated on Exhibit “C” attached thereto, and an easement for constructing, maintaining and repairing a temporary fire department turn-around to the extent generally shown and demonstrated in said Exhibit “B”, as set forth in instrument dated January 29, 1998, recorded February 24, 1998, in Book 71, Page 6128.

Description 3

Easement granted to Colson & Colson Construction Co., an Oregon partnership, owner of Lot 3R and Lot 4 of Sandstone Ridge Subdivision, to enter upon that portion of Lot 5 of Sandstone Ridge Subdivision more specifically described in Exhibit “A” and Exhibit “B” attached thereto, at any time as it may deem necessary to construct, maintain, use, operate, alter and repair a storm water and run-off detention pond, including an outlet drainage pipe and all necessary attachments and appurtenances thereto, together with the right to excavate and refill ditches and trenches for the location of such pipeline, as more specifically demonstrated, shown and described on said Exhibit “A” and Exhibit “B”, with understanding that the surface of said Lot 5 shall be restored to at least as good a condition as when disturbed, and that the owner of said Lot 5 agrees not to build, create or construct, or permit to be built, created or constructed, any obstruction, building, engineering work or other structures, which would interfere with the use of said pond or pipeline, or the rights of Colson & Colson Construction Co., except to the extent that the owner of said Lot 5 intends to build a parking lot and/or landscaping over the pipeline referenced in said Exhibits “A” and “B”, together with terms, restrictions, reservations, exceptions, liens or charges contained in Exhibit “C” attached thereto, as set forth in instrument dated January 30, 1998, recorded February 24, 1998, in Book 71, Page 6136.

Exhibit A-41

Description 4

Perpetual Drainage Easement granted to Colson & Colson Construction Co., an Oregon partnership, and Michael Tennyson, Patrick R. Hall and Kenneth L. Kirkeby, to allow water drainage, overflow and runoff from Lots 3R, 4 and 5 of Sandstone Ridge Subdivision, over and across a strip of Lot 25 of Fairway Hills P.R.D., as demonstrated, defined and described in Exhibit “A” entitled “Drainage Easement” attached thereto, for the purpose of maintenance, improvement, repair and otherwise do those things necessary, for the purpose, if necessary, to maintain and preserve this Drainage Easement, as set forth in instrument dated January 28, 1998, recorded February 24, 1998, in Book 71, Page 6141.

Exhibit A-42

Parkrose Chateau

Property Address: 3141 NorthEast 148th Avenue, Portland, OR 97230

Real property in the City of Portland, County of Multnomah, State of Oregon, described as follows:

A TRACT OF LAND SITUATED IN THE NORTHWEST ONE-QUARTER OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 2 EAST OF THE WILLAMETTE MERIDIAN, IN THE CITY OF PORTLAND, COUNTY OF MULTNOMAH AND STATE OF OREGON, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A BRASS CAP MONUMENT AT THE SOUTHWEST CORNER OF THE GEORGE HAMILTON DONATION LAND CLAIM IN SAID NORTHWEST ONE-QUARTER;

THENCE SOUTH 89°53’02” EAST ALONG THE SOUTH LINE OF SAID DONATION LAND CLAIM, A DISTANCE OF 430.81 FEET TO THE NORTHWEST CORNER OF THAT TRACT OF LAND CONVEYED TO THE BUREAU OF WATER WORKS OF THE CITY OF PORTLAND, OREGON, A MUNICIPAL CORPORATION, BY DEED AS DESCRIBED IN BOOK 2022, PAGE 1302, RECORDED ON JULY 09, 1987, MULTNOMAH COUNTY DEED RECORDS, AND TO A POINT OF NON-TANGENT CURVATURE;

THENCE SOUTHEASTERLY 108.63 FEET ALONG THE SOUTHWESTERLY LINE THEREOF, ON THE ARC OF A 293.31 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 21°13’09”, (LONG CHORD BEARS SOUTH 47°32’08” EAST, A DISTANCE OF 108.01 FEET), TO THE SOUTH CORNER OF SAID BUREAU OF WATER WORKS TRACT AND TO A POINT OF NON-TANGENCY;

THENCE NORTH 00°06’51” EAST ALONG THE EAST LINE THEREOF, A DISTANCE OF 72.76 FEET TO A POINT IN THE SOUTH LINE OF SAID HAMILTON DONATION LAND CLAIM;

THENCE SOUTH 89°53’02” EAST ALONG SAID SOUTH LINE, A DISTANCE OF 43.48 FEET TO THE MOST SOUTHERLY SOUTHEAST CORNER OF SAID HAMILTON LAND CLAIM;

THENCE SOUTH 87°38’32” EAST, A DISTANCE OF 284.92 FEET TO A POINT ON THE WEST RIGHT OF WAY OF NE 148TH AVENUE (80.00 IN WIDTH);

THENCE SOUTH 01°15’32” WEST ALONG SAID WEST RIGHT OF WAY LINE, A DISTANCE OF 306.82 FEET;

THENCE NORTH 89°48’43” WEST A DISTANCE OF 829.39 FEET, TO A POINT ON THE EAST LINE OF THE W.G. WILKES DONATION LAND CLAIM;

THENCE NORTH 00°28’54” WEST ALONG LAST SAID EAST LINE, A DISTANCE OF 316.88 FEET, TO THE ABOVE REFERENCED POINT OF BEGINNING OF THIS DESCRIPTION.

Exhibit A-43

THE LEGAL DESCRIPTION WAS CREATED PRIOR TO JANUARY 01, 2008.

APN: R318770

Exhibit A-44

University Pines

Property Address: 8991 University Parkway, Pensacola, FL 32514

Real property in the City of Pensacola, County of Escambia, State of Florida, described as follows:

COMMENCE AT THE NORTHWEST CORNER OF SECTION 14, TOWNSHIP 1 SOUTH, RANGE 30 WEST, ESCAMBIA COUNTY. FLORIDA; THENCE GO SOUTH 00°03’00” WEST ALONG THE WEST LINE OF SAID SECTION 14, A DISTANCE OF 2640.00 FEET TO THE NORTHWEST CORNER OF GOVERNMENT LOT 5; THENCE GO SOUTH 88°34“00” EAST ALONG THE NORTH LINE OF SAID GOVERNMENT LOT 5 A DISTANCE OF 1503.61 FEET TO THE NORTHWEST CORNER OF GOVERNORS SQUARE (A PLANNED UNIT DEVELOPMENT SUBDIVISION); THENCE CONTINUE SOUTH 88°34’00” EAST ALONG SAID NORTH LINE OF GOVERNMENT LOT 5 A DISTANCE OF 238.44 FEET TO THE NORTHEAST CORNER OF SAID GOVERNORS SQUARE SUBDIVISION, WHICH CORNER IS ALSO THE NORTHWEST CORNER OF PRIVATE PARCEL “C” SHOWN ON SAID SUBDIVISION PLAT; THENCE CONTINUE SOUTH 88°34’00” EAST ALONG THE SAID NORTH LINE OF GOVERNMENT LOT 5 (ALSO THE NORTH LINE OF SAID PRIVATE PARCEL “C”; A DISTANCE OF 76.20 FEET TO THE NORTHEAST CORNER OF SAID PRIVATE PARCEL “C”; THENCE CONTINUE SOUTH 88°34’00” EAST ALONG THE SAID GOVERNMENT LOT 5 A DISTANCE OF 85.53 FEET; THENCE GO SOUTH 00°15’00” EAST. A DISTANCE OF 67.60 FEET; THENCE GO NORTH 89°45’00” EAST A DISTANCE OF 174.14 FEET TO CONCRETE MONUMENT (0340) FOR THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE CONTINUE NORTH 89°45’00” EAST A DISTANCE OF 0.86 FEET TO THE NORTHEAST CORNER OF THE WEST 175.00 FEET OF THAT PROPERTY DESCRIBED IN OFFICIAL RECORD BOOK 2954 AT PAGE 484 OF THE PUBLIC RECORDS OF SAID COUNTY; THENCE SOUTH 00°15’00” EAST ALONG THE EAST LINE OF THE SAID WEST 175.00 FEET A DISTANCE OF 256.71 FEET TO A POINT, SAID POINT BEING ON A CURVE CONCAVE TO THE NORTH HAVING A RADIUS OF 377.58 FEET, SAID POINT BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF CONSTITUTION PLACE (VARYING IN WIDTH, A PUBLIC RIGHT-OF-WAY DEDICATED WITH THE PLAT OF SAID GOVERNORS SQUARE SUBDIVISION); THENCE GO NORTHEASTERLY ALONG SAID CURVE AND RIGHT-OF·WAY LINE AN ARC DISTANCE OF 147.85 FEET (CHORD DISTANCE: 146.91 FEET; CHORD BEARING NORTH 73°58’04” EAST; DELTA 22°26’08”) TO THE POINT OF TANGENCY OF SAID CURVE; THENCE GO NORTH 62°45’00” EAST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 130.53 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE SOUTH HAVING A RADIUS OF 112.88 FEET; THENCE GO EASTERLY ALONG THE ARC OF SAID CURVE AND SAID NORTHERLY RIGHT-OF-WAY LINE AN ARC DISTANCE OF 56.51 FEET (CHORD DISTANCE: 55.93 FEET; CHORD BEARING: NORTH 77°05’39” EAST; DELTA: 28°41’08”) TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF UNIVERSITY PARKWAY (RIGHT-OF-WAY VARIES); THENCE GO NORTH 53°18’44” EAST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 38.34 FEET; THENCE GO NORTH 02°18’50” EAST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 134.13 FEET; THENCE NORTH

Exhibit A-45

00°15’00” WEST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 280.00 FEET; THENCE GO SOUTH 89°45’00” WEST A DISTANCE OF 150.00 FEET TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTH HAVING A RADIUS OF 1010.00 FEET; THENCE GO WESTERLY ALONG SAID CURVE AN ARC, DISTANCE OF 201.32 FEET, (CHORD DISTANCE: 200.99 FEET; CHORD BEARING: NORTH 84°32’22” WEST, DELTA 11°25’15”); THENCE GO SOUTH 00°15’00” FEET A DISTANCE OF 311.54 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH AN ACCESS EASEMENT OVER THE FOLLOWING DESCRIBED PROPERTY:

COMMENCE AT THE NORTHWEST CORNER OF SECTION 14, TOWNSHIP 1 SOUTH, RANGE 30 WEST, ESCAMBIA COUNTY, FLORIDA; THENCE GO SOUTH 89°40’00” EAST ALONG THE NORTH LINE OF THE AFORESAID SECTION 14 A DISTANCE OF 2648.40 FEET TO THE NORTHEAST CORNER OF GOVERNMENT LOT 3; THENCE GO SOUTH O0°15’00” EAST ALONG THE EAST LINE OF THE AFORESAID GOVERNMENT LOT 3 A DISTANCE OF 2691.18 FEET TO THE SOUTH EAST CORNER OF THE AFORESAID GOVERNMENT LOT 3; THENCE GO NORTH 88°34’00” WEST ALONG THE SOUTH LINE OF THE AFORESAID GOVERNMENT LOT 3 A DISTANCE OF 235.10 FEET TO THE WESTERLY RIGHT·OF-WAY LINE OF UNIVERSITY PARKWAY (100’ R/W); THENCE GO NORTH 00°15’00” WEST ALONG THE WESTERLY RIGHT-OF-WAY LINE OF UNIVERSITY PARKWAY A DISTANCE OF 239.36 FEET; THENCE GO SOUTH 89°45’00” WEST A DISTANCE OF 25.00 FEET TO THE POINT OF BEGINNING OF THE FOLLOWING 60 WIDE ACCESS EASEMENT; THENCE GO SOUTH 89°45’00” WEST A DISTANCE OF 125.00 FEET TO A POINT OF CURVATURE, SAID CURVE CONCAVE TO THE NORTH, HAVING A RADIUS OF 1010.00 FEET, A CENTRAL ANGLE OF 11°25’25”, A TANGENT DISTANCE OF 101.00 FEET, A CHORD BEARING AND DISTANCE OF NORTH 84°32’22” WEST, 200.99 FEET; THENCE GO WESTERLY ALONG SAID CURVE AN ARC DISTANCE OF 201.32 FEET; THENCE DEPARTING SAID CURVE GO NORTH 00°15’00” WEST A DISTANCE OF 61.29 FEET TO A POINT ON A CURVE, SAID CURVE CONCAVE TO THE NORTH HAVING A RADIUS OF 950.00 FEET, CENTRAL ANGLE OF 12°09’10”, A TANGENT DISTANCE OF 101.13 FEET, A 2 CHORD BEARING AND DISTANCE OF SOUTH 84°10’25” EAST, 201.12 FEET; THENCE GO EASTERLY ALONG SAID CURVE AN ARC DISTANCE OF 201.50 FEET TO A POINT OF TANGENCY; THENCE GO NORTH 89°45’00” EAST A DISTANCE OF 125.00 FEET; THENCE GO SOUTH 00°15’00” EAST A DISTANCE OF 60.00 FEET TO THE POINT OF BEGINNING. THE ABOVE DESCRIBED ACCESS EASEMENT IS SITUATED IN SECTION 14, TOWNSHIP 1 SOUTH, RANGE 30 WEST, ESCAMBIA COUNTY, FLORIDA.

Exhibit A-46

The Woods at Holly Tree

Property Address: 4610 Holly Tree Road, Wilmington, NC 28409

Real property in the City of Wilmington, County of New Hanover, State of North Carolina, described as follows:

Lying and being in Wilmington Township, New Hanover County, North Carolina, and being more particularly described as follows:

Beginning on a point located on the southern right-of-way of Holly Tree extension (a 60 foot wide public right-of-way), said point being in the center of the run of Watson’s branch, said point being further located at the following bearings and distances from a concrete monument located at the intersection of the centerline of Holly Tree extension and the eastern right-of-way line of NC Highway 132 (South College road), said concrete monument having a N.C. grid coordinate of N=163,657.65 E=2,335,909.37 (N.A.D. 1927), South 06°56’09” West 30.00 feet; thence South 83°03’51” East 217.34 feet to said beginning point; thence from the beginning point so established, proceed with the southern right-of-way of Holly Tree extension South 83°03’51” East 156.80 feet to an iron; thence continuing with the said right-of-way, being a curve to the right having a radius of 720 feet, having a chord bearing of South 78°52’33” East, a distance of 105.17 feet to an iron; thence continuing with said right-of-way South 74°41’14” East 427.33 feet to an iron; thence with said right-of-way (irregular width at this point) South 54°33’03” East 127.81 feet to an iron; thence South 77°19’04” East 124.94 feet to an iron, said iron being the northernmost corner of Lot 52 of Henleigh Hills Subdivision as shown on a plat recorded in Plat Book 20, Page 16, New Hanover County Registry; thence with Lots 63, 64, 65, 71 and other land as shown on said Subdivision plat, South 44°56’39” West 179.56 feet to an iron; thence South 42°16’24” West 169.54 feet to an iron; thence North 83°03’51” West 917.80 feet to an iron; thence South 51°56’07” West 16.97 feet to an iron on the eastern right-of-way of NC Highway 132 (South College road, a 200 foot wide right-of-way); thence with said right-of-way North 06°56’56” East 4.16 feet to a point in the run of Watson’s Branch; thence with said run the following bearings and distances: North 17°56’56” East 141.70 feet to a point; thence North 23°09’57” East 91.57 feet to a point; thence North 49°00’49” East 230.99 feet to a point; thence North 23°47’41” East 34.08 feet to the point and place of beginning, and containing 8.549 acres, more or less.

Exhibit A-47

EXHIBIT B

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of June 22, 2015, is entered into by and among each party listed as a “Seller” on Schedule I of the Purchase Agreement (as defined below) (individually and collectively, “Seller”); NIC Acquisitions LLC, a Delaware limited liability company (“Purchaser”), and First American Title Insurance Company (“Escrow Agent”).

WITNESSETH:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of June 22, 2015 (as amended from time to time, the “Purchase Agreement”). A copy of the Purchase Agreement has been provided to Escrow Agent.

WHEREAS, the Purchase Agreement provides that at or prior to the execution of the Purchase Agreement, an initial deposit in the amount of Five Million Dollars ($5,000,000) (together with all interest earned thereon and the proceeds thereof, the “Initial Deposit”) shall be deposited into the escrow account described in Section 3 below, as security for certain obligations of Purchaser under the Purchase Agreement;

WHEREAS, the Purchase Agreement further provides that Purchaser may extend the Scheduled Closing Date upon the satisfaction of certain conditions, including, in the event of a Second Extension Period, the delivery to Escrow Agent by Purchaser of an additional deposit in the amount of Two Million Dollars ($2,000,000) (together with all interest earned thereon and the proceeds thereof, the “Additional Deposit,” and together with the Initial Deposit, the “Deposit”);

WHEREAS, the Purchase Agreement further provides that Purchaser shall deliver to Escrow Agent on the Closing Date the amount by which the Purchase Price (subject to prorations and/or adjustments required by the Purchase Agreement) exceeds the Deposit (such amount, together with the Deposit, the “Escrowed Funds”).

WHEREAS, Escrow Agent is willing to act as Escrow Agent with respect to such Escrowed Funds on the terms and conditions set forth in this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties agree as follows:

1. Terms. Except as otherwise defined in this Escrow Agreement, each capitalized term appearing herein shall have the meaning ascribed to it in the Purchase Agreement.

2. Appointment of Escrow Agent. Purchaser and Seller hereby appoint Escrow Agent as escrow agent for the purposes set forth herein. Escrow Agent accepts such appointment to act as escrow agent in accordance with the terms hereof.

EXHIBIT B-1

3. Deposit of Escrowed Funds. On or before the date hereof, Purchaser shall deposit the Initial Deposit in immediately available funds by wire transfer to Escrow Agent in connection with the execution of the Purchase Agreement. In the event Purchaser elects to adjourn the Scheduled Closing date for both the First Extension Period and Second Extension Period in accordance with Section 5.1 of the Purchase Agreement, Purchaser shall, upon exercise of the second adjournment option, deliver to Escrow Agent the Additional Deposit by wire transfer of immediately available funds. At or before Closing, Purchaser shall deposit the remainder of the Purchase Price in immediately available funds by wire transfer to Escrow Agent in connection with Purchaser’s payment of the Purchase Price under the Purchase Agreement. Upon receipt of any Escrowed Funds, Escrow Agent shall deposit the Escrowed Funds in an interest-bearing escrow account with a federally insured financial institution acceptable to Purchaser and Seller. The Escrow Agent agrees to hold, administer, safeguard, and disburse the Escrowed Funds pursuant to the terms and conditions set forth in this Escrow Agreement. All or any portion of the Escrowed Funds, plus any interest earned thereon are collectively referred to herein as the “Escrowed Amount.”

4. Release of Escrowed Amount.

(a) Upon termination of the Purchase Agreement prior to Closing, Escrow Agent shall promptly release and deliver the Escrowed Amount in accordance with Articles 8, 9, or 10 of the Purchase Agreement, as applicable. Upon written notice to Escrow Agent by either Purchaser or Seller (the “First Party”), with copy to the other party (the “Other Party”), to distribute all or part of the Escrowed Amount in accordance with this Section 4 (a “Direction Notice”), Escrow Agent shall, within twenty four (24) hours, give written confirmation to the Other Party of its receipt of such demand (the “Escrow Agent Notice”). If Escrow Agent does not receive, prior to 5:00 p.m. (Eastern time) on the date that is five (5) business days following the Other Party’s receipt of the Escrow Agent Notice, written objection from the Other Party (an “Objection”), with copy to the First Party, Escrow Agent shall distribute the Escrowed Amount (or part thereof referred to in the Direction Notice) in the manner set forth in the Direction Notice. Notwithstanding the foregoing, Escrow Agent shall not comply with the direction of any Direction Notice unless same (i) has as an attachment thereto the notice of termination of the Purchase Agreement giving rise to the disbursement of the Funds and (ii) cites the provision of the Purchase Agreement pursuant to which the Funds shall be distributed.

(b) Upon receipt of unconditional authorization to close the transactions contemplated by the Purchase Agreement, Escrow Agent shall distribute the Escrowed Amount to Seller and the full amount of such Escrowed Amount shall be applied to the Purchase Price as set forth in the Purchase Agreement.

5. Rights, Duties and Liabilities of Escrow Agent. The acceptance by Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions:

(a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against Escrow Agent.

(b) Whenever Escrow Agent is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such action shall in all cases be as promptly as practicable.

EXHIBIT B-2

(c) In performing its duties under this Escrow Agreement or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not be liable to anyone for damages, losses, or expenses that may be incurred as a result of Escrow Agent so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its willful misconduct, gross negligence, bad faith, and/or fraud. The Escrow Agent shall in no event incur any liability with respect to: (i) any action taken or omitted to be taken in good faith upon advice of legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document delivered to Escrow Agent and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(d) Distribution of the Escrowed Amount hereunder shall be made only in strict accordance with the terms of this Escrow Agreement.

(e) The Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of Purchaser or Seller with respect to arrangements or contracts with each other or with others, Escrow Agent’s sole duty hereunder being to hold the Escrowed Amount and to dispose of and deliver the same in accordance with this Escrow Agreement.

(f) The duties of Escrow Agent hereunder shall be only to Purchaser or Seller and their respective successors, heirs, assigns, executors and administrators and to no other person, firm, corporation or other entity whatsoever.

(g) In addition to the foregoing, Escrow Agent shall have the right to tender into the registry or custody of any court having jurisdiction any part of or all of the Escrowed Amount. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Escrow Agreement.

(h) While any suit or legal proceeding arising out of or relating to this Escrow Agreement, the Escrowed Amount and the parties hereto is pending, whether the same be initiated by Escrow Agent or by others, Escrow Agent shall have the right at its option to stop all further performance of this Escrow Agreement and instructions received hereunder until all differences shall have been resolved by agreement or until the rights of all parties shall have been fully and finally adjudicated by the court. For purposes of any suit or legal proceeding arising out of or relating to this Escrow Agreement to which Escrow Agent may be a party, the parties hereto hereby consent and submit to the jurisdiction of the appropriate court, whether federal or state, sitting in New York, New York. The rights of Escrow Agent under this Section 5(i) are in addition to all other rights which it may have by law or otherwise.

(i) Seller and Purchaser agree to pay equally all of Escrow Agent’s expenses incurred in connection with this Escrow Agreement (“Expenses”), including, but not limited to, reasonable out-of-pocket legal fees and expenses, in the event Escrow Agent deems it necessary to retain counsel; provided, however, prior to retaining such counsel, Escrow Agent shall notify Purchaser and Seller for their pre-approval of the particular counsel Escrow Agent has selected. Such Expenses shall be paid to Escrow Agent within thirty (30) days following receipt by Seller of a written statement setting forth such Expenses. Escrow Agent agrees that, in consideration of the fees charged and paid to Escrow Agent or its Affiliate for the title insurance issued in connection with the transactions contemplated by the Purchase Agreement, no additional fee shall be charged hereunder.

EXHIBIT B-3

(j) Each of Purchaser and Seller (severally and not jointly), to the extent legally permitted, hereby agrees to indemnify and hold Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all out of pocket losses, claims, damages, liabilities and expenses (the “Losses”) which may be imposed on Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, other than Losses resulting from Escrow Agent’s breach of this Escrow Agreement or Escrow Agent’s gross negligence, willful misconduct, bad faith or fraud. Such indemnity includes, without limitation, all Losses (including reasonable out-of-pocket counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Escrow Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section 5(j) are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Escrow Agreement or the resignation or removal of Escrow Agent.

6. Resignation or Substitution of Escrow Agent. The Escrow Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to Purchaser and Seller, which notice will specify a date not less than thirty (30) days after the giving of such notice when the resignation will take effect. Promptly after such notice, a successor escrow agent will be appointed jointly by Purchaser and Seller, and such successor escrow agent shall agree to the same terms as those contained herein or such other terms as are mutually acceptable to Purchaser, Seller, and such successor escrow agent. The successor escrow agent will become Escrow Agent upon the resignation date specified in the notice. The Escrow Agent will continue to serve until its successor accepts the escrow and receives the Escrowed Amount or until Escrow Agent interpleads the same into the registry of the appropriate court.

7. Termination of Escrow Agent. Escrow Agent may be discharged from its duties under this Escrow Agreement upon thirty (30) days written notice from Purchaser and Seller and upon payment of any and all Fees or Expenses due to Escrow Agent. In such event, Escrow Agent shall be entitled to rely upon written instructions from Purchaser and Seller as to the disposition and delivery of the Escrowed Amount. Upon thirty (30) days after receipt of such written notice of termination, if no successor has been named, Escrow Agent shall immediately cease further action under this Escrow Agreement and shall have no further obligations hereunder except to hold the Escrowed Amount as a depository.

8. Termination of Agreement. This Escrow Agreement shall terminate upon the distribution by Escrow Agent of all the Escrowed Amount held by it hereunder pursuant to Section 4 of this Escrow Agreement. All Fees and Expenses owed to Escrow Agent hereunder shall be paid in full prior to such distribution of the Escrowed Amount, and Escrow Agent is hereby authorized and directed by Purchaser and Seller to withhold release or distribution of the Escrowed Amount until such time as Escrow Agent has received payment in full of such Fees and Expenses.

EXHIBIT B-4

9. Taxes. For purposes of federal income taxes and other taxes based on income, the Purchaser shall be the owner of the Escrowed Amount until the distribution of the Escrowed Amount (or such portion thereof) is made to Seller in accordance herewith. Only at that time shall Seller be deemed to be the owner of that portion of the Escrowed Amount actually received by Seller. Purchaser and Seller each represent that it’s Taxpayer Identification Number assigned by the Internal Revenue Service (“IRS”) is true and correct, and that each will notify the Escrow Agent in writing immediately upon any change to such number.

10. Notices. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be in writing and shall be deemed to have been duly given on the earlier of the date actually received by the party in question, by whatever means and however addressed, or on the date of personal delivery if delivered by hand, or on the date signed for if sent by an overnight delivery service, to the following addresses:

If to Purchaser: c/o Fortress Investment Group 1345 Avenue of the Americas New York, NY 10105 Attn: Cameron MacDougall Email: cmacdougall@fortress.com	With a Copy To: c/o Fortress Investment Group LLC 2901 North Dallas Parkway, Suite 380 Plano, TX 75093 Attn: Matthew Lucas Email: mlucas@fortress.com

If to Seller: c/o Holiday Retirement 5885 Meadows Road, Suite 500 Lake Oswego, Oregon 97035 Attention: Chief Legal Officer Email: legal@holidaytouch.com

With a copy to:

c/o Fortress Investment Group LLC

1345 Avenue of the Americas

New York, New York 10105

Attn: Brittain Rogers

and

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive, Suite 2700

Chicago, Illinois 60606

Attention: Nancy M. Olson

Email: nancy.olson@skadden.com

If to Escrow Agent: First American Title Insurance Company 1125 17th Street, Suite 500 Denver, CO 80202 Attention: Katie L. Miller Email: katiemiller@firstam.com

EXHIBIT B-5

or to such other address, and to the attention of such other person or officer as any party may designate in written notice to the other parties.

11. Entire Agreement. This Escrow Agreement constitutes the entire agreement among Escrow Agent and the other parties hereto in connection with the subject matter of this escrow and shall supersede any and all prior agreements.

12. Assignment. This Escrow Agreement shall not be assignable by any party absent written consent of the other parties hereto. Notwithstanding the foregoing, all covenants contained in this Escrow Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and permitted assigns, which shall specifically include any successor entity of Escrow Agent as a result of merger or acquisition.

13. Governing Law/Waiver of Jury Trial. The validity, enforcement and construction of this Escrow Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Venue for any actions arising out of this Agreement shall be in the state courts of the State of New York in New York County or the United States District Court for the Southern District of New York. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY (AND MAY HAVE A TRIAL BEFORE A JUDGE ONLY) IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT.

14. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes.

15. Expenses and Attorneys’ Fees. If any action is brought by any party to enforce any provision of this Escrow Agreement, the prevailing party shall be entitled to recover its court costs, arbitration expenses and reasonable out-of-pocket attorneys’ fees; provided, however, that in no case shall Escrow Agent be required to pay such costs, expenses or fees.

16. Modification of Escrow Agreement. The provisions of this Escrow Agreement shall not be waived, modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the parties hereto.

17. Severability. If any provision of this Escrow Agreement or the application thereof to any party or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Escrow Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT B-6

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day first above written.

Seller:

HARVEST ASPEN MEADOWS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST ECHO RIDGE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST HOLIDAY HILLS ESTATES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

FLINT RETIREMENT RESIDENCE LLC, a Delaware limited liability company

By:	HARVEST MEZZANINE II LLC, a Delaware limited liability company

By:
	Name:	Scott Shanaberger
	Title:	Chief Financial Officer

LITTLE ROCK RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

HANFORD RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

PARKROSE RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

ELM PARK ESTATES RETIREMENT RESIDENCE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	HARVEST GENERAL PARTNER I LLC, a Delaware limited liability company

By:
	Name:	Scott Shanaberger
	Title:	Chief Financial Officer

HARVEST ARCADIA PLACE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST GREENWOOD TERRACE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST NIAGARA VILLAGE RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST QUAIL RUN ESTATES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST REDBUD HILLS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST UNIVERSITY PINES RETIREMENT RESIDENCE LLC, a Delaware limited liability company

HARVEST MONTARA MEADOWS RETIREMENT RESIDENCE LLC, a Delaware limited liability company

MACON RETIREMENT RESIDENCE LLC, a Delaware limited liability company

WILMINGTON RETIREMENT RESIDENCE LLC, a Delaware limited liability company

By:	HARVEST MEZZANINE I LLC, a Delaware limited liability company

By:
	Name:	Scott Shanaberger
	Title:	Chief Financial Officer

ESCONDIDO RETIREMENT RESIDENCE LIMITED PARTNERSHIP, an Oregon limited partnership

NAPA RETIREMENT RESIDENCE LIMITED PARTNERSHIP, a Washington limited partnership

By:	HARVEST GENERAL PARTNER II LLC, a Delaware limited liability company

By:
	Name:	Scott Shanaberger
	Title:	Chief Financial Officer

KALAMA HEIGHTS RETIREMENT RESIDENCE L.L.C., a Washington limited liability company

BEND RETIREMENT RESIDENCE LLC, an Oregon limited liability company

BURLINGTON RETIREMENT RESIDENCE LLC, an Oregon limited liability company

HILTON HEAD RETIREMENT RESIDENCE LIMITED LIABILITY COMPANY, an Oregon limited liability company

JACKSONVILLE RETIREMENT RESIDENCE LLC, an Oregon limited liability company

MADISON RETIREMENT RESIDENCE LLC, an Oregon limited liability company

OCALA RETIREMENT RESIDENCE LLC, an Oregon limited liability company

DENVER RETIREMENT RESIDENCE LIMITED LIABILITY COMPANY, an Oregon limited liability company

TOLEDO RETIREMENT RESIDENCE LLC, an Oregon limited liability company

By:	HARVEST MANAGING MEMBER I LLC, a Delaware limited liability company

By:
	Name:	Scott Shanaberger
	Title:	Chief Financial Officer

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

PURCHASER:

NIC ACQUISITIONS LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

FORM OF BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this                      day of                     , 20     by                                          a                                  (“Seller”), in favor of                                         , a                                          (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of             , 20     (the “Purchase Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of Seller’s right, title and interest in and to the Fixtures and Tangible Personal Property, without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Purchase Agreement.

EXCEPT AS MAY BE SET FORTH IN AND SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Purchaser and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of [                    ].

[Remainder of page intentionally left blank.]

EXHIBIT C-1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.

Seller:

[ ], a
[ ]

By:
Name:
Title:

EXHIBIT C-2

EXHIBIT D

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION

This General Assignment and Assumption (this “Assignment”) is executed by and between [SELLER], a [                            ] (“Seller”), and [PURCHASER], a [                            ] (“Purchaser”) as of                     , 20     (the “Effective Date”).

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of                     , 20     (the “Purchase Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement.)

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets and the Permits (other than the Excluded Permits).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Assignment. As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets and the Permits (other than the Excluded Permits).

2. Assumption. As of the Effective Date, Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets and the Permits (other than the Excluded Permits).

3. Counterparts. This Assignment may be executed in a number of identical counterparts. Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

4. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the [                    ].

6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

EXCEPT AS MAY BE SET FORTH IN AND SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

EXHIBIT D-1

IN WITNESS WHEREOF, the undersigned has executed this General Assignment and Assumption as of the day and year first written above.

Seller:

[ ], a
[ ]

By:
Name:
Title:

[Purchaser’s Signature Page Follows]

EXHIBIT D-2

Purchaser:

[ ], a
[ ]

By:
Name:
Title:

EXHIBIT D-3

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION OF RESIDENT AGREEMENTS

This Assignment and Assumption of Resident Agreements (this “Assignment”) is executed by and between [SELLER], a [                            ] (“Seller”) and [PURCHASER], a [                            ] (“Purchaser”) as of                     , 20     (the “Effective Date”).

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of                             , 20     (the “Purchase Agreement”) with respect to the sale of certain Property more particularly described in the Purchase Agreement. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement.)

WHEREAS, Seller, as landlord, has entered into certain Resident Agreements for the use of the Property by Residents (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the “Resident Agreements”).

WHEREAS, the Purchase Agreement requires Seller and Purchaser to execute this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Assignment and Assumption. As of the Effective Date, Seller hereby irrevocably assigns, sets over, transfers and conveys to Purchaser all of Seller’s right, title and interest in and to the Resident Agreements. Purchaser hereby accepts this Assignment and the rights granted herein, and Purchaser hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Resident Agreements and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the Effective Date with respect to the Resident Agreements and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from and after the Effective Date and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the Effective Date.

2. General Provisions.

a. Successors. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

b. Counterparts. This Assignment may be executed in a number of identical counterparts. Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

EXHIBIT E-1

c. Governing Law. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State wherein the Property is located, without reference to the conflict of law provisions thereof.

[Remainder of page intentionally left blank.]

EXHIBIT E-2

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption of Resident Agreements as of the day and year first written above.

Seller:

[ ], a
[ ]

By:
Name:
Title:

[Signature Page]

EXHIBIT E-3

Purchaser:

[ ], a
[ ]

By:
Name:
Title:

[Signature Page]

EXHIBIT E-4

EXHIBIT F

FORM OF BRING DOWN CERTIFICATE

[DATE]

Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase

Agreement”) dated as of                     , 2015, by and among the entities listed as [Seller/Purchaser] on Schedule 1 thereof (collectively, the “Company”), the entities listed as [Purchaser/Seller] on Schedule 1 thereof, and, solely with respect to Section 14.24, Harvest Facility Holdings LP, as Seller Guarantor. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Pursuant to Section [5.2.5/5.3.4] of the Purchase Agreement, the undersigned, hereby certifies as follows:

1. That the representations and warranties of the Company contained in Section [6.1/6.3] were true and correct as of the date of the Purchase Agreement and are true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent any such representation or warranty speaks as of any other date, in which case such representation or warranty was true and correct in all respects as of such date), except in each case to the extent the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” and other qualifications using the terms “in any material respect” or “in all material respects” or similar materiality qualifiers in such other representations and warranties will be disregarded.

2. The Company has performed in all material respects all agreements and covenants required to be performed by it under the Purchase Agreement at or prior to the Closing.

EXHIBIT F-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

[Seller/Purchaser]:

[ ], a[n] [ ]

By:
Name:
Title:

EXHIBIT F-2

EXHIBIT G

FORM OF CERTIFICATION OF NON-FOREIGN STATUS

[Facility Name]

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned Transferor, the undersigned hereby certifies the following:

1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s Taxpayer Identification Number is:

3. Transferor’s address is:

5885 Meadows Road, Suite 500, Lake Oswego, Oregon 97035

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete.

DATED as of the      day of                     , 2015.

TRANSFEROR:

[Seller], a(n)

By:
Name:
Title:

EXHIBIT G-1

EXHIBIT H

FORM OF RESIDENT NOTIFICATION1

[Date]

Dear Holiday Resident:

I am writing to let you know that on                     , Holiday Retirement sold a portfolio of 28 communities to affiliates of New Senior Investment Group, Inc., a publicly traded real estate investment trust that focuses on investing in senior housing. [Name of community] was included in this transaction.

The formal name and address of the new landlord is                                         .

While the ownership of the underlying property has changed hands, we will continue to manage [name of community] as a Holiday Retirement community. As a result of this transaction, you will see no changes in the day-to-day operation of your community. We at Holiday remain completely committed to offering you great service and great value. Furthermore, as a result of the resident satisfaction survey we completed last year, we are looking at a variety of ways to make new investments into our programs, products and people.

Please continue to make all rent checks payable to your community and make all rental payments at the time and place you are accustomed to. In accordance with your residency agreement, rent may be paid in the form of personal or official checks, or by automatic bank account withdrawals. Rent checks may be delivered in person to the Community Manager’s office during normal business hours.

The legal name of the Holiday Retirement company managing the communities is Holiday AL Management Sub LLC. The address and telephone number of the manager is 5885 Meadows Road, Suite 500, Lake Oswego, OR 97035, (971) 245-8122. The manager is authorized to act for and on behalf of the landlord for the purpose of service of process and for the purpose of receiving notices and demands.

In closing, we value the opportunity to serve you each day. When I visit Holiday communities each week, I love to hear from residents, especially when they praise the people who work so hard in our communities to offer a great experience. I hope to meet you in my travels.

Sincerely,

Kai Hsiao

President and Chief Executive Officer

[1]	Form to be reviewed by local counsel.

EXHIBIT H-1

EXHIBIT I

PROPERTY CONTRACTS LIST

1) Alexis Gardens

a.	Single-Point Billing Agreement June 14, 2002 between Toledo Retirement Residence LLC and Buckeye Cablevision, Inc.

b.	Purchased Services Agreement dated September 5, 2014 between Harvest Management Sub LLC and Ace Diversified Services

c.	Purchased Services Agreement dated September 5, 2014 between Harvest Management Sub LLC and A2Z Hood Cleaning

d.	Landscape Maintenance Agreement dated March 19, 2014 between Harvest Management Sub LLC and Daystar LLC

e.	Beauty Salon Agreement dated September 1, 2011 between Harvest Management Sub LLC and Carrie Shaffer

2) Andover Place

a.	Services Agreement dated February 1, 2009 between Little Rock Retirement Residence Limited Partnership and Comcast of Little Rock, Inc.

b.	Compensation Agreement dated February 1, 2009 between Little Rock Retirement Residence Limited Partnership and Comcast of Little Rock, Inc.

c.	Purchased Services Agreement dated July 21, 2014 between Harvest Management Sub LLC and Value Stream Environmental

d.	Purchased Services Agreement dated July 21, 2014 between Harvest Management Sub LLC and Mid-South Industrial Cleaning

e.	Landscape Maintenance Agreement dated March 18, 2014 between Harvest Management Sub LLC and U.S. Lawns of Little Rock – North

f.	Beauty Salon Agreement dated April 1, 2014 between Little Rock Retirement Residence Limited Partnership and SW Hair Services PLLC

g.	Lease of Office Space dated August 20, 2014 between Little Rock Retirement Residence Limited Partnership and Dignity Enterprises, Inc.

3) Arcadia Place –

a.	Private Cable Agreement dated October 11, 1995, between Vista Retirement Residence and American Distributing Corporation

b.	Purchased Services Agreement dated August 1, 2014, between Harvest Management Sub LLC and Shannon Diversified Inc.

c.	Landscape Maintenance Agreement dated between Harvest Management Sub LLC and Lucena Landscape & Maintenance, Inc.

d.	Lease of Office Space dated March 1, 2015 between Harvest Arcadia Place Retirement Residence LLC and Integrity Health Care Solutions

e.	Beauty Salon Agreement dated June 21, 2014 between Harvest Arcadia Place and Bertha Whitmore

EXHIBIT I-1

4) Aspen View

a.	MDU Service Agreement dated November 30, 2009 between Aspen View Retirement and Bresnan Communications, LLC

b.	Purchased Services Agreement dated September 12, 2014 between Harvest Management Sub LLC and Baker Commodities

c.	Purchased Services Agreement dated September 12, 2014 between Harvest Management Sub LLC and Advanced Hood Cleaning

d.	Landscape Maintenance Agreement dated August 15, 2014 between Harvest Management Sub LLC and the Lawn Ranger

e.	Beauty Salon Agreement dated January 1, 2014 between Harvest Aspen Meadows Retirement Residence LLC and April Hyem

f.	Lease of Office Space dated July 21, 2014 between Harvest Aspen Meadows Retirement Residence LLC and Yellowstone River of Care, Inc.

5) Augustine Landing

a.	Services Agreement dated February 1, 2009 between Jacksonville Retirement Residence LLC and Comcast of Greater Florida / Georgia, Inc.

b.	Compensation Agreement dated February 1, 2009 between Jacksonville Retirement Residence LLC and Comcast of Greater Florida / Georgia, Inc.

c.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Metro Rooter Environmental Services

d.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Webco Hood Cleaning

e.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and The Lake Doctor’s Inc.

f.	Lease of Office Space dated March 1, 2015 between Jacksonville Retirement Residence LLC and Genesis Rehab Service

g.	Lease of Office Space dated September 9, 2014 between Jacksonville Retirement Residence LLC and American Home Therapy, Inc.

h.	Beauty Salon Agreement dated November 1, 2011 between Harvest Management Sub LLC and Linda Savoca

6) Cedar Ridge

a.	Service and Marketing Agreement dated October 1, 2012 between Burlington Retirement Residence LLC and Time Warner Cable Inc.

b.	Landscape Maintenance Agreement dated February 19, 2014 between Harvest Management Sub LLC and Color Landscapes by Michael Dickey, Inc.

c.	Purchased Services Agreement dated November 18, 2014 between Harvest Management Sub LLC and Fire Control Systems, Inc.

d.	Lease of Office Space dated April 28, 2015 between Burlington Retirement Residence LLC and LHCG L, LLC

EXHIBIT I-2

e.	Lease of Office Space dated May 5, 2015 by Burlington Retirement Residence LLC and Legacy Healthcare Services

f.	Lease of Office Space dated June 11, 2015 between Burlington Retirement Residence LLC and Affordable Family Care Services

g.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Salon @ Cedar Ridge

7) Echo Ridge

a.	Services Agreement dated February 1, 2009 between Harvest Echo Ridge Retirement Residence LLC and Comcast of the South

b.	Compensation Agreement dated February 1, 2009 between Harvest Echo Ridge Retirement Residence LLC and Comcast of the South

c.	Purchased Services Agreement dated July 8, 2014 between Harvest Management Sub LLC and Valley Proteins Inc.

d.	Purchased Services Agreement dated September 14, 2014 between Harvest Management Sub LLC and Powerclean Pressure Washing

e.	Landscape Maintenance Agreement dated February 25, 2014 between Harvest Management Sub LLC and Tru Green LandCare

f.	Lease of Office Space dated January 31, 2015 between Harvest Echo Ridge Retirement Residence LLC and East Tennessee Personal Care Service, LLC

g.	Beauty Salon Agreement dated November 1, 2011 between Harvest Echo Ridge Retirement Residence LLC and Tabitha A. Dyer and Angela Walls

8) Elm Park Estates

a.	License for Access and Service Agreement dated December 1, 2006 between Elm Park Retirement Residence Limited Partnership and Cox Communications Roanoke

b.	Landscape Maintenance Agreement dated February 7, 2014 between Harvest Management Sub LLC and Clark Landscaping & Lawn Care, Inc.

c.	Snow Plowing & Ice Removal Agreement dated November 20, 2014 between Harvest Management Sub LLC and Varsity Landscaping Grounds LLC

d.	Construction Services Agreement dated May 11, 2015 between Elm Park Retirement Residence Limited Partnership and U.S. Asphalt Maintenance, LLC

e.	Lease of Office Space dated April 23, 2015 between Elm Park Retirement Residence Limited Partnership and At Home Caregivers, Inc.

f.	Lease of Office Space dated July 22, 2014 between Elm Park Estates Retirement Residence Limited Partnership and Gentle Care Home Services

g.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Unique Technique Styling Salon

9) Genesee Gardens

a.	Services Agreement dated January 6, 2009 between Flint Retirement Residence LLC and Comcast of Flint, Inc.

EXHIBIT I-3

b.	Compensation Agreement dated January 6, 2009 between Flint Retirement Residence LLC and Comcast of Flint, Inc.

c.	Purchased Services Agreement dated August 24, 2014 between Harvest Management Sub LLC and Dar Pro Solutions

d.	Purchased Services Agreement dated September 29, 2014 between Harvest Management Sub LLC and Rapid Fire Protection Inc.

e.	Landscape Maintenance Agreement dated April 8, 2014 between Harvest Management Sub LLC and Diamond Lawn Care

f.	Beauty Salon Agreement dated September 27, 2013 between Flint Retirement Residence LLC and Keith Cross

g.	Lease of Office Space dated September 16, 2014 between Flint Retirement Residence LLC and All Americans Home Care

10) Greenwood Terrace

a.	Services Agreement dated February 1, 2009 between Harvest Greenwood Terrace Retirement Residence LLC and Comcast of Missouri Inc.

b.	Compensation Agreement dated February 1, 2009 between Harvest Greenwood Terrace Retirement Residence LLC and Comcast of Missouri Inc.

c.	Purchased Services Agreement dated September 16, 2014 between Harvest Management Sub LLC and Brooks Grease Service

d.	Purchased Services Agreement dated July 23, 2014 between Harvest Management Sub LLC and Bare Metal Standard Midwest

e.	Landscape Maintenance Agreement dated February 10, 2014 between Harvest Management Sub LLC and Illusion Lawn

f.	Lease of Office Space dated February 11, 2015 between Harvest Greenwood Terrace Retirement Residence LLC and The Caring Groups – Kansas

g.	Beauty Salon Agreement dated January 30, 2014 between Harvest Greenwood Terrace Retirement Residence LLC and Jamie Giersch

11) Holiday Hills Estates

a.	Service Agreement dated July 1, 1999 between Holiday Holding Company L.L.C. TCI Cablevision of South Dakota, Inc.

b.	Purchased Services Agreement dated August 6, 2014 between Harvest Management Sub LLC and Hills Septic Service

c.	Purchased Services Agreement dated November 18, 2013 between Harvest Management Sub LLC and Diamond D. Steam Cleaning

d.	Landscape Maintenance Agreement dated February 1, 2014 between Harvest Management Sub LLC and All Seasons Property Care

e.	Beauty Salon Agreement dated May 1, 2013 between Harvest Holiday Hills Estates Retirement Residence LLC and Jacquelyn Dahlquist

f.	Lease of Office Space dated April 1, 2015 between Harvest Holiday Hills Estates Retirement Residence LLC and SEDD Enterprises LLC

g.	Lease of Office Space dated May 27, 2015 between Harvest Holiday Hills Estates Retirement Residence LLC and State Home Care Services, Inc.

EXHIBIT I-4

12) Indigo Pines

a.	Service and Marketing Agreement dated October 1, 2012 between Hilton Head Retirement Residence Limited Liability Company and Time Warner Cable Inc.

b.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Degler Waste Services

c.	Landscape Maintenance Agreement dated May 1, 2014 between Harvest Management Sub LLC and Ocean Woods Landscaping Co., Inc.

d.	Beauty Salon Agreement dated July 26, 2010 between Harvest Management Sub LLC and Amanda Ospina

13) The Jefferson

a.	Nonexclusive Installation and Service Agreement dated December 1, 2008 between Madison Retirement Residence LLC and Charter Cable Partners, LLC

b.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Sanimax

c.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Badger Hood Cleaning

d.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Lori Kane

e.	Lease of Office Space dated February 4, 2015 between Madison Retirement Residence LLC and Genesis Elder Care Rehabilitation

f.	Lease of Office Space dated March 29, 2015 between Madison Retirement Residence LLC and HealthCorps Inc.

14) Kalama Heights

a.	Service Agreement dated November 16, 2000 between Kalama Heights Retirement Residence, L.L.C. and Time Warner Entertainment Company, L.P.

b.	Landscape Maintenance Agreement dated May 1, 2014 between Harvest Management Sub LLC and KAP Landscape

c.	Purchased Services Agreement dated November 18, 2014 between Harvest Management Sub LLC and Blue Protection Inc.

d.	Beauty Salon Agreement dated November 1, 2013 between Kalama Heights Retirement Residence L.L.C. and Wendy Gusman

e.	Lease of Office Space dated June 1, 2014 between Kalama Heights Retirement Residence L.L.C and ADL, LLC

15) Marion Woods

a.	Access and Service Agreement dated June 13, 2003 between Ocala Retirement Residence LLC and CoxCom, Inc.

b.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Brown Septic System

c.	Landscape Maintenance Agreement dated January 19, 2014 between Harvest Management Sub LLC and Above and Beyond Lawn Maintenance Inc.

EXHIBIT I-5

d.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Aquatic Maintenance, Inc.

e.	Lease of Office Space dated August 19, 2014 between Ocala Retirement Residence LLC and TLC Rehab, Inc.

f.	Beauty Salon Agreement dated January 1, 2012 between Ocala Retirement Residence LLC and Janice Chetock

g.	Lease of Office Space dated January 29, 2015 between Ocala Retirement Residence LLC and Americare Home Therapy, Inc.

16) Montara Meadows

a.	Cox Services and Access Agreement dated March 11, 2013 between Harvest Montara Meadows and Cox Communications Las Vegas Inc.

b.	Landscape Maintenance Agreement dated May 25, 2014 between Harvest Management Sub LLC and TruGreen Landcare of Las Vegas, LLC

c.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Nelida Bellnomo

d.	Lease of Office Space dated September 1, 2014 between Harvest Montara Meadows Retirement Residence LLC and All Care Staffing

17) Niagara Village

a.	License for Access and Service Agreement dated July 1, 1999 between Erie Retirement Residence Limited Partnership and Parnassos LP

b.	Landscape Maintenance Agreement dated April 1, 2014 between Harvest Management Sub LLC and Jesstone Landscape Service

c.	Purchased Services Agreement dated May 21, 2014 between Harvest Management Sub LLC and Roto-Rooter

d.	Purchased Services Agreement dated September 23, 2014 between Harvest Management Sub LLC and Presque Isle Power Clean

e.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Annamarie DelleCurti

18) Parkrose Chateau

a.	Services Agreement dated February 1, 2009 between Parkrose Retirement Residence Limited Partnership and Comcast of Oregon II Inc.

b.	Compensation Agreement dated February 1, 2009 between Parkrose Retirement Residence Limited Partnership and Comcast of Oregon II Inc.

c.	Landscape Maintenance Agreement dated March 31, 2014 between Harvest Management Sub LLC and Northwest Landscape Services

d.	Beauty Salon Agreement dated January 1, 2014 between Parkrose Retirement Residence Limited Partnership and Marylou Longanecker

19) Pinegate

a.	License for Access and Service Agreement dated December 1, 2006 between Macon Retirement Residence LLC and Cox Communications Middle Georgia

EXHIBIT I-6

b.	Purchased Services Agreement dated February 24, 2014 between Harvest Management Sub LLC and Hulsey Grease Company

c.	Purchased Services Agreement dated June 16, 2014 between Harvest Management Sub LLC and Hoodz North America

d.	Landscape Maintenance Agreement dated May 12, 2014 between Harvest Management Sub LCL and Riverfront Landscaping

e.	Lease of Office Space dated November 10, 2014 between Macon Retirement Residence LLC and HomeNurse, Inc.

f.	Lease of Office Space dated May 25, 2015 between Macon Retirement Residence LLC and FiveStar Healthcare, Inc.

g.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Pinegate Hair Salon

20) Quail Run Estates

a.	Services Agreement dated January 6, 2009 between Harvest Quail Run Estates Retirement Residence LLC

b.	Compensation Agreement dated January 6, 2009 between Harvest Quail Run Estates Retirement Residence LLC

c.	Purchased Services Agreement dated August 21, 2014 between Harvest Management Sub LLC and Harmony Environmental Inc.

d.	Purchased Services Agreement dated August 21, 2014 between Harvest Management Sub LLC and Advanced Air Quality

e.	Landscape Maintenance Agreement dated April 7, 2014 between Harvest Management Sub LLC and R. J. Landscapes

f.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Karen Mitchell

21) Quincy Place

a.	Services Agreement dated February 1, 2009 between Harvest Managing Member I LLC and Mile Hi Cable Partners, LP

b.	Compensation Agreement dated February 1, 2009 between Harvest Managing Member I LLC and Mile Hi Cable Partners, LP

c.	Landscape Maintenance Agreement dated March 1, 2014 between Harvest Management Sub LLC and Green Meadow Landscaping, LLC

d.	Beauty Salon Agreement dated September 11, 2012 between Denver Retirement Residence Limited Liability Company and Denise Chavez

e.	Lease of Office Space dated September 5, 2014 between Denver Retirement Residence Limited Liability Company Summit Life Solutions I, LLC

f.	Lease of Office Space dated August 25, 2014 between Denver Retirement Residence Limited Liability Company and Legacy Healthcare Services, Inc.

22) Redbud Hills

a.	Services Agreement dated February 1, 2009 between Harvest Redbud Hills Retirement Residence LLC and Comcast of Illinois/Indiana/Ohio, LLC

EXHIBIT I-7

b.	Compensation Agreement dated February 1, 2009 between Harvest Redbud Hills Retirement Residence LLC and Comcast of Illinois/Indiana/Ohio, LLC

c.	Purchased Services Agreement dated September 18, 2014 between Harvest Management Sub LLC and Ace Sanitation Services

d.	Purchased Services Agreement dated September 18, 2014 between Harvest Management Sub LLC and National Exhaust Cleaning

e.	Landscape Maintenance Agreement dated March 27, 2014 between Harvest Management Sub LLC and Outdoor Improvements LLC

f.	Beauty Salon Agreement dated January 1, 2011 between Harvest Management Sub LLC and Lisa Sullivan

g.	Lease of Office Space dated June 10, 2014 between Harvest Redbud Hills Retirement Residence LLC and Elder Care

h.	Lease of Office Space dated July 28, 2014 between Harvest Redbud Hills Retirement Residence LLC and Legacy Healthcare Services Inc.

23) The Remington

a.	Services Agreement dated February 1, 2009 between Hanford Retirement Residence Limited Partnership and Comcast of Sierra Valley Inc.

b.	Compensation Agreement dated February 1, 2009 between Hanford Retirement Residence Limited Partnership and Comcast of Sierra Valley Inc.

c.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Shannon Diversified Inc.

d.	Landscape Maintenance Agreement dated January 1, 2015, and any Addendums thereto, between Harvest Management Sub LLC and Silvas Lawn Service

e.	Lease of Office Space dated May 12, 2015 between Hanford Retirement Residence Limited Partnership and Valley Medical Systems, Inc.

f.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Remington Styling Salon

24) Springs of Escondido

a.	License for Access and Service Agreement dated July 1, 2001 between Escondido Retirement Residence Limited Partnership and CoxComm, Inc.

b.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Shannon Diversified Inc.

c.	Landscape Maintenance Agreement dated April 18, 2014 between Harvest Management Sub LLC and Lucene Landscape & Maintenance, Inc.

d.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Eugenia Ann Sanches

e.	Lease of Office Space dated November 30, 2014 between Escondido Retirement Residence Limited Partnership and Always Best Care Senior Services

f.	Lease of Office Space dated August 1, 2014 between Escondido Retirement Residence Limited Partnership and Together We Care

EXHIBIT I-8

25) Springs of Napa

a.	Services Agreement dated March 1, 2009 between Napa Retirement Residence Limited Partnership and Comcast of East San Fernando Valley LP

b.	Compensation Agreement dated March 1, 2009 between Napa Retirement Residence Limited Partnership and Comcast of East San Fernando Valley LP

c.	Landscape Maintenance Agreement dated November 27, 2013 between Harvest Management Sub LLC and Cagwin & Dorward Landscape Contractors

d.	Purchased Services Agreement dated August 1, 2014 between Harvest Management Sub LLC and Shannon Diversified

e.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Leigh Ann Churchfield

26) Stone Lodge

a.	Premises Access and Cable Service Agreement for Multi-unit Dwellings dated November 8, 2004 between Bend Retirement Residence LLC and BendCable Communications, LLC

b.	Landscape Maintenance Agreement dated March 21, 2014 between Harvest Management Sub LLC and Northwest Landscape Services

c.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Connie Wright

d.	Lease of Office Space dated June 6, 2015 between Bend Retirement Residence LLC and Cascade In Home Care, LLC

27) University Pines

a.	License for Access and Service Agreement dated December 1, 2006 between Pensacola Retirement Residence Limited Partnership and Cox Communications Gulf Coast, L.L.C.

b.	Purchased Services Agreement dated February 24, 2014 between Harvest Management Sub LLC and Hulsey Grease Company

c.	Purchased Services Agreement dated June 16, 2014 between Harvest Management Sub LLC and Hoodz North America

d.	Landscape Maintenance Agreement dated February 16, 2014 between Harvest Management Sub LLC and IV Seasons Landscape & Lawncare

e.	Beauty Salon Agreement dated January 1, 2010 between Harvest Management Sub LLC and Nila M. Maloney

f.	Lease of Office Space dated June 24, 2014 between Harvest University Pines Retirement Residence LLC and STAT Home Health Florida Panhandle, LLC

28) Woods at Holly Tree

a.	Service and Marketing Agreement dated October 1, 2012 between Wilmington Retirement Residence Limited Liability Company and Time Warner Cable Inc.

b.	Landscape Maintenance Agreement dated February 26, 2014 between Harvest Management Sub LLC and Superior Lawns of Wilmington Inc.

c.	Purchased Services Agreement dated September 22, 2014 between Harvest Management Sub LLC and Valley Proteins, Inc.

EXHIBIT I-9

d.	Beauty Salon Agreement dated November 1, 2014 between Wilmington Retirement Residence LLC and Joyce R. Perdue

e.	Lease of Office Space dated November 30, 2014 between Wilmington Retirement Residence LLC and Assisted Care, Inc.

f.	Lease of Office Space dated April 1, 2015 between Wilmington Retirement Residence LLC and Martha’s Inc.

g.	Lease of Office Space dated May 5, 2015 between Wilmington Retirement Residence LLC and Legacy Healthcare Services

EXHIBIT I-10

EXHIBIT J

FORM OF MANAGEMENT AGREEMENT

EXHIBIT J TO PURCHASE AGREEMENT

MANAGEMENT AGREEMENT

between

                     (“MANAGER”)

and

                     (“OWNER”)

            , 2015

EXHIBIT J-1

Schedules

Schedule 2(l) – Monthly Reports

Schedule 2(m) – 2015 Annual Budget

Schedule 6 – Insurance

Schedule 7(a) – Base Fee Amount

MANAGEMENT AGREEMENT1

THIS MANAGEMENT AGREEMENT (this “Agreement”) is effective as of             , 2015 (the “Effective Date”), and is entered into by and between [            ], a [Delaware limited liability company] (“Manager”) and [            ], a [            ] (“Owner”). Owner owns the senior living facility known as [            ] (such facility, together with the land on which such facility is located, as more particularly described on Exhibit A attached hereto (but excluding any separate facility developed thereon), the “Facility”), which is located at [            ], and desires to retain Manager to manage and operate the Facility pursuant to the terms and conditions of this Agreement. As parties hereto, Manager and Owner agree:

1. Appointment: As of the Effective Date and subject to the terms and conditions of this Agreement, Owner hereby appoints Manager as its exclusive operating, managing and leasing agent for the Facility, which includes the power and authority to act in the name of and on behalf of Owner to transact the business of operating and managing the Facility and to make and execute contracts, leases, and other writings, assurances, and instruments which may be needed to operate and manage the Facility as a senior housing community providing independent living services. Manager hereby accepts such appointment, together with all the rights, powers, and authority provided by Owner, and Manager hereby agrees that as the operator of the Facility, it shall act in accordance with the terms of this Agreement. Owner shall retain its ownership interest in, and nothing herein shall be construed to give Manager any interest in (other than such rights to possession or use as may be required to allow Manager to perform its obligations under this Agreement): (a) the Facility; and (b) any other assets of Owner (including, without limitation, any furnishings, fixtures, trade fixtures, equipment, supplies, consumables, inventories, tangible and intangible personal property, accounts and accounts receivable, agreements with residents and other contracts or agreements relating to the Facility (excluding any National Contract (as defined in Section 2(f)))) necessary or convenient to the ownership, leasing, use, and operation of the Facility and acquired with Owner’s funds or revenues of the Facility.

2. Management Responsibilities: Manager, upon its own initiative, shall use commercially reasonable efforts to bring to Owner’s attention opportunities to (i) increase or stabilize the revenues of the Facility and control or minimize the expenses of the Facility and (ii) improve the quality of services to the Residents. Manager shall promptly notify Owner of (A) any events or conditions with respect to the Facility that have, or could reasonably be expected to have, a material adverse effect on Owner or the Facility, (B) any condemnation with respect to the Facility, (C) any material casualty with respect to the Facility, (D) receipt of written notice of default of any material legal obligation of Owner, and (E) the initiation of any legal matters or proceedings that under Section 2(o) cannot be settled without Owner’s consent. In addition to Manager’s obligations set forth elsewhere in this Agreement, Manager shall perform the duties and provide the services described in this Section 2 below.

(a) Facility Management Team: Manager shall recruit, evaluate, select, employ, train, supervise, manage and discharge the Facility’s management team, who shall be responsible for the functional operation of the Facility and execution on a day-to-day basis of policies established by Manager in accordance with this Agreement.

[1]	Prior to signing, this agreement will be revised as appropriate to reflect tax structuring.

1

(b) Personnel:

(i) Manager (or an Affiliate of Manager) shall be the employer of all personnel employed from time to time at the Facility and all Facility marketing personnel (collectively, “Facility Employees”) and certain off-site personnel. All matters pertaining to the employment, selection, training, supervision, compensation, promotion and discharge of the Facility Employees are the responsibility of Manager, with respect to which Manager shall exercise reasonable care. Manager shall maintain staffing levels at the Facility at all times at levels which are sufficient to operate the Facility consistent with the Performance Standard. Subject to the other terms of this Agreement, Manager shall have the sole power to hire, discipline and/or dismiss all personnel employed at the Facility and to make all staffing decisions, provided, at Owner’s reasonable prior written request, Manager shall consult with Owner regarding recruitment, hiring and dismissal with respect to any lead community manager. Furthermore, upon prior written notice to Manager, Manager shall make any lead community manager reasonably available for discussions with Owner, provided that Manager shall be entitled to have a designated representative present during any such meetings. Manager shall establish all necessary and desirable personnel policies, wage structures and staff schedules for employment of personnel at the Facility. All Facility Employees’ duties in connection with their employment shall be exclusively dedicated to the Facility, provided that (so long as sufficient staffing levels are maintained as provided above) Manager may from time to time assign any Facility Employee to provide services to any senior housing facility (owned or managed by Manager or its Affiliates) other than the Facility, in which event all costs relating to such Facility Employee shall be allocated to the Facility and to the other facilities receiving the benefit of such services, provided the methodology used to allocate expenses to the Facility is reasonable and equitable and approved by Owner.

(ii) Subject to prior notice to Owner, Manager shall negotiate with any union lawfully entitled to represent employees and may execute in its own name, and not as agent for Owner, collective bargaining agreements or labor contracts resulting therefrom, provided that, in no event shall Manager, without Owner’s prior written consent (which consent shall not be unreasonably withheld), enter into any collective bargaining agreements or labor contracts which shall cause Manager to incur expenses with respect to the Facility for any year in excess of the amounts contemplated by the Annual Budget for such year unless Manager agrees in writing that it shall be solely responsible for any material increase in costs resulting therefrom.

(iii) Manager shall comply, in all material respects, with all Applicable Laws having to do with worker’s compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee related subjects with respect to the Facility Employees.

(iv) Within five (5) days after the end of each calendar month during the term of this Agreement, Manager shall deliver to Owner a notification of the hiring and/or discharge, as applicable, of any manager, co-manager or marketing personnel during such calendar month. In addition, upon written request of Owner (but in any event not more often than one (1) time in any thirty (30) day period), Manager shall provide to Owner a written schedule listing, as of a date that is not more than thirty (30) days prior to the date of delivery, all Facility Employees, such Facility Employee’s title or job description, salary and additional compensation or perquisites (such as lodging, meals, maintenance, moving expenses, bonus and incentive compensation and the like).

(c) Operational Policies: Subject to the other terms of this Section 2, Manager shall maintain and develop all operational policies, procedures and manuals as may be necessary to ensure compliance with any licensure requirements of Owner and/or the Facility and to ensure establishment and maintenance of the standards of resident services appropriate to operating the Facility as a senior independent living community.

2

(d) Forms: Manager shall maintain and develop all invoices and other such forms necessary for the operation of the Facility.

(e) Charges: Manager shall establish the schedules of recommended charges for occupancy, products and services, including any and all special charges to the residents of the Facility. Manager may periodically review and adjust any and all such charges.

(f) Utility and Service Contracts: Manager shall, on behalf of the Facility (in the name of Manager or its affiliate(s) (if necessary or beneficial) or in the name of, and as agent for, Owner), enter into or cause the execution of service contracts as required in the ordinary course of business for the operation of the Facility including, but not limited to, contracts for water, electricity, natural gas, telephone, sewer, cleaning, trash removal, pest control, cable television, elevator, and boiler maintenance, and other services related to the maintenance of the Facility or to the health and safety of its occupants and employees and such other contracts as may be necessary to carry out the obligations imposed on Manager under this Agreement (it being understood that Harvest Management Sub LLC will, as agent for [Sub-]Manager, keep in place certain existing utility contracts for the Facility)]. All Facility contracts (excluding (i) National Contracts (defined below) and (ii) contracts with Affiliates of Manager), which are in effect at the expiration or termination of this Agreement and which were entered into in accordance with the terms of this Agreement and are assignable, to the extent not in the name of Owner, shall be assigned by Manager to Owner or its designee effective as of the date of such expiration or termination of this Agreement; provided that if any contract requires consent to assignment pursuant to the terms thereof, and the counterparty to such contract will not consent to an assignment, any early termination fees shall be the responsibility of Owner or its designee and Manager shall have no liability with respect thereto. Manager shall use good faith efforts to negotiate terms in each contract (other than National Contracts and any contract with a term of sixty (60) days or fewer) (x) permitting assignment to Owner or its designee upon expiration or termination of this Agreement at no cost to Owner or its designee and (y) requiring no termination or assignment fees. Manager shall perform as and when required under Facility contracts the duties and responsibilities imposed on Owner under the terms thereof. Facility contracts may consist of any National Contract to the extent that (a) such National Contract offers competitive prices, (b) the prices charged by the vendors under such National Contract with respect to the Facility are no greater than the prices charged for the same goods or services with respect to other facilities covered by such National Contracts and located in the same geographical region as the Facility and (c) Owner has the right to review and approve the allocation methodology for each National Contract in connection with the Proposed Annual Budget. “National Contracts” shall mean any national or other contracts in the name of Manager or one of its Affiliates [or Sub-Manager or one of its Affiliates] pursuant to which the Facility, as well as any facility other than those owned or leased by Owner or an Affiliate of Owner, is receiving goods, services and/or other benefits. Manager shall use commercially reasonable efforts to obtain for the benefit of the Facility and Owner all Rebates available, including by making bulk purchases and early payment of invoices. In the event that Manager or its Affiliates receive any Rebates, such Rebates shall accrue exclusively to the benefit of the Facility, except that, with respect to any Rebates under any National Contracts, Manager agrees to allocate a fair and reasonable portion of such Rebates to the Facility. Manager shall use a reasonable competitive bidding process with respect to any contracts or orders that are reasonably likely to result in the aggregate amount payable with respect thereto exceeding $100,000 in any twelve (12) month period. Manager shall not execute any contract with Manager or any Affiliate of Manager (it being agreed that, for purposes of this sentence, “control” (as used in the definition of the term “Affiliate”) of any entity shall include ownership of more than ten percent (10%) of the equity interests in such entity, as well as the power to direct the management or policies of such entity) relating to the provision of goods or services for the Facility if Owner is required to pay the costs of such contract pursuant to the terms of this Agreement, unless (A) Manager has disclosed such affiliation to Owner in writing, and (B) Owner has approved such contract in writing (after Manager’s disclosure of such affiliation), which consent shall not be unreasonably withheld, conditioned or delayed,

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provided that the restriction set forth in this sentence shall not apply to any National Contract so long as the terms of subsections (a), (b) and (c) above are satisfied with respect to such National Contract. Upon Owner’s request from time to time, Manager shall provide Owner with a complete list and copies of all Facility contracts, including all Occupancy Agreements (as defined in Section 2(n) below). From time to time, upon Owner’s request, Manager shall provide to Owner a schedule of all existing contracts to which Manager [or Sub-Manager] is a party for the provision of goods or services to the Facility.

(g) Purchasing: Manager shall purchase or arrange for the purchase of inventories, provisions, supplies, and operating equipment necessary for the maintenance and operation of the Facility.

(h) Maintenance and Repair: Manager shall coordinate the repair and maintenance of the Facility in a condition that is substantially the same or better than existed as of the Effective Date (or, if later, the date of completion of any capital improvement to the Facility in accordance with the terms hereof), ordinary wear and tear and casualty excepted, including but not limited to cleaning, painting, decorating, plumbing, electrical, HVAC, appliances, carpentry and ground care.

(i) Information and Other Requirements:

(i) Marketing and Overall Business Plan: Manager shall develop and implement the overall business and marketing plans for the Facility.

(ii) Owner and Manager Representative Communications: Each party shall select a representative from time to time, and as notified to the other party in writing, for purposes of communications between Owner and Manager with respect to the management and operation of the Facility, the Proposed Annual Budget, the Annual Budget and other matters requiring communication pursuant to the terms of this Agreement.

(iii) In-Person Meeting with Owner: Upon not less than ten (10) business days’ prior written request by Owner, Manager shall cause a representative of Manager to meet at the Facility or participate in phone conversations with representatives of Owner to discuss matters concerning the Facility (including, without limitation, the reports provided pursuant to Section 2(l)).

(j) Equipment and Improvements:

(i) Manager shall advise Owner as to any recommended improvements to the Facility and/or as to the replacement of obsolete or run-down equipment. Owner shall review and decide upon Manager’s recommendations as soon as practicable. Manager shall not be liable for any cost or liability which Manager or Owner may incur, or to which Owner may be subject, in the event Owner fails to act on or disregards Manager’s recommendations (or for any failure of Manager to comply with this Agreement caused by such failure of Owner, and Manager shall not be deemed to be in default hereunder as a result thereof) to the extent resulting from the failure of Owner to follow or to act upon such recommendations. Notwithstanding the foregoing, Manager shall maintain the equipment and improvements in the same or better condition as existed as of the Effective Date (or, if applicable, as of such later date of completion of a capital improvement or equipment purchase with respect to such improvement or equipment), ordinary wear and tear and casualty excepted, and Manager shall cause all repairs, replacements and maintenance to be performed for such purpose; provided, however, that the same shall at all times be undertaken in a workmanlike and lien free manner. Subject to the terms of Section 2(j)(ii) below, Manager shall use the Facility’s on-site maintenance personnel for all day-to-day maintenance activities, as and when reasonably practicable, and, as necessary, shall contract with qualified third party contractors to provide necessary services with respect to the Facility.

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(ii) Owner, in its sole discretion, may elect to make any repairs or capital improvements at the Facility, provided, if the same are unbudgeted, the cost for such additional repairs or capital improvements are paid by the Owner outside of the Annual Budget (or pursuant to a modification of the Annual Budget) (each, an “Owner Project”). With respect to any Owner Project, except with respect to an emergency or as necessary to comply with Facility Loan Documents or other legal obligations (in which case as much prior notice shall be provided to Manager as is practicable), Owner shall provide not less than sixty (60) days’ written notice of the proposed repair or capital improvement project and coordinate with Manager to minimize disruption to operations at the Facility. If any repair or capital improvement project undertaken pursuant to the terms of this Section 2(j)(ii) results in a Disruption Condition for a period in excess of thirty (30) days and at the time of such project the occupancy at the Facility is not less than 90%, the Fee paid to Manager for any month in which all or a portion of a Disruption Period occurs shall not be less than the average Fee paid for the most recent three (3) month period during which there existed no Disruption Condition. Manager shall cause any repair or capital improvement contemplated by this Section 2(j)(ii) to be completed pursuant to Section 2(h); provided, however, if any such repair or capital improvement project is estimated to cost $50,000 or more, Owner shall have the right, at its election, to manage and control the project, including, but not limited to, selecting and managing the contractors. Notwithstanding anything to the contrary contained in this Agreement, if Owner makes such election to manage and control any project (such project, an “Owner Controlled Project”), Manager shall have no liability or obligation hereunder or otherwise with respect to any Owner Controlled Project, the personnel and/or contractors selected by Owner or their performance (or failure to perform), the quality of their work and/or any claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses that arise from any Owner Controlled Project, and Owner shall be solely responsible for any Owner Controlled Project and indemnify and hold harmless Manager for any Claims arising out of any such Owner Controlled Project. Furthermore, for any project which Owner does not elect to control pursuant to this Section 2(j) (any such project, a “Manager-Controlled Project”), Manager shall have no liability with respect to such Manager Controlled Project, the personnel and/or contractors selected by Manager or their performance (or failure to perform), the quality of their work and/or any claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses that arise from any Manager Controlled Project, provided Manager’s performance of its duties with respect to such Manager Controlled Project does not constitute gross negligence or willful misconduct. For the purposes of this Section 2(j)(ii), with respect to any repair or capital improvement project undertaken pursuant to this Section 2(j)(ii), (i) “Disruption Condition” shall mean that not less than ten percent (10%) of the residential units at the Facility are unavailable for occupancy due to such project, and (ii) “Disruption Period” shall mean that period commencing on the date the applicable Disruption Condition commences and ending on the date that is the earlier of sixty (60) days following the date such Disruption Condition ceases to exist and the date all of the applicable units are occupied. In connection with any Manager-Controlled Project, Manager shall use commercially reasonable efforts to prevent any liens from being filed against the Facility, and shall seek (and, for any work or materials which cost more than $10,000 or for which acknowledgements, waivers and releases are required under any Applicable Facility Loan Documents, Superior Leases and Title Documents, shall obtain as a condition to payment therefor) payment acknowledgments, claim waivers and lien releases from the personnel and contractors performing work or furnishing materials, in connection with such project, but only to the extent that Owner has made funds available to Manager to pay for such work or materials.

(k) Bookkeeping and Accounting: Manager shall keep, prepare and maintain books and records of the Facility in the ordinary course using a consistent method from period to period, accurately reflecting the operational and financial affairs of the Facility. All financial reports shall be prepared in accordance with GAAP, provided, for the avoidance of doubt, the parties agree that any move-in fees or other incentives paid by a resident will be reflected in the financial statements and amortized over the remaining expected length of stay for such resident on a straight line basis in

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accordance with GAAP. Manager will prepare and deliver, or cause to be prepared and delivered, to Owner for its review, and file or cause to be filed, all property-level tax returns of the Facility, including sales and use tax returns, personal property tax returns and business, professional and occupational license tax returns, as applicable. Subject to the provisions of this Agreement, Manager shall use commercially reasonable efforts (i) to cause the Facility to be operated in a manner to assure that Owner and the Facility receive all benefits of applicable tax exemptions or credits available thereto from any Governmental Authority and (ii) to appeal any tax assessments (x) in the event that Manager determines such assessments to be incorrect or unreasonable or (y) at the direction of Owner, provided in each case Manager shall consult with Owner in connection with such appeal process. Manager shall provide Owner data in Manager’s possession, or otherwise available to Manager, relating to the Facility which Owner may need for the preparation of federal and state tax returns. Manager shall provide Owner all documents and data in Manager’s possession, or otherwise available to Manager, relating to the Facility which Owner may need for the preparation of federal and state income tax returns. Manager shall provide such documents and information promptly upon request by Owner. Manager shall not be responsible for the preparation of any of Owner’s income tax returns.

(l) Reports: Manager shall deliver or cause to be delivered to Owner the following financial statements and reports with respect to its operations at the Facility:

(i) annual financial statements (balance sheet, cash flow statement, income statement, and book and tax depreciation schedules), certified to be true, accurate and complete, in all material respects, by Manager, and audited by an independent certified public accounting firm reasonably selected by Owner, within 30 days after the end of each calendar year (the “Annual Financial Statement”);

(ii) each of the monthly reports set forth and designated as “Monthly Reports” on Schedule 2(l) attached hereto (collectively, the “Monthly Reports”). The Monthly Reports shall be provided to Owner in the format and within the number of days after the end of each such calendar month specified in Schedule 2(l) and shall be certified by Manager to be true, accurate and complete in all material respects;

(iii) the reports, statements and other items relating to the Facility or Manager which are required, as and (subject to Section 2(q)(i)) when required, under Sections 8.02, 8.03 and 13.02(a)(6) of the Multifamily Loan and Security Agreement in effect between Owner and the Facility Lender as of the Effective Date, so long as the same remains in effect;

(iv) any other reports or statements set forth on Schedule 2(l); and

(v) any other reports or statements reasonably requested by Owner.

All costs and expenses incurred in connection with the preparation of any statements, schedules, computations and other reports required under clauses (ii), (iii) and (iv) above shall be at Manager’s expense. All costs and expenses incurred in connection with the delivery of audited financial statements pursuant to clause (i) above and Manager’s out-of-pocket costs incurred in delivering any report or statement pursuant to clause (v) shall be at Owner’s expense.

So long as Owner has paid to Manager all amounts due and owing to Manager pursuant to the terms of this Agreement and with respect to any such report, Manager’s obligations under this Section 2(l) to prepare and deliver any report to Owner shall survive the expiration of the Term or earlier termination of this Agreement but only with respect to the reports that would have been due and delivered by Manager for the applicable reporting period ending on or immediately after such expiration or termination date.

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(m) Operating Plans and Budgets: The Annual Budget for calendar year 2015 shall be the budget attached hereto as Schedule 2(m) (the “Initial Budget”). Each of Owner and Manager agrees and acknowledges that it has had a reasonable opportunity to review, and has approved, the Initial Budget. With respect to each subsequent calendar year during the Term, Manager shall prepare and shall submit to Owner, for Owner’s review and approval, an annual operating plan and budget for the Facility setting forth in reasonable detail the estimated receipts and expenditures (capital, operating, maintenance and other) for the Facility on a monthly and an annual basis (including projected EBITDARM), a proposed cash flow statement, a proposed marketing plan, the method of calculation of the rates and prices for occupancy, products and services provided at the Facility, a proposed schedule of salaries and benefits for the Facility Employees and a financial analysis for any new programs to be established or any recommendations to close existing programs, which proposed annual operating plan and budget (“Proposed Annual Budget”) shall be [comparable in form to the Initial Budget2]. “Annual Budget” refers to the then operable annual plan and budget, which is either agreed upon by the parties or determined in accordance with Section 2(m)(iii) and Section 2(m)(iv) below, subject to the terms of this Agreement. Manager shall submit to Owner on or prior to November 1 of each year for the succeeding calendar year a complete draft of the Proposed Annual Budget for Owner’s review. Manager and Owner shall use good faith efforts to update, finalize and approve the Proposed Annual Budget prior to December 31 of each year. Once the Proposed Annual Budget has been submitted to Owner the following provisions shall apply with respect to the review and approval thereof:

(i) If Owner disagrees with any portion of the Proposed Annual Budget, Owner will notify Manager in writing of the same on or prior to the later of (x) thirty (30) days after delivery to Owner of the Proposed Annual Budget, or (y) December 10 of the year prior to the year covered by the Proposed Annual Budget (the “Budget Response Deadline”). If Owner fails to respond or does not reject all or any portion of the Proposed Annual Budget for a given year on or prior to the Budget Response Deadline, Manager delivers to Owner a notice stating that Owner will be deemed to have approved the Proposed Annual Budget unless Owner responds within five (5) days, and Owner fails to respond or does not reject all or any portion of the Proposed Annual Budget during such five (5) day period, then Owner shall be deemed to have approved the entire Proposed Annual Budget.

(ii) If Owner rejects in writing any portion of the Proposed Annual Budget for any calendar year on or prior to the Budget Response Deadline (or prior to the deemed approval of the entire Proposed Annual Budget), Manager shall respond to Owner’s objections no later than seven (7) days after Owner’s rejection. If Owner and Manager remain in disagreement with respect to the Proposed Annual Budget following such response from Manager, Owner and Manager shall use good faith efforts to resolve such disagreement prior to the date that is the later of (the “Budget Finalization Period”) (x) ninety (90) days after the date of delivery to Owner of the Proposed Annual Budget for such calendar year, or (y) March 31 of the calendar year relating to such Proposed Annual Budget.

(iii) Manager shall implement the Annual Budget and shall not incur expenses with respect to the Facility for any year in excess of the amounts contemplated by the Annual Budget for such year without Owner’s prior written consent. Notwithstanding the foregoing, Manager shall not be deemed to be in default of its obligations under this Section 2(m)(iii) in the event: [(u) Manager pays the Sub-Management Fee in accordance with the Sub-Management Agreement (even if such fee exceeds the amount set forth in the Annual Budget therefor, so long as Manager’s estimate therefor set forth in the Proposed Annual Budget was its good faith estimate of such fee)] (v) Manager

[2]	The form of budget will be substantially the same as the Initial Budget but may be more specific in certain respects and will be provided by Manager to Owner prior to closing for review/approval.

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incurs any expenditures for taxes and similar charges, utility costs and insurance premiums in respect of the Facility, (w) Manager incurs any expenditures that must be made immediately in order to cure any violation, or to avoid any imminent violation, of Applicable Law that would impose material liability on Owner or Manager, (x) Manager incurs any expenditures that do not cause the aggregate operating expenses or capital expenditures (as applicable) set forth in the Annual Budget to be exceeded by more than 5%, (y) in the event of an occurrence or condition that poses an imminent risk of damage to the Facility or injury to its occupants or employees, Manager incurs any expenditures required in connection therewith to protect the Facility and/or the health and safety of the Facility occupants and employees, and/or (z) Manager incurs any other expenditures specifically required or permitted pursuant to the terms of this Agreement (the foregoing, together with any other expenditures approved by Owner, and any expenditures contemplated by any Annual Budget, “Permitted Expenditures”). Any other expenditures, including capital expenditures for repairs, replacements or improvements not contemplated by the Annual Budget (except as contemplated by this subsection (iii)), shall be subject to the prior written approval of Owner; provided, however, Owner shall not be deemed to have unreasonably withheld its approval if (aa) Owner lacks the financial resources to cover the cost of such expenditure or (bb) the cost of any expenditure will exceed $15,000 individually or in the aggregate with other unbudgeted expenditures in the same calendar year.

(iv) In the event an Annual Budget (or portion thereof) has not been agreed upon on or prior to the beginning of a given calendar year, the Annual Budget (or corresponding portion thereof) for the prior calendar year shall serve as the applicable operating plan and budget until the earlier of (x) the date Owner and Manager mutually agree upon the Annual Budget for such calendar year and (y) the expiration of the Budget Finalization Period; provided that if Owner and Manager do not mutually agree upon the Annual Budget (and until such time as they so mutually agree) (1) each line item in such operating budget (or portion thereof) shall be an amount equal to 103% of the corresponding line item amount reflected in the prior calendar year’s Annual Budget, (2) such operating budget shall be further increased to reflect (A) all revenue increases or decreases and variable cost increases or decreases resulting from any increase or decrease in the rate of occupancy at the Facility over the rate of occupancy contemplated in the prior year’s Annual Budget and (B) increased or decreased costs relating to utility expenses, fuel, general real estate taxes, insurance premiums and other items not within the control of the Manager and (C) increased or decreased costs incurred under the terms of any National Contract over which Manager does not have discretion thereunder, and (3) any amounts included in the Annual Budget for the prior calendar year for specific capital improvements shall be disregarded only to the extent such improvements have been completed and paid for. To the extent that Manager and Owner cannot resolve any disputed matters with respect to any Proposed Annual Budget on or prior to the expiration of the Budget Finalization Period, then Owner shall make a final determination regarding such disputed matters and the Annual Budget for such calendar year shall reflect such final decisions.

(n) Occupancy Agreements: Manager shall, on behalf of and solely as agent for Owner (and not in its own capacity), enter into agreements with the residents of the Facility (the “Resident Agreements”) and other agreements, if any, for the use or occupancy of space in the Facility (whether by licensees, concessionaires, permissive use arrangement, subtenants, or otherwise) (such other agreements, together with the Resident Agreements, the “Occupancy Agreements”) and perform, as and when required thereunder, the duties and responsibilities imposed on Owner under the terms thereof. Manager shall use commercially reasonable efforts to ensure that all Occupancy Agreements entered into after the Effective Date, taken together in the aggregate, contain economic terms which are consistent with the then applicable Annual Budget as contemplated by Section 2(m). Manager shall prepare the forms of Occupancy Agreement to be used at the Facility and shall obtain the approval of Owner (not to be unreasonably withheld, conditioned or delayed), and (if required under the Facility Loan Documents) the Facility Lender, of such forms, before they are used at the Facility. From time to time Manager may reasonably modify any of the forms of Occupancy Agreement used at the Facility to the extent such

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modifications (i) are required by Applicable Law or (ii) are made with respect to a particular Resident, comply with Applicable Law and are on market terms. Manager shall not otherwise amend or modify the previously approved Resident Agreement form(s) without Owner’s approval (not to be unreasonably withheld, conditioned or delayed).

(o) Legal Proceedings: Manager shall, through legal counsel reasonably selected by Manager and, to the extent Owner’s approval is required under this Section 2(o) for the initiation or settlement of the applicable legal matter or proceeding, approved by Owner, coordinate all legal matters and proceedings relating to the Facility, provided Owner shall have the exclusive right to approve (i) if, and only if, Owner holds in its own name regulatory licenses and certifications with respect to the Facility, all settlements of administrative proceedings and litigation related to such licensure or certifications of the Facility, (ii) the initiation by Manager of any claim or lawsuit with respect to the Facility involving an amount equal to or greater than $25,000 (other than any eviction proceeding, which shall not require the prior approval of Owner), and (iii) the settlement of any contract claim or other claim (other than any claim enforcing the obligations of any resident under any Resident Agreement or any claim against the Facility covered by insurance (and for which counsel has been appointed or approved by the insurance company), which shall not require the prior approval of Owner) with respect to any matter relating to the Facility involving an amount equal to or greater than $25,000. Notwithstanding the foregoing, (x) any legal matter or proceeding naming, or involving the assertion of claims against, the Manager which does not involve relief sought by or through Owner and could not reasonably be expected to result in any judgment or lien against, or citation of, the Facility or the Owner or any cost to Owner directly or pursuant to Owner’s indemnity obligation hereunder (whether pursuant to a settlement or otherwise), may, at Manager’s sole option, be controlled solely, and may be settled, by Manager and counsel appointed by Manager in its sole discretion and at Manager’s sole cost, (y) Owner agrees that Manager shall have the right to reasonably approve any legal counsel with respect to any legal matter or proceeding contemplated herein that names or otherwise involves Manager and all strategies, decisions and/or settlements with respect to any such matter or proceeding shall be subject to the prior consent of Manager, which consent may be granted or withheld in Manager’s sole discretion in the case of a matter or proceeding described in clause (x) above and (z) any legal matter, claim, or suit brought by Manager against Owner or by Owner against Manager shall not be subject to the terms of this Section 2(o).

(p) Licensing: At all times during the Term, Owner will be the named licensee on the permits, licenses and certifications, if any, for the Facility. The parties hereby agree and acknowledge that, during the term of this Agreement, Manager shall maintain in full force and effect the permits, licenses and certifications, if any, required by Applicable Law for the operation of the Facility (and Owner shall assist Manager and cooperate with Manager as reasonably required in connection therewith). In order to ensure Manager’s compliance with its obligations under this Agreement, if Owner intends to enter into any regulatory agreement or order, Owner shall promptly provide Manager with a copy of such agreement or order, and prior to signing any such regulatory agreement or order, Owner shall, to the extent permitted by Applicable Law, provide Manager the right and reasonable opportunity to review, comment on, and, if such agreement or order modifies Manager’s obligations with respect to the Facility, consult with Owner regarding, the same.

(q) Standard of Performance: Manager shall use commercially reasonable efforts to manage the Facility at all times as an independent living senior housing community in compliance with Applicable Laws (in all material respects), Manager’s Standards, this Agreement, the Annual Budget and all material requirements of any and all Applicable Facility Loan Documents, Superior Leases and Title Documents (the “Performance Standard”).

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(i) With respect to any documents or information relating to the Facility required to be delivered pursuant to any Applicable Facility Loan Document, Superior Lease or Title Document, Manager shall use commercially reasonable efforts to provide the same to Owner in sufficient time for Owner to reasonably review any such documents and information and deliver the same to the party entitled thereto prior to the due date under such Applicable Facility Loan Document, Superior Lease or Title Document. In the event that Manager has reason to believe that any Applicable Law or Facility Loan Document, Superior Lease or Title Document may be violated with respect to the Facility, Manager shall promptly notify Owner.

(ii) Owner understands that Manager or Affiliates of Manager manage and operate other senior housing communities (whether owned or leased or managed by Manager and its Affiliates or third parties) that compete or may potentially compete with the Facility (collectively, “Competing Facilities”). Manager agrees that it (i) shall act in an impartial manner with respect to managing, operating, leasing and marketing the Facility and any Competing Facilities (ii) shall avoid a course of conduct giving preferential treatment to any Competing Facilities over the Facility, after taking into account all reasonable and relevant factors and circumstances that relate to the Facility, any Competing Facilities and the residents therein, and (iii) during the Term of this Agreement and for a period of six (6) months after the termination of this Agreement, shall not (and shall cause its Affiliates not to) intentionally solicit or persuade any resident of the Facility or any family member or guardian of any resident of the Facility to become the resident of or move the resident to another facility owned, operated or managed by Manager or any of its Affiliates; provided, however, the foregoing shall not apply to any recommendation of the removal or transfer of a resident if it (x) is in the best interest of the care of the resident or (y) is in response to an unsolicited request by the resident or his/her family or caregiver for a recommendation for alternative facilities or (z) if Manager or its Affiliates engage in such actions in the ordinary course of operating their business consistent with past practice (including, without limitation, the use of mass mailing or broadly distributed media) and such actions do not have, and could not reasonably be expected to have, a material, persistent, or recurring adverse effect on the Facility. The parties acknowledge that the remedies available at law for any breach of this Section 2(q)(ii) will, by their nature, be inadequate. Accordingly, Owner may obtain injunctive or other equitable relief to restrain a breach or threatened breach of this provision or to specifically enforce this provision, without proving that any monetary damages have been sustained. The terms of this Section 2(q)(ii) shall survive the expiration or termination of this Agreement.

(iii) Manager shall not, and shall cause its Affiliates and the Facility Employees and their respective agents not to, violate the FCA in any manner that affects the Facility or the occupants of the Facility. Manager shall provide information to, and consult with, Owner as reasonably requested by Owner from time to time with respect to the internal controls and policies maintained by Manager and its Affiliates in order to ensure compliance with the foregoing covenant, provided that no such provision of information or consultation will relieve Manager of its obligation to comply with such covenant or will impose any obligation or liability on Owner with respect thereto. Manager shall notify Owner promptly upon receiving written notice of any actual or alleged violation of the FCA or any investigation or inquiry in connection therewith.

(r) Limitations: Notwithstanding anything to the contrary contained in this Section 2 or elsewhere in this Agreement, without the prior written consent of Owner, Manager shall not (i) enter into any contract on behalf of the Facility (other than any National Contract) unless the same has a term of less than sixty (60) days or can be terminated upon sixty (60) days’ notice or less without the payment of any termination fee in excess of $2,500, (ii) enter into or renew (or increase the payments with respect to) any contract on behalf of the Facility involving annual payments by Owner (including if the contract could reasonably be expected to result in annual payments to Owner) of more than $15,000, even if the amount contemplated by such contract is set forth in the then applicable Annual Budget, (iii) enter into on behalf of the Facility any contract with any Affiliate of Manager, or (iv) enter into any contract with respect to the Facility that contains any restriction on assignment by Manager or Owner or any change of control of Owner or Manager.

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(s) Units: Manager shall be entitled at all times to up to two (2) residential units for its use at the Facility for occupancy by the resident managers of the Facility, provided that Manager shall pay to Owner the monthly rental amount that would be charged to third-party residents (i) for the use of any such unit to the extent such unit is actually occupied by any resident manager of the Facility or (ii) if Manager reserves or directs Owner to reserve such unit for occupancy by any resident manager of the Facility. In addition, Manager shall be entitled from time to time to make available any unoccupied guest units at the Facility for use by participants of the Travel Program so long as Residents of the Facility are permitted to use unoccupied guest units at other facilities managed by Manager pursuant to, and in accordance with, the terms of the Manager’s Travel Program.

(t) Manager’s Obligations Generally: Notwithstanding anything to the contrary contained in this Agreement, Manager shall not be in default of the terms of this Agreement for failure to perform any agreement or obligation required hereunder or otherwise for failure to comply with the terms of this Agreement to the extent (A) Manager is unable to perform in accordance with the terms of this Agreement because the Annual Budget is not sufficient due to factors that are not within Manager’s reasonable control, provided Manager has provided written notice to Owner identifying the insufficiency of the applicable line item, and Owner elects not to adjust the Annual Budget to remedy such insufficiency, or (B) Owner fails to fund any amount required to be funded to the Operating Account (including funds required to pay Permitted Expenditures) in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Manager shall not have any obligation or liability with respect to any non-renewal, withdrawal, suspension, violation or administrative review of Owner’s licenses and/or certifications required for the operation of the Facility to the extent resulting from the actions or inaction of Owner.

(u) SOX Compliance: Manager shall cooperate with Owner, at Owner’s sole cost and expense, as Owner may reasonably request from time to time to enable Owner to comply with all provisions of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof applicable to Owner, including, without limitation, taking any actions reasonably requested by Owner from time to time to enable Owner to (i) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and (ii) establish and maintain disclosure controls and procedures that are effective in timely alerting Owner’s principal executive officer and its principal financial officer to material information required to be included in Owner’s periodic reports required under the Securities Exchange Act of 1934.

(v) Status; Authority; Binding Effect. Manager represents and warrants that, as of the date hereof, (i) Manager is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, qualified to conduct business in the State in which the Facility is located, and has all requisite power and authority to manage the Facility and any other managed property, to carry on its business as it is now being conducted, to enter into this Agreement and to observe and perform its terms; (ii) the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary limited liability company action of Manager; and (iii) assuming this Agreement is enforceable against Owner, this Agreement shall constitute the legal, valid, and binding obligation of Manager, enforceable against Manager in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

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(w) Notice of Events. If required by the Facility Loan Documents, Manager will, promptly after obtaining written notice or actual knowledge thereof, provide Owner notice of (i) the occurrence of any material injury to any person at the Facility or any condition that could reasonably be expected to result in material injury to any person at the Facility, (ii) the occurrence of any material damage to the Facility or any condition that could reasonably be expected to result in material damage to the Facility, (iii) a material threat of litigation with respect to the Facility, (iv) an investigation by a Governmental Authority of an incident at the Facility or (v) any lapse in insurance coverage required to be maintained pursuant to the terms of this Agreement. Owner has the right to require that notice of any such material threat of litigation be given to any insurance provider. Within forty-eight (48) hours of receipt by Manager of any material written notice from any Governmental Authority including, without limitation, any notice of violation or other material correspondence, surveys, complaint investigation report, licensing renewals or plan of correction, Manager shall provide Owner with a copy of such notice by fax, overnight mail, email or other comparable means of expedited transmission. Within forty-eight (48) hours of receipt by Owner of any material written notice from any Governmental Authority including, without limitation, any notice of violation or other material correspondence, surveys, complaint investigation report, licensing renewals or plan of correction. Owner shall provide Manager with a copy of such notice by fax, overnight mail, email or other comparable means of expedited transmission.

3. Operating Responsibilities and Operating Account:

(a) Operating Costs: Except as otherwise specifically provided to the contrary in this Agreement with respect to certain costs for which Manager is expressly responsible and except for costs for which Manager may be held responsible under the default and/or indemnification provisions of this Agreement, all costs, wages, salaries of Facility Employees and all expenses, fees, obligations and liabilities incident to or arising out of the ownership, leasing or operation of the Facility, including all real estate and personal property taxes and assessments, whether or not specified in this Agreement, and otherwise incurred by Manager in accordance with the terms of this Agreement including, without limitation, all Permitted Expenditures (collectively, the “Facility Expenses”), shall be the responsibility of Owner, and shall be paid by Manager as and when due from the funds in the Operating Account as contemplated by Section 3(b); provided, however, all real property taxes, all debt service (and all fees, penalties and costs related thereto) and any reserves and/or escrows required by the terms of any Facility Loan Documents shall be paid in a timely manner directly by Owner and Manager shall have no obligation with respect thereto. Notwithstanding the foregoing, in the event the funds available in the Operating Account are insufficient to pay (i) payroll (to the extent Permitted Expenditures), (ii) amounts due under National Contracts when owed (to the extent Permitted Expenditures), (iii) expenditures required to cause compliance with Applicable Law (to the extent Permitted Expenditures) or (iv) expenditures required to protect the Facility and/or the health and safety of the Facility occupants or employees in the event of an imminent threat thereto, Manager shall have the right, but not the obligation, to pay such expenses from its own funds and to seek reimbursement therefor from Owner or from funds in the Operating Account. Facility Expenses shall also include a pro rata portion of any expenses incurred by Manager for the benefit of the Facility which also benefit one or more other facilities operated by Manager or an Affiliate of Manager, provided that the methodology used to allocate expenses to the Facility is reasonable and equitable and approved by Owner. Notwithstanding the foregoing, Manager is specifically responsible for all expenses (w) relating to all corporate offsite personnel and other offsite overhead expenses of Manager and its Affiliates (specifically excluding expenses relating to any employee that are payable by Owner pursuant to any contract, which contract is approved by Owner), (x) of any in-house risk manager, architect, accountant, attorney or professional advisor or consultant employed by Manager or its Affiliate or by Owner, in consultation with Manager, to ensure compliance with the Performance Standard, (y) incurred in the management or operation of properties or communities other than the Facility, and (z) otherwise designated hereunder as an obligation or responsibility of Manager.

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(b) Operating Account: Manager shall establish and maintain an operating account in the name, and for the benefit, of Owner with regard to the operation of the Facility and complying with the terms of any Applicable Facility Loan Documents, Superior Leases and Title Documents (the “Operating Account”) and a security deposit account (the “Security Deposit Account” together with the Operating Account, the “Accounts”). At all times during the Term, Owner shall maintain a balance in the Operating Account equal to [$            ]3 (after payment from the Operating Account of Monthly Debt Payments (as defined below)) (the “Minimum Balance”) in the Operating Account. With respect to the Accounts, during the Term, Manager shall have sole control of the Accounts and shall be authorized to deposit funds, check balances, withdraw funds, execute checks, and make disbursements in accordance with the terms of this Agreement. Pursuant to written authorization which shall be given by Manager to the Bank, Owner shall have the right to deposit funds and the right to view-only on-line access to account information (the parties agreeing that, unless Manager is in default beyond all notice and cure periods under this Agreement, Owner shall have no right to withdraw funds, execute checks and/or make or direct any other disbursements whatsoever from the Accounts or to close the Accounts). Such Accounts shall be established with a bank(s) designated by Owner (the “Bank”). All funds received from or in connection with the operation of the Facility (other than security deposits, which shall be deposited in the Security Deposit Account) shall be deposited in the Operating Account and, subject to Owner fulfilling its obligations hereunder with respect to funding any Cash Flow Shortfall (as defined below), Manager shall pay when due the payroll obligations for the Facility Employees, taxes and insurance premiums (except to the extent paid from an escrow account pursuant to the Facility Loan Documents), accounts payable incurred in the operation of the Facility, and all other Facility Expenses (provided, in each case, that the same are Permitted Expenditures). Manager shall not be responsible for payment of debt service and/or any fees, penalties and costs related thereto and/or the amounts needed for Owner to fund reserves and/or escrows required by any Facility Loan Documents (collectively, the “Monthly Debt Payments”); however, Owner and/or any Facility Lender may arrange (and Manager shall cooperate with Owner and/or such Facility Lender (as applicable) as necessary to arrange) for an automatic withdrawal from the Operating Account of the Monthly Debt Payments. In the event Manager fails to pay when due any amounts due in connection with the operation of the Facility for which sufficient funds were available in the Operating Account, Manager shall be responsible for any fees or penalties resulting from such delinquent payment and shall indemnify Owner with respect to any Claims (as defined in Section 5) related thereto. Notwithstanding anything to the contrary contained herein, in the event that operating cash flows of the Facility are, at any time, insufficient to cause the Operating Account to have a balance at least equal to the greater of (x) the amount necessary to pay Facility Expenses constituting Permitted Expenditures from time to time or (y) the Minimum Balance (such amount required to be maintained, the “Required Balance”, and such shortfall, a “Cash Flow Shortfall”), then Owner shall, within twenty (20) days after receipt of a written request of Manager (such period, the “Funding Cure Period”), deposit in the Operating Account funds sufficient to cover such Cash Flow Shortfall. Promptly following delivery by Manager to Owner of the Monthly Reports for any month during the Term, Manager shall disburse to Owner any surplus funds from the Operating Account (the parties agreeing that “surplus funds” is the amount, if any, of cash in the Operating Account as of the last day of the month for which the Monthly Reports were delivered minus the Required Balance. The Security Deposit Account shall be used exclusively for depositing resident security deposit funds. Manager shall not deposit any income or proceeds from the Facility in any account other than the Accounts, nor shall Manager co-mingle funds belonging to Manager in the Operating Account.

(c) Authority and Responsibility: Subject to the terms of this Agreement, Manager shall (i) prepare the payroll and prepare and file all payroll tax returns and reports, (ii) prepare and sign checks, (iii) pay all accounts payable as they become due, (iv) prepare and file such cost reports as required to establish reimbursement rates and/or receive payment under all federal or state third party

[3]	AMOUNT TO BE DISCUSSED

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reimbursement programs, and (v) except to the extent real property taxes are escrowed with Facility Lender (in which event Manager’s sole responsibility under this clause (v) will be to forward property tax bills, assessments and other notices received at the Facility to Owner or any person designated by Owner), obtain bills for real estate and personal property taxes, improvement assessments and other like charges that are, or may become, liens against the Facility, recommend to Owner payment thereof or appeal therefrom and, unless otherwise directed by Owner, make payment thereof in a timely manner and promptly provide evidence of payment thereof to Owner (and any service provider designated by Owner). It is specifically agreed that Manager has sole responsibility, power and authority for the preparation, filing and payment out of the Operating Account of all payrolls and payroll taxes of every nature with respect to the Facility Employees.

(d) Collection of Accounts: Manager shall issue bills and collect accounts and monies owed for goods and services performed and furnished at the Facility during the Term, including, but not limited to, subject to the terms of Section 2(o), enforcing the rights of Owner, Manager and/or the Facility as creditor under any Occupancy Agreement or contract or in connection with the rendering of any services; provided, however, that (i) regardless of any standard of performance set forth in this Agreement, Owner acknowledges and agrees that there can be no assurances that Manager will be able to collect any or all of such accounts receivable and (ii) the accounting, billing and collection policies at the Facility (including with respect to the write-off of any amounts owed) shall be subject to the reasonable approval of Owner.

4. Books and Records: (a) Manager shall maintain records, books and accounts with respect to the management and operation of the Facility that are true and accurate and shall retain those records during the Term and, to the extent a subsequent operator of the Facility elects not to take possession of the same upon termination of the Term, for a period of three (3) years thereafter, or such longer period as required under Applicable Law. Upon the expiration of the Term or termination of this Agreement, Manager will provide all files, books, records and checks to Owner in an electronic or other format reasonably requested by Owner. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, the Manager shall maintain books and records with respect to the operations of the Facility only and shall not have any obligation to maintain the Owner’s books and records generally.

(b) Subject to the requirements of Applicable Law, during the Term, Owner and its agents, representatives, employees and auditors may, at such reasonable times as Owner may request, inspect, audit and copy (i) the books and records of the Facility that are reasonably requested by such auditor and of the type that would customarily be required for the purpose of the performance of a standard audit for an owner of senior living facilities and (ii) any other books, records or materials pertaining exclusively to the Facility. If an audit by Owner discloses any sum due Owner by Manager or any overpayment to Manager, Manager will promptly reimburse Owner for any amounts due. If the audit discloses any sum due to Manager by Owner, Owner shall promptly reimburse Manager for any amounts due. If the audit discloses any sum due Owner or any overpayment to Manager of more than five percent (5%) of the aggregate amounts to which Owner is entitled hereunder, Manager will be solely responsible for the reasonable cost of the audit. Otherwise, the audit will be at Owner’s sole expense.

5. Indemnification:

(a) In addition to indemnity obligations set forth elsewhere in this Agreement, subject to Section 5(c), Owner shall reimburse, indemnify, defend and hold harmless Manager and its Affiliates and their respective direct and indirect owners, partners, members, directors, officers, employees, agents and advisors for, from and against any and all Claims sustained or incurred by or asserted against any one or more of them caused by (i) the gross negligence, willful misconduct, fraud or illegal acts of Owner or its Affiliates and their respective agents (other than Manager) and employees, (ii)

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Manager’s performance of its duties and obligations within the scope of its authority pursuant to the terms of this Agreement, and/or (iii) any breach by Owner of any provision of this Agreement, including, without limitation, any failure of Owner to timely fund to the Operating Account amounts necessary to pay, or to reimburse Manager for, Permitted Expenditures, in each case except to the extent such Claims are Manager Liability Claims. As used in this Agreement, “Claims” means any claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys’ fees and court costs, but, in each case, excluding any consequential, punitive, indirect or special damages.

(b) Subject to Section 5(c), Manager shall reimburse, indemnify, defend and hold harmless Owner and its Affiliates and their respective direct and indirect owners, partners, members, directors, officers, employees, agents and advisors for, from and against any and all Claims sustained or incurred by or asserted against any one or more of them caused by (i) the gross negligence, willful misconduct, fraud or illegal acts of Manager or its Affiliates and their respective agents and employees (but excluding any Facility Employee absent gross negligence in the hiring or supervising of such Facility Employee), (ii) any actual or alleged violation of the FCA, or any actual or alleged illegal conduct with respect to benefits or deferrals of rent for veterans or their family members, in each case on the part of or caused by Manager, any of its Affiliates or any Facility Employees or their respective agents, (iii) any claim that Manager’s use of intellectual property infringes the rights of a third party (collectively, “Manager Liability Claims”), and/or (iv) any breach by Manager of any provisions of this Agreement (but excluding breaches caused by any Facility Employee absent gross negligence in the hiring or supervising of such Facility Employee).

(c) The parties hereto agree and acknowledge that the indemnification rights and obligations herein do not, and will not, diminish any other rights and remedies available hereunder in the event of a default by any party hereunder or derogate from the final sentence of Section 3(a).

6. Insurance:

(a) Required Insurance: Unless Owner and Manager agree otherwise for Owner to maintain such insurance, Manager shall at all times during the Term maintain, or cause to be maintained, with insurance companies reasonably acceptable to Owner, the insurance listed on Schedule 6 (the “Required Insurance”); provided, however, that Owner shall have the right to elect (by written notice to Manager) to obtain the insurance coverage specified in clauses (a)(1) – (a)(8) of Schedule 6 to the extent Owner is able to obtain such insurance at a lower cost than Manager. Except as otherwise provided in clause (d) of Schedule 6, the cost of the Required Insurance, including any applicable deductibles or self-insured retention amounts, shall be Owner’s expense and paid by Manager to the extent funds are available in the Operating Account. As long as Sub-Manager maintains insurance coverage for the Facility under any program of insurance that also covers other properties owned or operated by Sub-Manager or any of its Affiliates (all properties covered by such program, the “Insurance Pool Properties”), except as otherwise provided in this Agreement, with respect to the insurance coverage specified in clauses (a)(9), (a)(10), (a)(12) and (a)(14) of Schedule 6 Manager shall cause Sub-Manager to allocate the insurance premiums, fixed costs, third-party administrator charges, surcharges, taxes, fees and expected losses for any self-insured retention to Owner according to its usual and customary allocation methodology applicable to other Insurance Pool Properties (and Owner shall have the right to review and reasonably approve the allocation methodology and calculations and to receive copies of actuarial reports in connection therewith).

(b) Certain Requirements:

(i) All Required Insurance shall name Manager and Owner and their respective members and principals as insureds and shall protect their interests as they may appear. In addition, the Facility Lender shall be named as mortgagee, loss payee and an additional insured party, as applicable.

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(ii) Each policy of Required Insurance shall have attached thereto an endorsement that such policy shall not be canceled (except for non-payment of premium) or materially changed without at least thirty (30) days’ prior written notice to Owner and Manager and that such policy shall not be cancelled for non-payment of premium without at least ten (10) days’ prior written notice to Owner and Manager.

(iii) Policies must be written on a per occurrence basis except for earthquake, general and professional liability coverage, and any excess liability coverage.

(iv) Coverage must be issued by an insurance carrier with an A.M. Best general policyholder’s rating of “A” or better and a performance index rating of “X” or higher and a rating of “A-” by S&P or Moody’s or Fitch rating agencies.

(v) All policies and renewals of Required Insurance are to be written for not less than one year.

(vi) All existing or new policies of Required Insurance must be paid in full and cannot be financed; provided, that policies may be paid in installments or within the time limits specified in the particular insurance policy.

(vii) All policies of Required Insurance shall be primary and non-contributory and provide that any insurance maintained by Owner or its Affiliates is excess of the Required Insurance.

(viii) All policies of Required Insurance shall include a waiver of subrogation rights, and all rights of recovery, that is in favor and for the benefit of Owner, the Facility Lender and their respective Affiliates, shareholders, directors, officers, employees and agents.

(c) Tail Insurance: With respect to the liability policies of Required Insurance, Manager may obtain and maintain liability insurance on a claims-made basis; provided, however, that (i) the retroactive date must be or precede the Effective Date, (ii) upon the expiration or termination of this Agreement, Manager shall keep in force equivalent liability insurance required under this Agreement for, or shall acquire or purchase an extended reporting period or “tail insurance” on the policy existing as of the date of expiration or termination of this Agreement that has a term of, at least three (3) years after the expiration or termination of this Agreement, (iii) if the retroactive date is advanced or the policy is cancelled or not renewed and not replaced with a policy with the same retroactive date, Manager shall acquire or purchase an extended reporting period for such cancelled or non-renewed policy of not less than three (3) years following the date such policy was cancelled or not renewed, and (iv) the obligations referenced in clauses (ii) and (iii) of this Section 6(c) shall survive the expiration or termination of this Agreement. The cost of all tail coverage required herein and all losses within any retention of such tail insurance shall be at Owner’s expense.

(d) Collateral: If Manager’s insurance carrier for the insurance coverage specified in clause (a)(14) of Schedule 6 requires Manager to post cash or letters of credit or other security for its obligation to pay claims within the deductible, then Owner shall be required to provide its allocable share of such collateral in the same form of such security for the period commencing on the Effective Date. The parties acknowledge and agree that any cash or other security posted by Owner will remain the property of Owner and will be returned to Owner upon withdrawal of the Facility from such insurance program in accordance with Section 6(e) below. Manager further agrees that it will use commercially

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reasonable efforts to ensure that all cash posted by Owner is held in an interest bearing account (to the extent allowable by the respective insurer) and, to the extent that Owner’s cash is in such an account and the respective insurer permits periodic distributions of interest from such account, Manager will pass along to Owner its allocable share of any such distributed interest earnings on a periodic basis.

From time to time after the Effective Date but no less frequently than once per annum (including promptly following the date of the termination of this Agreement or concurrently with the periodic collateral review-and-release process or policy renewal process of the applicable insurance carrier), Manager shall review and evaluate the collateral needs associated with its workers compensation programs and will determine Owner’s allocable share of such collateral. Such allocation will be made by Manager reasonably and in good faith, and Owner shall have the right to review and reasonably approve the allocation methodology and calculations. The Facility’s pro rata share of the collateral requirement will be based upon the Facility’s share of ultimate aggregate losses for the periods during which it has participated or expects to participate in the shared loss program as a percentage of the ultimate aggregate losses for all facilities covered by the insurance policies requiring the collateral. Owner agrees promptly to post with Manager any additional cash or letter of credit that is determined to be owed by Owner in connection with any such review (including as required by the annual renewal of the policy). Manager agrees promptly to refund to Owner any cash and/or reduce the amount of the associated letter of credit previously posted by Owner in excess of the amount that is determined to be owed by Owner in connection with any such review, as appropriate in light of the collateral review.

(e) Withdrawal: Upon the termination of this Agreement or the withdrawal of the Facility from Manager’s shared loss workers compensation program, Owner will be entitled to the refund of any cash it has deposited and/or the release of any letter of credit which it has posted conditioned upon Owner: (i) making a payment to Manager representing its allocable share of estimated future claims incurred as of the withdrawal date under such program (including fully developed incurred by not reported claims as estimated by an actuarial firm engaged by Manager), and (ii) making a payment equal to third-party administrator charges associated with its future liabilities for claims under such program (in the amount of the then-current standard third-party administrator charges). Upon the termination of this Agreement or the withdrawal of the Facility from Manager’s shared loss general liability and professional liability programs, Owner shall (i) make a payment to Manager representing its allocable share of estimated future claims incurred as of the withdrawal date under such programs (including fully developed incurred by not reported claims as estimated by an actuarial firm engaged by Manager), and (ii) make a payment equal to its allocable share of Manager’s internal costs for the administration of claims for which Owner has future liabilities under such programs.

7.	Payment/Fees[4]:

(a) Calculation of Fee: As consideration for the services rendered by Manager in accordance with this Agreement, Owner shall pay to Manager during the Term a monthly fee equal to 5.0% of the monthly Effective Gross Income (as defined below) of the Facility, determined on an accrual basis (the “Monthly Fee”). As additional consideration for the services rendered by Manager in accordance with this Agreement and the Other Management Agreements, Owner and its Affiliates that are party to the Other Management Agreements shall pay to Manager during the Term, with respect to each calendar year, an annual incentive fee, if any, equal to 20% of the EBITDARM for such calendar year that is in excess of the Base Fee Amount (as hereinafter defined), determined on an accrual basis (the “Annual Incentive Fee,” collectively, the Monthly Fee and the Annual Incentive Fee are referred to as the “Fee”); provided that the Annual Incentive Fee (which is payable, for avoidance of doubt, under this Agreement and the Other Management Agreements collectively) for any calendar year shall not exceed

[4]	Subject to modification based on tax structure.

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the sum of (i) 2.0% of the Effective Gross Income for such calendar year and (ii) 2.0% of the Effective Gross Income (as defined in each of the Other Management Agreements) for all of the facilities managed under the Other Management Agreements in the aggregate for such calendar year. “Base Fee Amount” shall mean, with respect to each calendar year during the Initial Term, the total amount set forth for such year on Schedule 7(a) attached hereto (as increased each subsequent calendar year by 2.5%); provided that, if this Agreement or any of the Other Management Agreements is terminated (but this Agreement and the Other Management Agreements are not all terminated) during any calendar year in the Initial Term (other than on account of a default by Manager), then the Base Fee Amount for such calendar year and the balance of the calendar years during the Initial Term shall be reduced by the amount set forth opposite the applicable facility for the applicable year on Schedule 7(a) (multiplied, in the case of the year in which such termination occurs, by a fraction whose numerator is the number of days in such year following the date of such termination and whose denominator is 365). The Monthly Fee shall accrue monthly and be paid on the fifth (5th) business day of the immediately succeeding calendar month. Promptly following the end of each calendar year, Manager shall deliver to Owner a reconciliation that includes the Annual Financial Statement, together with a statement setting forth the calculation of the Monthly Fee (for all twelve (12) months, in the aggregate) for such year, and, in the event of any overpayment or underpayment with respect to any month in such calendar year, Manager and Owner shall promptly make a payment to the other in the amount of the excess or shortfall, as applicable. Payment of the Annual Incentive Fee shall be due within ten (10) business days of demand therefor after submission by Manager to Owner and its Affiliates that are party to the Other Management Agreements of the Annual Financial Statement, together with a statement setting forth the calculation of the Annual Incentive Fee for such year. “Facility EBITDARM” shall mean, for the period of determination, Effective Gross Income less operating expenses for the Facility (before Fees) for such period. “EBITDARM” shall mean, for the period of determination, the sum of (x) the Facility EBITDARM hereunder for such period and (y) the Facility EBITDARM (as defined in each of the Other Management Agreements) for all of the facilities managed under the Other Management Agreements in the aggregate for such period. In addition to other operating expenses, for clarity, (A) the following are expressly included among operating expenses: (1) insurance costs and expenses pertaining to the Facility, (2) real and personal property taxes or related governmental charges payable by or assessed against [Sub-]Manager, Owner, or the Facility relating exclusively to the Facility (other than income or other taxes based on [Sub-]Manager’s or Owner’s receipt of income from the operation of the Facility), (3) any and all payments under personal property leases used in the operation of the Facility (but excluding payments relating to any real property lease(s)), (4) all fees paid by Owner to Manager pursuant to this Agreement or paid pursuant to any Sub-Management Agreement, and (5) all legal and accounting costs related to the Facility, and (B) the following are expressly excluded among operating expenses: (1) franchise taxes, (2) sales taxes, and (3) use taxes.

(b) Effective Gross Income: “Effective Gross Income” means all revenues during such period from the operation of the Facility, from whatever source, determined in accordance with GAAP (including without limitation, income from residents, space rentals, service fee income and beverage income, income from vending machines, assisted living income, guest fees, and any other income generated from the operation of the Facility, but excluding, insurance proceeds (except for business interruption insurance proceeds), condemnation awards, security deposits (unless forfeited) and loan proceeds and advances, and interest on investments).

(c) Pro-Rata Fee Payment: If the services of Manager commence or terminate other than on the first day of the month, the Monthly Fee shall be pro-rated proportionate to the number of days in the month for which services are actually rendered. With respect to the calendar year in which this Agreement commences, expires or terminates, Manager will be paid the Annual Incentive Fee, if any, calculated in accordance with Section 7(a), except that the EBITDARM for the full calendar months after the Effective Date or prior to the expiration or termination of this Agreement, as applicable, shall be annualized and the Annual Incentive Fee shall be pro-rated proportionate to the number of days in the calendar year included in the Term.

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(d) Source of Payment: Any Monthly Fee due to Manager hereunder and a portion of the Annual Incentive Fee due to Manager under this Agreement and the Other Management Agreements for any year (which portion is equal to (i) the total amount of the Annual Incentive Fee for such year multiplied by (ii) a fraction whose numerator is the Facility EBITDARM for such year and whose denominator is the EBITDARM for such year) may be disbursed by Manager to itself out of the Operating Account. To the extent the Operating Account has insufficient funds to cover any such disbursement, or to reimburse Manager for any Facility Expenses paid from its own funds as contemplated by Section 3(a), then Owner shall be obligated to pay any such amounts to Manager promptly upon demand. [Any amounts disbursed by Sub-Manager to itself out of the Operating Account, or paid directly by Owner to Sub-Manager, on account of the Sub-Management Fee in accordance with the Sub-Management Agreement shall be credited against the Fee payable to Manager hereunder.]

(e) Casualty: If the Facility is damaged as the result of a casualty and such damage results in the temporary or permanent closure of the Facility, or any portion thereof resulting in a Disruption Condition, thereby interrupting the Effective Gross Income upon which Manager’s payment of the Fee is based, Owner shall pay to Manager as the Fee for any period of such interruption during which Manager is continuing to operate the Facility monthly amounts equal to the greater of (i) the Monthly Fee due to Manager pursuant to Section 7(a) hereof, or (ii) 50% of the average monthly Fee (including the Monthly Fee and Annual Incentive Fee) earned by Manager pursuant to this Section 7 for the twelve (12) months immediately preceding the interruption. Owner hereby directs Manager to maintain business interruption insurance during the Term in accordance with the terms of Section 6, and any cost incurred in connection therewith shall be funded into the Operating Account, as necessary in accordance with Section 3(b), by Owner.

8. Term: The Term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions hereof, shall expire on the fifth (5th) anniversary of the Effective Date (the “Initial Term”), provided the Initial Term shall be extended continuously and automatically for one (1) year periods (each, an “Extended Period” and together with the Initial Term, the “Term”) unless either Owner or Manager delivers to the other a written notice of termination of this Agreement not less than ninety (90) days prior to commencement of the next Extended Period.

9. Remedies/Termination: Any party shall be deemed to be in “Default” hereunder if such party breaches, in any material respect, this Agreement and (i) with respect to any monetary default, fails to cure the same within five (5) days of written notice from the non-breaching party of the default or (ii) with respect to any other default, fails to cure the same within thirty (30) days of written notice from the non-breaching party of the default, provided if such default contemplated by clause (ii) cannot be cured with the use of reasonable and diligent efforts within such 30-day period, such breaching party shall have such additional cure period (not to exceed ninety (90) days during the first year of the Term and sixty (60) days thereafter) as is reasonable to cure so long as such party continuously and diligently pursues such cure. In the event of any Default by any party hereunder, the other party shall have any and all rights and remedies available at law and in equity, which rights and remedies shall survive the expiration and/or termination of this Agreement, provided that, subject to Section 9(c), each party’s right to terminate this Agreement shall be limited to the provisions of this Section 9. This Agreement may be terminated (x) by mutual agreement of Manager and Owner, and (y) upon the written notice of the party terminating this Agreement to the other party, after the occurrence of any of the events described in Section 9(a) or Section 9(b), as applicable.

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(a) Termination by Owner:

(i) Default: Owner may terminate this Agreement upon the occurrence of a Default (beyond the notice and cure periods contemplated by the first paragraph of Section 9) by Manager by delivery of written notice to Manager, provided that no such termination notice shall be effective if the Default is cured prior to the receipt by Manager of the termination notice.

(ii) Bankruptcy or Dissolution and Certain Other Events: Owner may terminate this Agreement upon the occurrence of any Bankruptcy/Dissolution Event with respect to Manager. For purposes of this clause (ii), a “Bankruptcy/Dissolution Event with respect to Manager” shall mean the commencement or occurrence of any of the following: Manager shall apply for or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of Manager’s assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or any answer seeking reorganization or arrangement with creditors, or take advantage of any insolvency law, or if any order, judgment, or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Manager as bankrupt or insolvent or approving a petition seeking reorganization of Manager, or appointing a receiver, trustee, or liquidator with respect to all or a substantial part of Manager’s assets, and such order, judgment, or decree shall continue for any period of ninety (90) consecutive days. In addition, Owner may terminate this Agreement upon the occurrence of any of the following: (1) any fraud, gross negligence or willful misconduct of Manager (not including any fraud, gross negligence or willful misconduct of any Facility Employee absent gross negligence in the hiring or supervising of such Facility Employees) affecting Owner or the Facility or (2) the conviction of any of Manager’s employees or agents providing services at the Facility of any crime at or with respect to the Facility unless Manager, subject to the requirements of Applicable Law and any employment contract, terminates such employee or agent or takes such other reasonable action such that such employee or agent is no longer providing services at or with respect to the Facility.

(iii) Casualty or Condemnation: Owner may terminate this Agreement in the event Owner (x) temporarily or permanently closes the Facility on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of, all or substantially all of the Facility or (y) is required under the Facility Loan Documents to restrict access to the Facility on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of, all or any portion of the Facility.

(iv) Termination Without Cause: Owner may exercise the right to terminate this Agreement for any or no reason by delivery of prior written notice to Manager, which notice shall become effective on the date identified in such notice, but such notice shall not become effective less than ninety (90) days following delivery of such notice to Manager and shall in no event become effective prior to [            ]5, or, if Owner is exercising such termination right to protect the REIT status of any direct or indirect owners of Owner, such notice shall not become effective less than ten (10) days following delivery of such notice).

(v) Termination for Performance. At any time after the first (1st) anniversary of the Effective Date, Owner may terminate this Agreement upon thirty (30) days’ prior written notice to Manager if the EBITDARM for any calendar year following such first (1st) anniversary is less than eighty percent (80%) of the lesser of (a) the EBITDARM as set forth in the applicable annual budgets for such calendar year and (b) the EBITDARM during the twelve (12) calendar months of the prior calendar year.

[5]	Insert first anniversary of Effective Date.

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(vi) Default/Termination Under Facility Loan Documents. Subject to the terms of any agreement contemplated by Section 10 hereof, this Agreement shall terminate if any Facility Lender exercises its right to terminate this Agreement following a default under the Facility Loan Documents; provided, however, that Owner shall be obligated to pay to Manager Manager’s reasonable and documented out-of-pocket costs and expenses resulting from such termination (up to $            6) if this Agreement is terminated pursuant to the terms of this subsection (vi) and such termination results from the fault of Owner and/or any Affiliate of Owner (as opposed to the fault of Manager, a Manager default hereunder, a condition caused by Manager or some other reason not caused by Owner and/or any Affiliate of Owner).

(vii) Change of Control/Transfer of Interests. In the event there occurs a sale, transfer or other disposition, in one or more transactions, that results directly or indirectly, in a change in control of Manager, unless Owner approves, Owner may terminate this Agreement at any time within one year from the date of the consummation of any such transaction by delivering thirty (30) days’ prior written notice to Manager.

(viii) Termination of Other Agreements. Owner may terminate this Agreement, upon ten (10) days’ prior written notice, in the event any other management agreement between Owner (or any entity owned directly or indirectly by New Senior Investment Group Inc. and/or its successors and assigns) (each, and “Owner Party”) and Manager (or any entity owned directly or indirectly by Holdiay AL Holdings LP and/or its successors and assigns) is terminated by any Owner Party; provided, however, that Owner shall be obligated to pay to Manager Manager’s reasonable and documented out-of-pocket costs and expenses resulting from such termination (up to $            ) in connection with a termination of this Agreement pursuant to this subsection (viii).

(b) Termination by Manager:

(i) Default: Manager may terminate this Agreement upon the occurrence of a Default (beyond the notice and cure periods contemplated by the first paragraph of Section 9) by Owner by delivery of written notice to Owner, provided that no such termination notice shall be effective if the Default is cured prior to the receipt by Owner of the termination notice, provided Owner shall pay to Manager Manager’s actual, out-of-pocket costs and expenses resulting from such termination (up to [            ]) within ten (10) days of the effective date of such termination.

(ii) Bankruptcy or Dissolution: Manager may terminate this Agreement upon the occurrence of any Bankruptcy/ Dissolution Event with respect to Owner. For purposes of this clause (ii), a “Bankruptcy/Dissolution Event with respect to Owner” shall mean the commencement or occurrence of any of the following: If Owner shall apply for or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of Owner’s assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or any answer seeking reorganization or arrangement with creditors, or take advantage of any insolvency law, or if an order, judgment, or decree shall be entered by a court of competent jurisdiction on the application of a creditor adjudicating Owner as bankrupt or appointment a receiver, trustee, or liquidator of Owner with respect to all or a substantial part of Owner’s assets, and such order, judgment or decree shall continue in effect for any period of ninety (90) consecutive days.

(iii) Casualty or Condemnation: Manager may terminate this Agreement in the event Owner temporarily or permanently closes the Facility on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of, all or a substantially all of the Facility.

[6]	AMOUNT TO BE DISCUSSED

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(iv) Insufficient Funds: Manager may terminate this Agreement if the Facility is not generating sufficient revenue to pay the costs and expenses of the Facility that are Permitted Expenditures, there are insufficient funds in the Operating Account, and Owner has failed, within five (5) days of receipt of notice from Manager of the expiration of the applicable Funding Cure Period, to deposit sufficient funds in the Operating Account to pay all such costs and expenses, provided Owner shall pay to Manager Manager’s actual, out-of-pocket costs and expenses resulting from such termination (up to [            ]) within ten (10) days of the effective date of such termination.

(v) Termination Without Cause: Manager may exercise the right to terminate this Agreement for any or no reason by delivery of prior written notice to Owner, which notice shall become effective on the date identified in such notice (but such notice shall not become effective less than ninety (90) days following delivery of such notice to Manager and shall in no event become effective prior to [            ]7).

(vi) Budget: Manager may terminate this Agreement at any time on five (5) business days’ written notice to Owner if Manager has a reasonable basis to believe that any or all of the amounts set forth in any Annual Budget are not sufficient to allow Manager to operate the Facility for the applicable calendar year in compliance with the terms of this Agreement, unless Owner adopts the operating budget then proposed by Manager for such year within such five (5) business day period.

(vii) Sale or Transfer/Change of Control. In the event Owner sells, assigns, or otherwise disposes of its interest in the Facility to an unaffiliated buyer or transferee (or there occurs a sale, transfer or other disposition, in one or more transactions, that results, directly or indirectly, in a change of control of Owner), Manager may terminate this Agreement at any time within one (1) year from the date of the consummation of such transaction by delivering thirty (30) days’ prior written notice to Owner.

(c) Effect of Termination: Termination of this Agreement, or expiration of the Term, shall terminate all rights and obligations of the parties hereunder, except for any provision of this Agreement which is expressly described as surviving any expiration or termination of this Agreement. Such termination or expiration, however, shall not terminate the rights and obligations of the parties (including any compensation due to Manager under this Agreement) which accrued prior to the effective date of termination or expiration nor shall it prejudice the rights of either party against the other for any Default under this Agreement. The terms of this Section 9(c) shall survive the expiration or termination of this Agreement.

(d) Final Accounting: Upon the expiration of the Term or any other termination of this Agreement as herein provided, Manager shall (i) deliver to Owner a final accounting within sixty (60) days of such expiration or termination; (ii) surrender and deliver to Owner possession of the Facility on the effective date of such termination or expiration; (iii) surrender and deliver to Owner possession and control of the Operating Account, and all rents and income of the Facility and other monies of Owner on hand and in any bank account as soon as reasonably practicable (but not later than the effective date of such termination or expiration); (iv) deliver to Owner, as received, any monies due Owner under this Agreement but received after such termination or expiration as soon as reasonably practicable (but not later than ten (10) business days after receipt); (v) deliver to Owner all materials and supplies, keys, contracts and documents, and all accounting papers and records, pertaining exclusively to the Facility as soon as reasonably practicable (but not later than the effective date of such termination or expiration); (vi) subject to Section 2(f), assign contract rights with respect to the Facility to Owner or its designee as soon as reasonably practicable (but no later than the effective date of such termination or expiration); and

[7]	Insert first anniversary of Effective Date.

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(vii) deliver to Owner, or Owner’s duly appointed agent, all other books and records, contracts, leases, resident’s agreements, receipts for deposits and unpaid bills relating exclusively to the Facility as soon as reasonably practicable (but no later than the effective date of such termination or expiration) which shall include access to all data files (either through the cloud or Manager’s servers). The terms of this Section 9(d) shall survive the expiration or termination of this Agreement.

(e) Cooperation After Term:

(i) In the event this Agreement is terminated or expires, Manager shall reasonably cooperate with Owner in good faith to ensure that operational responsibility for the Facility is transferred to Owner or such other entity as may be designated by Owner as soon as practicable. Without limiting the generality of the foregoing, Manager shall (i) take all actions reasonably necessary to ensure that, from and after the expiration or earlier termination of this Agreement, Owner or its designee shall directly receive all funds and monies due Owner and (ii) do all acts and execute and deliver all documents reasonably requested by Owner (at Owner’s cost and expense, unless this Agreement is terminated pursuant to Section 9(a)(i) or 9(a)(ii)) to ensure or facilitate an orderly continuation of the business of the Facility and an orderly transfer of the management and operation of the Facility to Owner or any entity designated by Owner.

(ii) At least fifteen (15) business days prior to the effective date of expiration or termination of this Agreement or if the parties do not have at least thirty (30) days’ prior notice of such expiration or termination, ten (10) business days after Owner receives a notice of termination of this Agreement from Manager or any Facility Lender, Owner or its designee may, with respect to each then current Facility Employee (whether directly employed by Manager or an Affiliate of Manager), either (x) offer such employee employment with Owner or its designee, effective as of the expiration or termination date, or (y) inform Manager that Owner does not intend to offer employment to such Facility Employee, in which case, Manager (or Manager’s Affiliate, as applicable) may, at its sole option, continue to employ such Facility Employee or terminate such Facility Employee’s employment. For those Facility Employees hired by Owner or its designee upon expiration or termination of this Agreement, Owner (or such designee) will credit such employees with all vacation, paid time off, or other leave benefits that such employees had earned and accrued but not yet used while employed by Manager (or its Affiliate) and Manager shall pay Owner (or Owner’s designee) a cash amount for such amount as of the date of expiration or termination of this Agreement. Manager agrees not to solicit or otherwise interfere with Owner’s efforts to so employ any Facility Employee to whom Owner elects to offer such employment.

(iii) Notwithstanding anything in this Agreement to the contrary, from and after any expiration or termination of this Agreement, upon Owner’s request, Manager shall continue to provide the management services provided by Manager hereunder on the terms and conditions contained herein for such period of time (not to exceed ninety (90) days) after the expiration or termination as may be required for Owner (acting with reasonable diligence) to engage a new manager or operator and to insure or facilitate an orderly continuation of the business of the Facility and to accomplish an orderly transfer of the operation and management of the Facility to Owner or a new manager or operator.

(iv) The terms of this subsection (e) shall survive the expiration or termination of this Agreement.

10. Subordination of Management Agreement:

(a) Manager agrees to execute upon request, in favor of any Facility Lender, a consent to collateral assignment of management agreement or any similar agreement required by such Facility Lender in connection with the Facility Loan Documents, in each case, in form reasonably acceptable to Manager and the applicable counterparty, which agreement shall include, without limitation, customary subordination provisions and representations and covenants by Manager, and to comply with any agreement executed by Manager in favor of any Facility Lender.

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(b) Manager acknowledges that Owner is authorized (and is entitled to authorize any Facility Lender) to file any financing statements, continuation statements, termination statements and amendments (including an “all assets” or “all personal property” collateral description or words of similar import) with respect to Owner’s assets in form and substance as any Facility Lender may require in order to protect and preserve such Facility Lender’s lien priority and security interest in the Facility and Owner’s assets (and to the extent any Facility Lender has filed any such financing statements, continuation statements or amendments prior to the Effective Date, such filings by the Facility Lender are expressly permitted hereunder).

(c) Lender shall have the right to terminate this Agreement at any time upon the occurrence and during the continuance of an “Event of Default” under the Facility Loan Documents.

11. Branding/Proprietary Materials: Manager shall have the right, at its sole election, to use its own branding, trade names and trademarks in connection with the management and operation of the Facility, including, without limitation, displaying the same on signage, marketing and promotional materials, or internal or external business documents being used in connection with the operation of the Facility during the term of this Agreement. Owner acknowledges and agrees that, at such time as this Agreement expires or is terminated, Owner shall have no right to continue to use such branding, trade names and/or trademarks in connection with the operation of the Facility and all of the same will be removed and destroyed by Owner promptly after the effective date of the termination or expiration of this Agreement (and Manager’s replacement with a successor manager or operator of the Facility), unless Manager elects (and at its sole cost and expense) to make other arrangements to remove and retain the same. In addition, all separate forms and operating procedures developed and employed by Manager in the performance of its duties and obligations pursuant to this Agreement are proprietary in nature and shall remain the property of Manager, provided that to the extent such forms are in use at the Facility as of the termination or expiration of this Agreement, Manager hereby grants Owner and its designee a license to continue to use and modify such forms (excluding any of Manager’s branding, trade names and/or trademarks contained therein) exclusively in the operation of the Facility, provided any derivative works shall remain the property of Manager. The terms of this Section 11 shall survive the expiration or termination of this Agreement.

12. Status; Authority; Binding Effect:

(a) Owner represents and warrants to Manager that, as of the Effective Date, (i) Owner is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, qualified to conduct business in the State in which the Facility is located, and has all requisite power and authority to own and operate the Facility and any other property owned or operated by it, to carry on its business as it is now being conducted, to enter into this Agreement and to observe and perform its terms; (ii) the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary [            ] action of Owner; (iii) the execution, delivery and performance by Owner of this Agreement will not (A) require the consent of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any obligation pursuant to, any provision of any instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Owner is a party or by which Owner’s property is bound or (B) violate, in any material respect, any applicable law relating to Owner or its property; and (iv) assuming this Agreement is enforceable against Manager, this Agreement shall constitute the legal, valid, and binding obligation of Owner, enforceable against Owner

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in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

(b) Manager represents and warrants to Owner that, as of the Effective Date, (i) Manager is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, qualified to conduct business in the State in which the Facility is located, and has all requisite power and authority to manage, operate and lease the Facility in accordance with the terms of this Agreement, to carry on its business as it is now being conducted, to enter into this Agreement and to observe and perform its terms; (ii) the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary limited liability company action of Manager; (iii) the execution, delivery and performance by Manager of this Agreement will not (A) require the consent of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any obligation pursuant to, any provision of any instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Manager is a party or by which Manager’s property is bound or (B) violate, in any material respect, any applicable law relating to Manager or its property; and (iv) assuming this Agreement is enforceable against Owner, this Agreement shall constitute the legal, valid, and binding obligation of Manager, enforceable against Manager in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

13. Assignment: This Agreement may not be assigned or transferred by either of Manager or Owner to any Person without the prior written consent of the other party hereto, except as follows:

(a) Manager may assign or transfer this Agreement and its rights and obligations hereunder to an Affiliate of Manager upon prior written notice to Owner (provided Manager shall remain jointly and severally liable with such assignee or transferee);

(b) in connection with (and as a condition to) the sale, assignment, transfer or other disposition of the Facility by Owner, Owner shall assign this Agreement to any transferee and such transferee shall assume the obligations of Owner hereunder (and, upon such assignment, Owner shall be fully released from any liability accruing under this Agreement from and after such assignment);

(c) subject to the terms of Section 10 hereof, Owner may, upon notice to but without the need to secure the consent of Manager, assign this Agreement as collateral security for any debt secured by the Facility; and

(d) Owner may assign this Agreement to an Affiliate as set forth in, and in accordance with, Section 30 hereof.

[Notwithstanding the foregoing, Manager shall have the right to delegate its duties hereunder, and the authority granted hereunder to Manager to perform such duties, pursuant to the terms of that certain Sub-Management Agreement, dated as of the date hereof, by and between Manager and Holiday AL Management Sub LLC, a Delaware limited liability company (including any successor or counterparty pursuant to any Sub-Management Agreement, “Sub-Manager”) (as agreed and acknowledged by Owner) or any other sub-management agreement approved by Owner (the “Sub-Management Agreement”), provided that at all times (i) the Sub-Management Agreement is subject and subordinate to the terms of this Agreement and all of Owner’s approval and other rights hereunder and (ii) Sub-Manager qualifies as an independent contractor. In the event that Sub-Manager is in violation of, or fails to comply with, any of the terms of Section 34 of the Sub-Management Agreement, Manager shall immediately terminate the

25

Sub-Management Agreement at the written direction of Owner. Owner shall have the right to terminate this Agreement if Manager fails to terminate the Sub-Management Agreement in accordance with the terms of this Section 13. Manager agrees that the Sub-Management Agreement shall not be amended or modified without the prior written consent of Owner.]

14. Attorney’s Fees: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to receive the reasonable out of pocket attorney’s fees and costs incurred by it in such amount as a court may deem reasonable, whether at trial or appellate court level. The terms of this Section 14 shall survive the expiration or termination of this Agreement.

15. Confidentiality: All non-public information provided by one party to the other party (the “Receiving Party”) pursuant to or relating to this Agreement shall be kept confidential by the Receiving Party; provided, however, that the Receiving Party shall be permitted to disclose any such information to its Affiliates and its and their respective employees, partners, members, officers, directors, managers, agents and advisors and to current and prospective lenders, purchasers or replacement operators or managers, and shall be permitted to disclose any such information as required to perform its duties and obligations under this Agreement, by Applicable Law or stock exchange rule (applicable to it or any of its Affiliates or any of their respective direct or indirect equityholders), in pleadings or other submissions in any judicial and arbitration proceedings between the parties, or by mutual agreement of the parties hereto; in each instance such persons receiving any confidential information shall be subject to this confidentiality provision and shall be notified accordingly. The covenants contained in this Section 15 shall continue for three (3) years after the termination of or expiration of this Agreement.

16. Notices: All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing and shall be deemed to have been duly given if delivered (a) personally, (b) by overnight courier service, (c) by United States registered mail, postage prepaid, or (d) via electronic mail, in each case directed to the respective parties as follows, or to such other address as either party may, from time to time, designate by notice pursuant to this Section 16. Notices sent by personal delivery, overnight courier and electronic mail shall be deemed given when delivered (if delivered prior to 5:00 p.m. (local time)), and notices sent by United States registered mail shall be deemed given four (4) business days after the date of deposit in the United States mail:

MANAGER [ ]	OWNER [ ]

17. Entire Agreement; Binding Nature: This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all other agreements between the parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees as provided in this Agreement.

18. No Waiver: No waiver by either party of any breach of the other party or of any event, circumstance or condition permitting a party to terminate this Agreement or to otherwise exercise remedies shall constitute a waiver of any other default of the other party or of any other event, circumstance or condition permitting such termination or exercise of remedies, whether of the same or of any other nature or type and whether preceding, concurrent or succeeding; and no failure on the part of either party to exercise any right it may have by the terms hereof or by law or in equity upon the default of the other party and no delay in the exercise of such right shall prevent the exercise thereof by the party not in breach at any time when the other party may continue to be so in default, and no such failure or delay and no waiver of default shall operate as a waiver of any other default, or as a modification in any respect of the provisions of this Agreement. The subsequent acceptance of any payment or performance pursuant to this Agreement shall

26

not constitute a waiver of any preceding default by a party not in breach or of any preceding event, circumstance or condition permitting termination hereunder, other than default in the payment of the particular payment or the performance of the particular matter so accepted, regardless of the knowledge of the party not in breach of the preceding breach or the preceding event, circumstance or condition, at the time of accepting such payment or performance, nor shall the acceptance by the party not in default of such payment or performance after termination constitute a reinstatement, extension or renewal of this Agreement or revocation of any notice or other act by the party not in breach.

19. Severability: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and, each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

20. Governing Law: This Agreement shall be governed by the laws of the State of nEW yORK without regard to its conflict of laws provision or the conflict of laws provisions of any other jurisdiction which would cause the applicable of any other law other than that of the state of nEW yORK.

21. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. This Agreement may be delivered by facsimile or email transmission. This Agreement shall be effective if each party hereto has executed and delivered at least one counterpart hereof.

22. Force Majeure: Notwithstanding anything to the contrary contained herein, neither party will be deemed to be in violation of this Agreement to the extent it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God or any statute, regulation or rule of federal, state or local government or agency (or modification thereof), it being understood that financial inability, general economic conditions or changes in the capital markets or the senior housing industry generally which, in each case (except financial inability), do not disproportionately harm the Facility shall not constitute such a reason.

23. Relationship of the Parties: The relationship of the parties shall be that of a principal and independent contractor and all acts performed by Manager during the Term shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Manager, its successors and assigns, on the other hand.

24. Construction: Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

25. Consents: Except as otherwise specifically provided herein, in any instance that consent of any party is required hereunder, such consent shall not be unreasonably withheld, conditioned or delayed by the party having such consent right.

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26. Withholding Taxes and State Income Tax Returns: Manager confirms that: (a) Owner is not required to withhold taxes from any amounts payable to Manager under this Agreement under the Code; (b) to the extent required by law, to exempt Owner from withholding on payments to Manager, Manager shall promptly deliver a Form W-9 to Owner dated as of the date of this Agreement (and shall update such form as necessary or upon request); and (c) Manager files, or is included in state income tax returns filed by Manager’s direct or indirect parent and such entity files, state income tax returns in each state where Manager, directly or indirectly or through its subsidiaries, leases or operates any property owned by Owner or its Affiliates.

27. Inspection of the Facility. Owner and any Facility Lender and their respective employees and agents and consultants may, upon prior written notice and at reasonable times, visit the Facility for the purpose of (i) inspecting the Facility, (ii) inspecting the performance by Manager of its obligations under this Agreement or (iii) showing the Facility to current or prospective purchasers, investors, lessees or lenders. Upon reasonable prior request, Manager shall facilitate access permitted under this Section 27.

28. Amendments: The terms, conditions and provisions of this Agreement may not be modified except in writing executed and delivered by each of the parties hereto.

29. Failure to Perform: If Manager shall at any time fail to perform any obligation on its part to be performed hereunder, then without limiting its other remedies Owner, after ten (10) business days’ written notice (or such shorter notice as may be required for Owner to take action to prevent a default or an event of default under the Facility Loan Documents) to Manager, may (but shall not be obligated to) perform any obligation on Manager’s part to be performed as provided in this Agreement and may enter upon the Facility for said purpose and take all such action thereon as may be necessary or desirable therefor. Any out-of-pocket sums paid or costs or expenses incurred in connection therewith shall be paid by Manager to Owner within five (5) days of written demand of Manager therefor. The rights of Owner and Manager pursuant to this Section 29 shall survive the expiration of the Term and any earlier termination of this Agreement.

30. REIT Status:8 Manager acknowledges that: (i) Operations (or the direct or indirect owner of Operations) intends to qualify as a “taxable REIT subsidiary” under the Code, (ii) one or more of Owner’s direct or indirect parent entities intend to qualify as REITs and (iii) Operations, Owner and their direct or indirect owners therefore are subject to operating and other restrictions under the Code. Notwithstanding anything to the contrary in this Agreement:

(a) if Operations determines that this Agreement or Manager’s operation of the Facility under this Agreement could jeopardize Operations’s (or Operations’s owner’s) qualification as a taxable REIT subsidiary or the qualification of Owner’s direct or indirect parent as a REIT, Manager shall reasonably cooperate with Operations to revise this Agreement or restructure this arrangement so that Operations is satisfied with such qualification; provided, that (a) any such actions shall be completed at no additional unreimbursed cost to Manager and (b) the economic terms of this Agreement shall not be materially modified or changed.

(b) if Operations and Manager cannot take actions to the satisfaction of Operations to protect such tax status, Operations shall have the right to terminate this Agreement upon 5 days’ notice to Manager without payment of the Termination Fee; .

[8]	To be revised/supplemented based on Owner’s structure.

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(c) Manager shall not enter into any Occupancy Agreement for the Facility (or any part of it), except Resident Agreements of a form approved by Owner, without first giving Owner a copy of such document for Owner’s approval, and Owner may withhold such approval if: (a) such lease, sublease, or occupancy agreement violates this Agreement; or (b) such lease, sublease or occupancy agreement (1) could provide for a rental to be paid by the occupant thereunder based (or considered to be based), in whole or in part, on the net income or profits of any person, or any other formula such that any portion of the rent payable under the Occupancy Agreement could fail to qualify as “rents from real property” within the meaning of Code Section 856(d) or (2) otherwise could jeopardize such REIT’s qualification as such for federal income tax purposes.

31. Independent Contractor. Manager represents and warrants (i) that the management fee payable under this Agreement is an arm’s length management fee that provides adequate compensation for Manager’s services hereunder and (ii) that, as of the Effective Date, Manager is an Independent Contractor. Throughout the Term, (i) Manager shall ensure that it qualifies as an Independent Contractor, and (ii) Manager shall not cause the Facility to be treated as a “qualified health care property” as defined in Section 856(e)(6)(D)(i) for purposes of Section 856(d)(8)(B) and Section 856(d)(9) of the Code. Manager shall, from time to time, provide to Owner information requested by Owner to allow Owner to confirm Manager’s status as an Independent Contractor and the Facility’s status as other than a qualified health care property. If Manager or any Affiliate of Manager becomes aware that Manager may no longer constitute an Independent Contractor or the Facility may be treated as a qualified health care property, then Manager shall promptly (but in any event within five (5) days) so notify Owner. This Section 31 shall apply for so long as the Facility is owned by an entity, or through an ownership structure, that is subject to REIT tax requirements.

32. Certain Definitions:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person.

(b) “Applicable Facility Loan Documents, Superior Leases and Title Documents” means all (A) Facility Loan Documents, Superior Leases and Title Documents in effect as of the Effective Date and (B) all Facility Loan Documents, Superior Leases and Title Documents entered into after the date hereof, but (with respect to this clause (B)) only to the extent (i) Manager has received written notice of, and an opportunity to consult and comment on, the obligations imposed by such instrument on Manager or the Facility prior to the imposition of such obligations and (ii) such obligations are reasonable and customary for facilities similar to the Facility and may be performed by Manager using commercially reasonable efforts without additional cost to Manager (unless such cost is de minimis or reimbursed by Owner).

(c) “Applicable Law(s)” means all statutes, laws, ordinances, rules, regulations, requirements, judgments, orders and decrees of any Governmental Authority, including, without limitation, any requirement(s) or standard of any agency or other Governmental Authority required for any party to maintain licensure or certifications.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to Code Sections include any similar or successor provisions thereto.

(e) “Facility Lender” means any lender under any Facility Loan.

(f) “Facility Loan” means any loan made to Owner or any of its Affiliates on or after the Effective Date and secured by the Facility or equity interests in direct or indirect owners thereof.

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(g) “Facility Loan Documents” means any agreement, document or other instrument evidencing or securing any Facility Loan so long as a true, correct and complete copy of such agreement, document or other instrument has been provided to Manager.

(h) “FCA” means the False Claims Act, 31 U.S.C. §§ 3729-3733, any successor or similar federal or state statutes or laws, and any regulations promulgated under any of the foregoing, in each case as amended from time to time.

(i) “Governmental Authority” means (i) any government or political subdivision thereof, whether foreign or domestic, national, state, county, municipal or regional; (ii) any agency or instrumentality of any such government, political subdivision or other government entity (including any central bank or comparable agency); and (iii) any court, in each case, to the extent having jurisdiction over the Facility, the Owner or the Manager, as applicable.

(j) “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

(k) “Independent Contractor” means a person that satisfies the following requirements, at all times while they are a party to this Agreement or while their status as an Independent Contractor is relevant under this Agreement:

(i) Such person does not own, directly or indirectly (for purposes of Code Section 856(d)), more than 35% of the shares of Manager, Owner or any Affiliate of Manager or Owner;

(ii) Not more than 35% of the total combined voting power (or value) or the total shares of such person’s stock is owned, directly or indirectly, by one or more persons that own 35% or more of the shares of Manager, Owner or any Affiliate of Manager or Owner, provided, that, for any class of stock of Manager, Owner or any Affiliate of Manager or Owner that is regularly traded on an established securities market, only persons owning, directly or indirectly, more than 5% of such class of stock (for purposes of Code Section 856(d)) shall be taken into account as owning any stock of such class (but all of the outstanding stock of such class shall be considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership);

(iii) None of Manager, Owner or any related person (for purposes of Code Section 856) thereto derives any income from such person, any Affiliate of such person or any entity in which such person owns a direct or indirect interest without the prior written consent of Owner, which Owner may grant or withhold in its sole and absolute discretion;

(iv) To the extent that any of Manager, Owner or any related person (for purposes of Code Section 856) derives income from any direct or indirect owner of such person that intends to qualify as an Independent Contractor or any entity that has a common parent with such person, such owner or entity shall keep its own books and records, operate as a separate entity from its Affiliates and have, or its direct or indirect parent shall have, its own officers and employees; and

(v) Such person otherwise qualifies as an “independent contractor” for purposes of Code Section 856.

30

(l) “Manager’s Standards” means, at any time and from time to time, operational and physical standards that are materially consistent with the practices and standards then implemented at senior housing communities managed or operated by Manager or any of its Affiliates [(if the Sub-Management Agreement is not then in effect) or Holiday Retirement or any of its Affiliates (if the Sub-Management Agreement is then in effect)].

(m) “Other Management Agreements” means the management agreements entered into by Owner or its Affiliate, on the one hand, and Manager or its Affiliate, on the other hand, as of the Effective Date, pursuant to that certain Purchase and Sale Agreement dated June [    ], 2015, by and among Seller and Purchaser (as such terms are defined therein).

(n) “Person” means any individual, sole proprietorship, joint venture, corporation, partnership, limited liability company, governmental body, regulatory agency or other entity of any nature.

(o) “Rebates” means any discounts, rebates and/or other monetary benefits on items purchased or services rendered at Owner’s cost for the benefit of the Facility (whether only for the Facility or for the Facility in combination with other facilities managed by Manager or its Affiliates).

(p) “REIT” means a “real estate investment trust” within the meaning of Code Section 856 through 860.

(q) “Resident” means any individual residing at the Facility.

(r) [“Sub-Management Fee” means the “Fee” as defined in the Sub-Management Agreement.]

(s) “Superior Lease” means any lease pursuant to which Owner leases all or any portion of the Facility so long as a true, correct and complete copy of such agreement, document or other instrument has been provided to Manager.

(t) “Title Document” means any easement, covenant, condition, restriction or similar document or instrument affecting title to the Facility (whether fee or leasehold or otherwise) and recorded in the land records of the jurisdiction in which the Facility is located so long as a true, correct and complete copy of such agreement, document or other instrument has been provided to Manager.

(u) “Travel Program” means the program administered by Manager whereby residents of a Manager-managed facility are permitted to stay, subject to the availability of a guest room at the subject location, at another Manager-managed facility up to seven nights free of charge.

31

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

MANAGER

[ ]

By:
Name:
Title:

Date: , 2015

EXHIBIT J TO PURCHASE AGREEMENT

OWNER

[ ]

By:
Name:
Title:

Date: , 2015

Schedule 2(l)

Monthly Reports

(a)	balance sheet as of month end (including current month, prior month, and period to period change);

(b) detailed profit and loss statement, showing monthly and year-to-date comparisons to Annual Budget, with summary explanation of any material variances from the Annual Budget;

(c)	12-month profit and loss trend report;

(d)	rent roll as of month end;

(e)	general ledger;

(f)	cash disbursements journal; and

(g)	cash receipts journal.

[OTHERS]

Schedule 2(l)

Schedule 2(m)

2015 Annual Budget

See attached.

Schedule 2(m)

Schedule 6

Insurance

(a)	Required Insurance Coverage.

(1) Property damage to be covered by an “All Risk” Property Insurance Policy for the Facility which must not include a coinsurance provision. The policy amount must cover one hundred percent (100%) full replacement cost of the improvements of the Facility and terrorism coverage must be included or procured as a separate policy covering the Facility. The deductible may not exceed $100,000.00 per occurrence. Such policy must provide business interruption coverage on actual loss sustained or minimum twelve (12) months’ gross income/rents/actual loss sustained with a maximum deductible of seventy-two (72) hours per occurrence. An extended period of indemnity for three hundred and sixty five (365) days is required.

(2) Windstorm and Flood coverage, and exclusions are acceptable, provided a separate policy or coverage is obtained for these exclusions as applicable. Such coverage shall be required for the Facility when the property damage insurance excludes any type of wind or flood related event. State insurance plans are acceptable if that is the only coverage available in that insurance market. Business income/rent loss coverage is in the manner set forth in clause (1) above. One hundred percent (100%) replacement cost is required or an amount agreed to by Owner. Maximum deductible is five percent (5%) of the total insured value. If the Facility lies within Special Flood Hazard Area (SFHA) A or V, flood coverage is required at one hundred percent (100%) full replacement cost of the improvements of the Facility. If one hundred percent (100%) replacement cost is not available, then the maximum amount of insurance available under the National Flood Insurance Program (NFIP) must be obtained and amount agreed to by Owner. The maximum deductible is five percent (5%) of the Total Insured Value as listed on the policy. The NFIP policy declaration page is acceptable evidence of coverage. An excess flood or Difference in Conditions (DIC) policy must provide for the difference, if any, between the maximum limit provided by NFIP policies and the full replacement cost. Business income/rent loss is required in the manner set forth in clause (1) above.

(3) Ordinance and Law coverage, and if the Facility is a legal non-conforming use project, the policy must include coverage for Loss to Undamaged Portion of the Building (Coverage A) which must equal one hundred percent (100%) replacement costs of the structure(s), Demolition Cost (Coverage B) and Increased Cost of Construction (Coverage C), each at a minimum of twenty percent (20%) of full replacement cost of the Facility.

(4) Boiler and Machinery coverage shall be required where any centralized HVAC, boiler, water heater or other type of pressure-fired vessel is in operation at the Facility. Such coverage must be equal to one hundred percent (100%) full replacement cost of the Facility. The deductible may not exceed property insurance policy deductible.

(5) Earthquake coverage, and the seismic risk will be determined for properties in Seismic Zones 3 or 4. Such coverage is required if the Probable Maximum Loss (PML / SUL) is twenty percent (20%) or greater. If earthquake insurance is required, the amount of coverage required will be determined based on Facility Loan requirements or earthquake simulation modeling for the Facility. The maximum deductible is five percent (5%) of the total insured value.

(6) Business Income/Rent Loss coverage for Actual loss sustained or minimum of twelve (12) months’ of gross income/rents. Extended period of indemnity – three hundred and sixty five (365) days’ loss of income/rents. Such coverage is required for all property insurance coverage including windstorm, flood, earthquake and terrorism even if written on a stand-alone basis. The maximum deductible is seventy-two (72) hours per occurrence.

Schedule 6 - 1

(7) Builder’s Risk coverage is required during construction after an insured loss or general construction. Must be written for one hundred percent (100%) of the completed value on a non-reporting basis. The maximum deductibles are $50,000.00 per occurrence.

(8) Sinkhole/Mine Subsidence coverage is required if the Facility is in an area prone to these geological phenomena. One hundred percent (100%) replacement cost is required. The maximum deductibles are $100,000.00 per occurrence or the applicable earthquake deductible if earth movement coverage applies.

(9) General Liability coverage for the minimum limit of general liability coverage for bodily injury, death and property damage must be $1,000,000.00 per occurrence/claim, with a $2,000,000.00 general aggregate limit, and excess over a $2,000,000.00 self-insured retention. Terrorism coverage must be provided.

(10) Excess/Umbrella Liability coverage with limits of not less than $25,000,000.00 per occurrence/claim and aggregate limits for bodily injury, death and property damage, and excess over a $2,000,000.00 self-insured retention.

(11) Commercial Auto Liability coverage for $1,000,000.00 per occurrence is required where the Facility uses cars, vans or trucks for business purposes.

(12) Healthcare Professional and Excess Liability covering bodily injury and property damage. Minimum Professional Liability and Excess Liability Insurance is $25,000,000.00, and excess over a $2,000,000 self-insured retention.

(13) Crime / Fidelity coverage at a minimum of $1,000,000.00 per occurrence is required and the maximum deductible or self-insured retention is $75,000.00, covering the Facility Employees in job classifications normally bonded in the seniors housing industry or as otherwise required by Applicable Law, and comprehensive crime insurance to the extent Manager determines it is necessary for the Facility.

(14) Workers Compensation and Employers Liability Coverage with Coverage A with statutory limits and Coverage B with limit of $500,000 per occurrence for bodily injury and by disease and policy limit. In states where insured are legally able to non-subscribe, Manager may elect to do so, as long as Manager has an approved non-subscriber plan in such state. Insurance under this clause may include a deductible or self-insured retention of no more than $1,000,000 per occurrence.

(b) Additional Owner Requirements. Notwithstanding anything in Section 6 of the Agreement or this Schedule 6 to the contrary, Owner may, from time to time, and upon 30 days’ prior notice to Manager, require Manager to obtain and maintain higher liability limits, lower deductibles or additional insurance coverages or to obtain any coverages from and maintain them with insurers that (in each case) are (i) required under the Facility Loan Documents or (ii) deemed advisable by Owner in its reasonable judgment for its protection against claims, liabilities and losses arising out of or connected with Manager’s performance under this Agreement, in each case to the extent that such requirements are generally available using commercially reasonable efforts to operators of senior living facilities of a similar type and (in the case of clause (ii)) customary.

Schedule 6 - 2

(c)	Additional Requirements.

(1) Manager shall provide Owner and the Facility Lender a satisfactory ACORD 25 Liability and ACORD 28 Property certificate evidencing the existence of the insurance required by this Agreement and showing the interests of Owner and Facility Lender prior to the commencement of the Term or, for a renewal policy, not less than five (5) days following the expiration date of the policy being renewed. Manager shall provide a complete copy of the related policy within ten (10) days after a request therefor by Owner or the Facility Lender or within ten (10) days after Manager has received such policy from the insurer following the request.

(2) Manager may satisfy the requirements for insurance coverage under this Agreement through coverage under a so-called blanket policy or policies of insurance carried and maintained by Manager; provided, however, that the coverage afforded Owner will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance.

(3) Manager shall provide immediate written notice (A) to the insurer, the Facility Lender and Owner of any material claim, or event of loss payable, under the policy for the insurance coverage specified in clauses (a)(1) – (a)(8) of Schedule 6, and (B) to the Facility Lender and Owner of Manager’s receipt of any proceeds relating to any event of loss described in clause (A) above. Owner may require Manager to deliver to the Facility Lender in accordance with the Facility Loan Documents any proceeds received by Manager.

(d)	Insurance Coverage by Contractors and Other Vendors.

(1) Manager shall make commercially reasonable efforts to secure certificates of insurance from any contractors, service providers, and vendors that provide maintenance or repairs on or in the premises, or that provide supplies and inventory to the Facility, in either case in an amount exceeding $100,000.00 per year (collectively, “Service Providers”), which certificates (A) evidence valid and enforceable policies issued by insurers licensed and approved to do business in the state in which the Facility is located and having general policyholders and financial ratings of not less than “A-” and “VII”, respectively, in the then current A.M. Best’s Insurance Report; (B) name Owner, Manager and the Facility Lender as additional insureds by endorsement on Service Provider’s commercial general liability insurance policy; (C) are written on an occurrence policy form; (D) are primary and non-contributory and provide that any insurance maintained by Manager or Owner for the Facility is excess of Service Provider’s insurance; and (E) provide a waiver of subrogation and all rights of recovery by the insurer against and in favor of Manager and Owner.

(2) Service Providers shall have and maintain insurance coverage with limits of not less than (A) $1,000,000.00 for each occurrence, (B) $1,000,000.00 for personal/advertising injury, (C) $2,000,000.00 general aggregate, and (D) $2,000,000.00 aggregate for products and completed operations. In addition, Service Providers shall have and maintain (I) workers’ compensation coverage for injuries sustained by Service Provider’s employees in the course of their employment and otherwise consistent with all Applicable Laws and employer’s liability coverage with limits not less than $1,000,000.00 each accident, $1,000,000.00 bodily injury due to disease each employee and $1,000,000.00 bodily injury due to disease policy limit, and (II) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, covering bodily injury, including death, and property damage with a limit of $1,000,000.00 each accident.

Schedule 6 - 3

Schedule 7(a)

Base Fee Amount

Schedule 7(a)

EXHIBIT K

ASSIGNED CONTRACTS

The contracts identified on Exhibit I are incorporated herein by reference.

EXHIBIT K-1

EXHIBIT L

THIRD PARTY REPORTS

Alexis Gardens

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Andover Place

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Arcadia Place

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

5.	Seismic Risk Assessment

Aspen View

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Augustine Landing

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Cedar Ridge

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Echo Ridge

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

EXHIBIT L-1

Elm Park Estates

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Genesee Gardens

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Greenwood Terrace

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Holiday Hills

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Indigo Pines

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Jefferson, The

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Kalama Heights

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Marion Woods

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

EXHIBIT L-2

Montara Meadows

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Niagara Village

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Parkrose Chateau

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Pinegate

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Quail Run Estates

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Quincy Place

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Redbud Hills

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

EXHIBIT L-3

Remington, The

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

5.	Seismic Risk Assessment

Springs of Escondido

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

5.	Seismic Risk Assessment

Springs of Napa

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

5.	Seismic Risk Assessment

Stone Lodge

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

University Pines

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

Woods at Holly Tree

1.	Title Report

2.	Survey

3.	Phase I Environmental Report

4.	Property Condition Assessment

EXHIBIT L-4

EXHIBIT M

PROPERTY QUESTIONNAIRE

EXHIBIT M-1

EXHIBIT N

FORM OF FACILITY OWNER INTEREST ASSIGNMENT

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) dated                     , 2015, is entered by and among                              (“Assignor”), and                              (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the holder of 100% of the [membership/partnership] interests in                              (the “Assigned Interest”);

WHEREAS, Assignor and                      entered into that certain Purchase and Sale Agreement, dated as of June     , 2015, pursuant to which Assignor has agreed to transfer, assign and convey to Assignee all of Assignor’s right, title and interest in and to the Assigned Interest (the “Assignment”); and

WHEREAS, the parties desire to effect the Assignment pursuant to, and on the terms contained in, this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Assignment. Assignor hereby unconditionally and irrevocably transfers, assigns, and conveys to Assignee to the fullest extent permissible under applicable law, and hereby relinquishes, quitclaims, and releases any claims to, all of Assignor’s right, title, and interest in and to the Assigned Interest.

Section 2. Acceptance. Assignee hereby accepts the Assignment.

Section 3. Miscellaneous.

(a) Multiple Counterparts and Facsimile or Electronic Signatures. This Agreement may be signed in multiple counterparts, and when each party or his, her, or its authorized representative has signed a counterpart hereof, each such counterpart shall be a binding and enforceable agreement as an original. In addition, this Agreement may be executed by facsimile or electronic signatures, and such facsimile or electronic signatures will be deemed to be as valid as an original signature whether or not confirmed by delivering the original signatures in person, by courier, or mail, although it is the parties’ intentions to deliver original signatures after delivery of facsimile or electronic signatures.

(b) Binding on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and is enforceable against them in accordance with its terms.

[Signature page follows.]

Exhibit N-1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

Assignor

By:
Name:
Title:

Assignee

By:
Name:
Title:

EXHIBIT N-2

SCHEDULE I-A

Property Sellers; Facility Names and Locations

	Facility	City	State	Property Seller
1.	Aspen View	Billings	MT	Harvest Aspen Meadows Retirement Residence LLC
2.	Arcadia Place	Vista	CA	Harvest Arcadia Place Retirement Residence LLC
3.	Genesee Gardens	Flint Township	MI	Flint Retirement Residence LLC
4.	Indigo Pines	Hilton Head	SC	Hilton Head Retirement Residence Limited Liability Company
5.	Quail Run Estates	Agawam	MA	Harvest Quail Run Estates Retirement Residence LLC
6.	Redbud Hills	Bloomington	IN	Harvest Redbud Hills Retirement Residence LLC
7.	Springs of Escondido, The	Escondido	CA	Escondido Retirement Residence Limited Partnership
8.	Springs of Napa, The	Napa	CA	Napa Retirement Residence Limited Partnership
9.	Stone Lodge	Bend	OR	Bend Retirement Residence LLC
10.	Remington, The	Hanford	CA	Hanford Retirement Residence Limited Partnership
11.	Parkrose Chateau	Portland	OR	Parkrose Retirement Residence Limited Partnership

SCHEDULE I

SCHEDULE I-B

Property Sellers; Facility Names and Locations

	Facility	City	State	Facility Owner	Entity Seller
12.	Augustine Landing	Jacksonville	FL	Jacksonville Retirement Residence LLC	Harvest Mezzanine I LLC Harvest Managing Member I LLC
13.	Andover Place	Little Rock	AR	Little Rock Retirement Residence Limited Partnership	Harvest Mezzanine I LLC Harvest General Partner I LLC
14.	Elm Park Estates	Roanoke	VA	Elm Park Estates Retirement Residence Limited Partnership	Harvest Mezzanine I LLC Harvest General Partner I LLC
15.	Echo Ridge	Knoxville	TN	Harvest Echo Ridge Retirement Residence LLC	Harvest Mezzanine II LLC Harvest General Partner II LLC
16.	Pinegate	Macon	GA	Macon Retirement Residence LLC	Harvest Mezzanine I LLC
17.	Alexis Gardens	Toledo	OH	Toledo Retirement Residence LLC	Harvest Mezzanine I LLC Harvest General Partner I LLC
18.	Kalama Heights	Kihei	HI	Kalama Heights Retirement Residence LLC	Harvest Mezzanine I LLC Harvest General Partner I LLC
19.	Montara Meadows	Las Vegas	NV	Harvest Montara Meadows Retirement Residence LLC	Harvest Mezzanine I LLC
20.	Niagara Village	Erie	PA	Harvest Niagara Village Retirement Residence LLC	Harvest Mezzanine I LLC
21.	Quincy Place	Denver	CO	Denver Retirement Residence Limited Liability Company	Harvest Mezzanine I LLC Harvest General Partner I LLC
22.	Greenwood Terrace	Lenexa	KS	Harvest Greenwood Terrace Retirement Residence LLC	Harvest Mezzanine I LLC
23.	Marion Woods	Ocala	FL	Ocala Retirement Residence LLC	Harvest Mezzanine I LLC Harvest General Partner I LLC
24.	Jefferson, The	Middleton	WI	Madison Retirement Residence LLC	Harvest Mezzanine I LLC Harvest General Partner I LLC
25.	Cedar Ridge	Burlington	NC	Burlington Retirement Residence LLC	Harvest Mezzanine I LLC Harvest General Partner I LLC
26.	Holiday Hills Estates	Rapid City	SD	Harvest Holiday Hills Estates Retirement Residence, LLC	Harvest Mezzanine II LLC Harvest General Partner II LLC
27.	University Pines	Pensacola	FL	Harvest University Pines Retirement Residence LLC	Harvest Mezzanine I LLC
28.	Woods at Holly Tree, The	Wilmington	NC	Wilmington Retirement Residence LLC	Harvest Mezzanine I LLC

SCHEDULE I

ANNEX 1

DEFINED TERMS

“ADA” shall have the meaning set forth in Section 6.26.

“Additional Deposit” shall have the meaning set forth in Section 5.1.

“Affiliate” shall mean, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Allocation Statement” shall have the meaning set forth in Section 2.2.3.

“Assigned Contract” means each Commercial Lease and each other Property Contract set forth on Exhibit K attached hereto, subject to receipt of any required consents.

“Bring Down Certificate” shall have the meaning set forth in Section 5.2.5.

“Broker” shall have the meaning set forth in Section 13.10.

“Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of New York or the State of Oregon.

“Capex Difference” shall have the meaning set forth in Section 5.4.4.

“Closing” means the consummation of the purchase and sale and related transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

“Closing Date” means the Scheduled Closing Date or, if applicable, such other date as mutually agreed by the parties or such date to which the Scheduled Closing Date is adjourned pursuant to an extension of the Scheduled Closing Date as contemplated by the terms of Section 5.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercial Lease” means all real property leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities at any Facility or any portion of the Property and which are in force as of the Closing Date, other than any Resident Agreement with any Resident.

“Consolidated Subsidiary” shall mean, with respect to Seller Guarantor, any subsidiary or other entity the accounts of which would be consolidated with those of Seller Guarantor in its consolidated financial statements if such statements were prepared as of such date.

ANNEX I - 1

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Cumulative Straight-line Rent” shall mean the sum of all non-cash straight-line rent adjustments made by Seller Guarantor or its Consolidated Subsidiaries, whether made before or after the date of calculation, but only to the extent such adjustments remain directly reflected as an asset or as a liability on the balance sheet of Seller Guarantor as of the applicable date of calculation.

“Damage Notice” shall have the meaning set forth in Section 11.1.

“Damages” means all actions, suits, proceedings, governmental investigations, injunctions, demands, charges, claims, judgments, awards, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, fees and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ and accountants’ fees and expenses); provided, however, Damages will not include punitive, consequential, special or indirect damages, including without limitation business interruption, loss of future revenue, profits or income, or loss of business reputation or diminution in value, except to the extent that such damages are payable by an Indemnified Person to a thirty party in a Third Party Claim; provided further, however, that, with respect to any breach of or inaccuracy, when made, in Seller’s Representations set forth in the first sentence of Section 6.1.5 or in Section 6.1.15, any Damages resulting therefrom will include consequential damages to the extent that such damages were reasonably foreseeable.

“Data Site” means the Intralinks data room titled “Project Timber.”

“Deed” shall mean a special warranty deed (or the equivalent in the applicable jurisdiction).

“Deposit” means shall have the meaning set forth in Section 2.2.1.

“Disclosure Schedules” shall have the meaning set forth in Article VI.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Environmental Laws” means the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Safe Drinking Water Act 42 U.S.C. Section 300(f) et seq. and all other applicable state, county, municipal, or, administrative ordinances, rules, regulations, judgments, and orders relating or pertaining to (A) the protection, preservation or reclamation of the environment or natural resources or (B) the management, release and threatened release of Hazardous Materials.

“Escrow Agent” shall have the meaning set forth in Section 2.2.1.

ANNEX I - 2

“Escrow Agreement” shall have the meaning set forth in Section 2.3.1.

“Existing Survey” shall have the meaning set forth in Section 4.2.

“Excluded Assets” means (i) Excluded Property, (ii) receivables, (iii) any Property Seller’s Excluded Permits, (iv) any Property Contracts and any other contracts described as items (ii) and (iii) in the definition of Property Contracts (other than the Assigned Contracts), (v) cash or other funds, whether in petty cash or house “banks,” or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and other deposits, (viii) prepaid insurance premiums and other prepaid items, (ix) proprietary books and records, and (x) any right, title, or interest in or to the Seller Marks.

“Excluded Liabilities” shall mean any third-party claim made against Purchaser (or its designee hereunder) arising out of, or relating to (i) acts or omissions of any Person (other than Purchaser and/or any representative, employee and/or agent of Purchaser) in connection with the Property or the ownership, operation, management or use thereof, in each case, occurring prior to the Closing, (ii) any indebtedness of Seller, (iii) any federal, state or local taxes, whether or not accrued, assessed or currently due and payable related to the Property attributable to the period prior to the Closing, (iv) the Excluded Assets or the ownership, operation, management or use thereof, whether arising or accruing prior to or from and after Closing, and (v) any FCA Action.

“Excluded Permits” means those Permits which, under applicable law, are nontransferable.

“Excluded Property” shall have the meaning set forth in Section 4.5.

“Facilities” shall mean the facilities identified on Schedule I-A and I-B, and each a “Facility”.

“Facility Employees” shall have the meaning set forth in Section 6.1.14.

“Facility Owner” shall have the meaning set forth in the Recitals.

“FCA Action” shall mean any actual or alleged violation of the False Claims Act, 31 U.S.C. §§ 3729-3733, any successor or similar federal or state statutes or laws, and any regulations promulgated under any of the foregoing, in each case as amended, or any actual or alleged illegal conduct with respect to benefits or deferrals of rent for veterans or their family members, in each case by, or caused by, Seller, any of its Affiliates or any of its or its Affiliates’ respective agents and employees, or any inquiry, investigation or litigation relating to such (actual or alleged) violation or conduct to the extent occurring or arising prior to the Closing Date.

“FHA” shall have the meaning set forth in Section 6.2.5.

ANNEX I - 3

“Fixtures and Tangible Personal Property” means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Closing Date, to the extent transferable, and used or usable exclusively in connection with the occupation or operation of all or any part of the Property; provided, however, that the term “Fixtures and Tangible Personal Property” specifically excludes (a) assets that are not owned or leased by Seller or any Facility Onwer (including, without limitation, assets owned or leased by any Resident or guest, employee or other person furnishing goods or services to the Property), and (b) assets owned by Seller or any Facility Owner but not used exclusively for the business, operation or management of the Property. In addition, the term “Fixtures and Tangible Personal Property” specifically excludes IT Assets. Seller shall have the right to remove any software or data from any computer equipment used to operate security or gate systems at the Property that it determines to be proprietary, confidential or otherwise not essential to the operation of the security or gate system in its sole and absolute discretion.

“General Assignment” shall have the meaning set forth in Section 5.2.3.

“Governmental Authority” shall mean any court, board, agency, commission or authority of any nature whatsoever for any governmental unit (including federal, state, county, municipal, district, city or otherwise) whether in existence or hereafter in existence having jurisdiction over Seller, any Facility Owner, or the Property, or the Purchaser, as applicable.

“Hazardous Materials” means any and all substances, wastes, materials, pollutants, contaminants, compounds, chemicals or elements which are defined or classified as a “hazardous substance,” “hazardous material,” “toxic substance,” “hazardous waste,” “pollutant,” “contaminant” or words of similar import under any Environmental Law, including all dibenzodioxins and dibenzofurans, polychlorinated biphenyls (PCBs), petroleum hydrocarbon, including crude oil or any derivative thereof, asbestos-containing materials in any form, and radon gas.

“Holiday Manager” shall have the meaning set forth in Section 5.2.6.

“Improvements” means all buildings and improvements located on the Land (including, but not limited to, the Facilities).

“Indemnified Person” shall have the meaning set forth in Section 13.5.

“Indemnifying Person” shall have the meaning set forth in Section 13.5.

“Initial Deposit” means shall have the meaning set forth in Section 2.2.1.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means (i) all mobile and personal communication devices, including, without limitation all cellular phones, smartphones, tablets, phablets, netbooks and check and credit card scanning devices and (ii) desktop, laptop and peripheral computers and data storage devices together with related electronic devices, accessories, printers (other than any copier machines owned by Seller or any Facility Owner), monitors and keyboards other than computer equipment necessary to operate security or gate systems at the Facilities.

ANNEX I - 4

“Land” means all of those certain tracts of land Facilities described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.

“Laws” means all federal, state and local laws, statutes, codes, regulations, rules, ordinances, orders, policy directives, judgments or decrees (including common law) including those of judicial and administrative bodies.

“Lien” shall mean any lien, claim, charge, encumbrance, security interest, mortgage, pledge, easement, or conditional sale or other title retention contract.

“Management Agreement” has the meaning set forth in Section 5.2.6.

“Manager” means Harvest Management Sub LLC, the current Manager of each of the Facilities.

“Material Adverse Effect” means any result, occurrence, fact, event, change or effect that, individually or in the aggregate with other such results, occurrences, facts, events, changes, or effects, has had and/or would have a materially adverse effect on (a) the business, affairs, assets, results of operations or financial condition of any Property Seller, Facility Owner and the Property, taken as a whole, or (b) the ability of Seller to consummate the Transactions; provided, however, that for purposes of clause (a) “Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of any Property Seller or Facility Owner to meet any projections or forecasts (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure shall be taken into account in determining whether there has been a Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the senior living industry in the United States generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in the applicable laws in the geographic regions in which any Property Seller or Facility Owner operates or owns or leases properties, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Transactions (including the identity of the Purchaser and the impact of any of the foregoing on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, future partners or employees), (vii) the taking of any action permitted by the terms of this Agreement, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of Purchaser, (viii) earthquakes, hurricanes or other natural disasters, (ix) any damage or destruction of the Property (or any portion thereof) that is substantially covered by insurance, or (x) changes in law or generally accepted accounting principles, which in the case of each of clauses (ii), (iii), (v) and (x) do not disproportionately affect the Property Sellers and Facility Owners, taken as a whole, relative to other participants in the senior living industry in the United States, and in the case of clauses (iv) and (viii) do not disproportionately affect the Property Sellers and Facility Owners, taken as a whole, relative to other participants in the senior living industry in the geographic regions in which any Property Seller or Facility Owner operates or owns or leases properties.

“Materials” shall have the meaning set forth in Section 3.1.1.

ANNEX I - 5

“Miscellaneous Property Assets” means all warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Land and Improvements and owned by any Property Seller or Facility Owner. The term “Miscellaneous Property Assets” also shall include all of any Property Seller’s or Facility Owner’s rights, if any, in and to the Facility names identified in Schedule I.

“National Contracts” shall mean any national or other contracts in the name of Manager or one of its Affiliates pursuant to which any Facility, as well as any facility that is not a part of the Property, is receiving goods, services and/or other benefits.

“Net Worth” means, as of the date of determination, for Seller Guarantor and, if applicable, its Consolidated Subsidiaries determined on a consolidated basis, an amount equal to the book value of Seller Guarantor’s tangible assets as of such date, plus (a) (i) accumulated depreciation and (ii) the Cumulative Straight-line Rent (to the extent reflected as a liability on the balance sheet of Seller Guarantor as of the applicable date of calculation), minus (b) (i) the liabilities of Seller Guarantor as of such date, and (ii) the Cumulative Straight-line Rent (to the extent reflected as an asset on the balance sheet of Seller Guarantor as of the applicable date of calculation), each as determined in accordance with GAAP.

“New Exception” shall have the meaning set forth in Section 4.5.

“New Exception Review Period Expiration Date” shall have the meaning set forth in Section 4.5.

“New Facility Owner” shall mean, with respect to each Facility, the entity that acquires fee ownership in such Facility from any Property Seller.

“Notice of Claim” and “Noticed Claim” shall have the meaning set forth in Section 13.4.2.

“Notice of Third Party Claim” shall have the meaning set forth in Section 13.5.1.

“Outside Claim Date” shall have the meaning set forth in Section 13.1.

“Outside Closing Date” shall mean the Scheduled Closing Date or, if the Purchaser exercises its right to extend the Scheduled Closing Date pursuant to the terms of Section 5.1 hereof, the last day of the First Extension Period or the Second Extension Period, as applicable.

“Permits” means all licenses, permits and authorizations granted by any applicable governmental authority having jurisdiction over the Property and required in order to own and operate the Property.

“Permitted Exceptions” shall have the meaning set forth in Section 4.3.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

ANNEX I - 6

“Prohibited Person” means any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

“Property” means (i) the Facility Owner Interests and (ii) with respect to each Property Seller, (a) the Land and Improvements and all rights of the Property Sellers and Facility Owners, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the Assigned Contracts, Resident Agreements, Permits (other than Excluded Permits) and the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets which are located on the Land and Improvements and/or used exclusively in its operation, but specifically excluding the Excluded Assets and the Excluded Property.

“Property Contracts” means all contracts, agreements, equipment leases, purchase orders, maintenance, service, and similar contracts, regardless of whether entered into by a Property Seller, Facility Owner, Manager, or an Affiliate of any of the foregoing, which relate exclusively to the ownership, maintenance, on-going construction, repair and/or operation of the Property (or any portion thereof), whether or not assignable by their terms, including any Commercial Lease, but not including (i) any Resident Agreements, (ii) any National Contracts and (iii) any cellular phone contract or property management contract for the Property.

“Property Contracts List” shall have the meaning set forth in Section 6.1.4.

“Property Questionnaire” shall mean the Property Questionnaire attached hereto as Exhibit         .

“Property Statements” shall mean the statements identified in Schedule 6.1.15, including the notes and schedules thereto.

“Purchase Price” means the consideration to be paid by Purchaser to Seller for the purchase of the Property pursuant to Section 2.2.

“Purchaser” shall have the meaning set forth in the introductory paragraph.

“Purchaser Consultants” shall have the meaning set forth in Section 4.3.1.

“Purchaser Default” shall have the meaning set forth in Section 10.1.

“Purchaser Indemnifiable Damages” shall have the meaning set forth in Section 13.3.

ANNEX I - 7

“Purchaser Indemnified Parties” shall have the meaning set forth in Section 13.2.

“Purchaser Knowledge Individuals” shall have the meaning set forth in Section 6.3.

“Purchaser’s Expenses” means all actual out-of-pocket, reasonably documented costs and expenses incurred by Purchaser and/or its Affiliates or designees in connection with the transactions contemplated by this Agreement, including, without limitation, due diligence expenses, legal and travel expenses; provided, that Seller’s obligations to reimburse Purchaser for such expenses pursuant to this Agreement shall not in any event exceed an amount equal to $250,000.00.

“Purchaser’s Knowledge” shall have the meaning set forth in Section 6.3.

“Purchaser’s Representations” shall have the meaning set forth in Section 6.3.

“Qualifying Income” shall have the meaning set forth in Section 13.9.

“Records Disposal Notice” shall have the meaning set forth in Section 5.4.12.

“Records Hold Period” shall have the meaning set forth in Section 5.4.12.

“REIT” shall have the meaning set forth in Section 13.9.

“Remove” shall mean, with respect to any matter disclosed in the Title Documents, that Seller causes, at Seller’s expense, the Title Company to remove or affirmatively insure over (in form and substance approved by Purchaser in its reasonable discretion) such matter as an exception to the applicable Title Policy for the benefit of Purchaser by bonding, indemnity of Seller or otherwise (provided that in the case of a Secured Lien not granted by Purchaser, “Remove” shall mean the delivery by the holder thereof of a recordable cancellation or release or a payoff letter satisfactory to the Title Company and Purchaser unconditionally obligating such holder to release or cancel, upon repayment by Seller on or before Closing, the indebtedness secured thereby).

“Rent Roll” shall have the meaning set forth in Section 6.1.5.

“Repairs” means demolition, restoration and/or replacement of all or any portion of any Facility and the related Property.

“Required Consents” shall have the meaning set forth in Section 6.1.11.

“Resident” means any person or entity entitled to occupy any portion of the Property under a Resident Agreement.

“Resident Agreements” means all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of residential space or facilities in any Facility and which are in force as of the Closing Date.

“Resident Agreement Form” shall have the meaning set forth in Section 6.1.6.

ANNEX I - 8

“Resident Agreements Assignment” shall have the meaning set forth in Section 5.2.4.

“Scheduled Closing Date” shall have the meaning set forth in Section 5.1.

“Secured Lien” shall have the meaning set forth in Section 4.4.

“Seller” shall have the meaning set forth in the introductory paragraph.

“Seller Default” shall have the meaning set forth in Section 10.2.

“Seller Guarantor” means Harvest Facility Holdings LP.

“Seller Guaranty” shall have the meaning set forth in Section 14.24.1.

“Seller Indemnifiable Damages” shall have the meaning set forth in Section 13.2.

“Seller Indemnified Parties” shall have the meaning set forth in Section 13.3.

“Seller Knowledge Individuals” shall have the meaning set forth in Section 6.2.

“Seller Liability Cap” shall have the meaning set forth in Section 13.4.1.

“Seller Marks” means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by any Property Seller, any Facility Owner, Manager, or any Affiliate of Seller in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Manager and owned by any Property Seller, Facility Owner, or an Affiliate of either Manager or Seller), excluding all of Seller’s or any Facility Owner’s rights, if any, in and to the names of the Facilities.

“Seller’s Covenants” means the covenants set forth in Section 7.1.

“Seller’s Knowledge” shall have the meaning set forth in Section 6.2.

“Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 5.4.11.

“Seller Representation and Covenant Basket” shall have the meaning set forth in Section 13.4.1.

“Seller’s Representations” means the representations and warranties set forth in Section 6.1 and Section 14.24.2, in each case as modified by the Disclosure Schedules in accordance with the first paragraph of Article VI.

“Survey” shall have the meaning set forth in Section 4.2.

“Surviving Obligations” shall mean those obligations which, pursuant to the express terms of this Agreement, survive termination of this Agreement or the Closing, as applicable.

ANNEX I - 9

“Taking” shall have the meaning set forth in Article XII.

“Third Party Claim” hall have the meaning set forth in Section 13.5.1.

“Third-Party Reports” means any reports, studies or other information prepared or compiled by Seller, and Facility Owner, or Purchaser by any consultant or other third-party for Purchaser’s use in connection with Purchaser’s investigation of the Property, including, without limitation, the Third Party Reports identified on Exhibit L attached hereto.

“Title Commitment” shall have the meaning set forth in Section 4.1.

“Title Company” shall have the meaning set forth in Section 2.2.1.

“Title Documents” shall have the meaning set forth in Section 4.1.

“Title Policy” means, with respect to each Facility, a standard American Land Title Association owner’s title insurance policy for the Land and Improvements issued by the Title Company pursuant to the applicable Title Commitment, using the current policy jacket customarily provided by the Title Company in the applicable state in an amount equal to that portion of the Purchase Price allocated to such Facility, excluding the personal property components thereof, pursuant to the Allocation Statement, subject only to the Permitted Exceptions.

“Title Update” shall have the meaning set forth in Section 4.5.

“Transactions” means any and all transactions contemplated by the terms of this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 5.4.10.1.

“Travel Program” means the program administered by Manager whereby residents of a Manager-managed facility are permitted to stay, subject to the availability of a guest room at the subject location, at another Manager-managed facility up to seven nights free of charge, as more particularly described in the Materials.

“Uncollected Rents” shall have the meaning set forth in Section 5.4.7.1.

ANNEX I - 10